EXECUTION COPY
                          US$600,000,000

            SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                    Dated as of July 25, 1997

                              Among

                 CROMPTON & KNOWLES CORPORATION,
             CROMPTON & KNOWLES COLORS INCORPORATED,
                   DAVIS-STANDARD CORPORATION,
               INGREDIENT TECHNOLOGY CORPORATION,
                UNIROYAL CHEMICAL COMPANY, INC.,
                 THE B-2 BORROWERS NAMED HEREIN,
                 THE B-3 BORROWERS NAMED HEREIN
                               AND
                     UNIROYAL CHEMICAL LTD.

                      as Initial Borrowers

                                and

         THE INITIAL LENDERS, INITIAL ISSUING BANKS AND
                   SWING LINE BANK NAMED HEREIN

  as Initial Lenders, Initial Issuing Banks and Swing Line Bank

                               and

                       CITICORP USA, INC.

                            as Agent

                               and

                     THE CHASE MANHATTAN BANK

                        as Managing Agent


                T A B L E   O F   C O N T E N T S


     Section                                                Page

                            ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

     1.01.  Certain Defined Terms . . . . . . . . . . . . . .   1
     1.02.  Computation of Time Periods . . . . . . . . . . .  44
     1.03.  Accounting Terms. . . . . . . . . . . . . . . . .  44

                           ARTICLE II

                AMOUNTS AND TERMS OF THE ADVANCES
                    AND THE LETTERS OF CREDIT

     2.01.  The Advances  . . . . . . . . . . . . . . . . . .  44
     2.02.  Making the Advances . . . . . . . . . . . . . . .  50
     2.03.  Issuance of and Drawings and Reimbursement Under
            Letters of Credit . . . . . . . . . . . . . . . .  54
     2.04.  Drawings of Bankers' Acceptances. . . . . . . . .  56
     2.05.  Repayment of Advances . . . . . . . . . . . . . .  60
     2.06.  Termination or Reduction of the Commitments . . .  62
     2.07.  Prepayments . . . . . . . . . . . . . . . . . . .  63
     2.08.  Interest  . . . . . . . . . . . . . . . . . . . .  65
     2.09.  Fees  . . . . . . . . . . . . . . . . . . . . . .  68
     2.10.  Conversion of Advances  . . . . . . . . . . . . .  70
     2.11.  Renewal and Conversion of Bankers' Acceptances. .  71
     2.12.  Increased Costs, Etc. . . . . . . . . . . . . . .  73
     2.13.  Illegality  . . . . . . . . . . . . . . . . . . .  76
     2.14.  Payments and Computations . . . . . . . . . . . .  77
     2.15.  Taxes . . . . . . . . . . . . . . . . . . . . . .  79
     2.16.  Sharing of Payments, Etc. . . . . . . . . . . . .  84
     2.17.  Use of Proceeds . . . . . . . . . . . . . . . . .  85
     2.18.  Defaulting Lenders. . . . . . . . . . . . . . . .  86

                           ARTICLE III

                      CONDITIONS OF LENDING

     3.01.  Conditions Precedent to Effectiveness of Amendment
            and Restatement . . . . . . . . . . . . . . . . .  89
     3.02.  Conditions Precedent to Initial Extension of
            Credit. . . . . . . . . . . . . . . . . . . . . .  91
     3.03. Initial Extension of Credit to Each Designated Subsidiary and Each Designated Italian Subsidiary 93
     3.04.  Conditions Precedent to Each Borrowing, Drawing
            and Issuance. . . . . . . . . . . . . . . . . . .  95
     3.05.  Determinations Under Sections 3.01, 3.02
            and 3.03. . . . . . . . . . . . . . . . . . . . .  96

                            ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES

     4.01.  Representations and Warranties of the Borrowers .  97
     4.02.  Additional Representations and Warranties of the
            Crompton A Borrowers and Uniroyal B-1 Borrower. . 103

                            ARTICLE V

                   COVENANTS OF THE BORROWERS

     5.01.  Affirmative Covenants . . . . . . . . . . . . . . 104
     5.02.  Negative Covenants  . . . . . . . . . . . . . . . 110
     5.03.  Reporting Requirements. . . . . . . . . . . . . . 125
     5.04.  Financial Covenants . . . . . . . . . . . . . . . 129

                           ARTICLE VI

                        EVENTS OF DEFAULT

     6.01.  Events of Default . . . . . . . . . . . . . . . . 130
     6.02.  Actions in Respect of the Letters of Credit and
            Bankers' Acceptances upon Default . . . . . . . . 135
     6.03.  Actions in Respect of Working Capital B-1
            Commitments Reserved Pursuant to Section 2.01(j). 136

                           ARTICLE VII

                            THE AGENT

     7.01.  Authorization and Action. . . . . . . . . . . . . 136
     7.02.  Agent's Reliance, Etc.. . . . . . . . . . . . . . 136
     7.03.  Citicorp and Affiliates . . . . . . . . . . . . . 137
     7.04.  Lender Party Credit Decision  . . . . . . . . . . 137
     7.05.  Indemnification . . . . . . . . . . . . . . . . . 138
     7.06.  Successor Agents  . . . . . . . . . . . . . . . . 139

                          ARTICLE VIII

                          MISCELLANEOUS

     8.01.  Amendments, Etc.. . . . . . . . . . . . . . . . . 140
     8.02.  Notices, Etc. . . . . . . . . . . . . . . . . . . 142
     8.03.  No Waiver; Remedies . . . . . . . . . . . . . . . 142
     8.04.  Costs and Expenses. . . . . . . . . . . . . . . . 142
     8.05.  Right of Set-off. . . . . . . . . . . . . . . . . 145
     8.06.  Binding Effect. . . . . . . . . . . . . . . . . . 145
     8.07.  Assignments and Participations  . . . . . . . . . 145
     8.08.  Designated Subsidiaries and Designated Italian
            Subsidiaries. . . . . . . . . . . . . . . . . . . 149
     8.09.  Execution in Counterparts . . . . . . . . . . . . 150
     8.10.  No Liability of the Issuing Banks . . . . . . . . 150
     8.11.  Release of Collateral . . . . . . . . . . . . . . 151
     8.12.  Confidentiality . . . . . . . . . . . . . . . . . 151
     8.13.  Jurisdiction, Etc.  . . . . . . . . . . . . . . . 151
     8.14.  Judgment. . . . . . . . . . . . . . . . . . . . . 152
     8.15.  Power of Attorney . . . . . . . . . . . . . . . . 153
     8.16.  Governing Law . . . . . . . . . . . . . . . . . . 153
     8.17.  Limitation on B-2 Borrower Obligations, B-3
            Borrower Obligations and Canadian Borrower
            Obligations . . . . . . . . . . . . . . . . . . . 153
     8.18.  Waiver of Jury Trial. . . . . . . . . . . . . . . 154

SCHEDULES

Schedule I              -  Commitments and Applicable Lending
                           Offices
Schedule II             -  Subsidiary Guarantors
Schedule III            -  Minor Subsidiaries
Schedule IV             -  B-2 Borrowers
Schedule V              -  B-3 Borrowers
Schedule VI             -  Working Capital B-3 Lenders
Schedule VII            -  Borrowers' Accounts
Schedule 3.01(d)        -  Surviving Debt
Schedule 3.01(f)        -  Disclosed Litigation
Schedule 3.02(b)(viii)  -  Foreign  Local Counsel
Schedule 4.01(b)        -  Subsidiaries
Schedule 4.01(d)        -  Authorizations, Approvals, Actions,
                           Notices and Filings
Schedule 4.01(o)        -  Environmental Disclosure
Schedule 4.01(t)        -  Existing Debt
Schedule 4.01(w)        -  Material Subsidiaries
Schedule 5.02(a)        -  Existing Liens
Schedule 5.02(f)        -  Investments

EXHIBITS

Exhibit A-1             -  Form of Working Capital A Note
Exhibit A-2             -  Form of Working Capital B-1 Note
Exhibit A-3             -  Form of Working Capital B-2 Note
Exhibit A-4             -  Form of Working Capital B-3 Note
Exhibit A-5             -  Form of Canadian Borrower Note
Exhibit A-6             -  Form of Generic Draft
Exhibit B-1             -  Form of Notice of Borrowing
Exhibit B-2             -  Form of Notice of Drawing
Exhibit C               -  Form of Assignment and Acceptance
Exhibit D-1             -  Form of Crompton Security Agreement
                           Pledgors' Consent
Exhibit D-2             -  Form of Uniroyal Security Agreement
                           Pledgors' Consent
Exhibit D-3             -  Form of Louisiana Undertaking
                           Pledgors' Consent
Exhibit E-1             -  Form of Parent Guarantor's Consent
Exhibit E-2             -  Form of Subsidiary  Guarantors'Consent
Exhibit F-1             -  Form of Opinion of Counsel for the
                           Loan Parties
Exhibit F-2             -  Form of Opinion of General Counsel to
                           Crompton Corp. and its Subsidiaries
Exhibit F-3             -  Form of Opinion of Counsel for the
                           Canadian Borrower
Exhibit G               -  Form of Designation Letter
Exhibit H               -  Form of Acceptance by Process Agent
Exhibit I               -  Form of Opinion of Counsel to a
                           Designated [Italian] Subsidiary
Exhibit J               -  Form of Italian Lender Joinder
                           Agreement


          SECOND AMENDED AND RESTATED CREDIT AGREEMENT


          SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 25, 1997 among CROMPTON & KNOWLES CORPORATION, a
Massachusetts corporation ("Crompton Corp."), CROMPTON & KNOWLES COLORS INCORPORATED, a Delaware corporation ("Crompton Colors"), DAVIS-STANDARD CORPORATION, a Delaware corporation ("Davis-Standard"), INGREDIENT TECHNOLOGY CORPORATION, a Delaware corporation ("ITC" and, together with Crompton Corp., Crompton
Colors and Davis-Standard, the "Crompton A Borrowers"), UNIROYAL CHEMICAL COMPANY, INC., a New Jersey corporation ("Uniroyal" or the "Uniroyal B-1 Borrower"), THE B-2 BORROWERS LISTED ON
SCHEDULE IV HERETO (together with each Designated Subsidiary of Crompton Corp. that shall become a B-2 Borrower party to this Agreement pursuant to Section 8.08, the "B-2 Borrowers"), THE B-3 BORROWERS LISTED ON SCHEDULE V HERETO (together with each
Designated Italian Subsidiary of Crompton Corp. that shall become a B-3 Borrower party to this Agreement pursuant to Section
8.08, the "B-3 Borrowers"), UNIROYAL CHEMICAL LTD., a corporation organized under the laws of Ontario, Canada (the "Canadian
Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), the Initial Issuing
Banks (the "Initial Issuing Banks") and the Swing Line Bank (as hereinafter defined), CITICORP USA, INC. ("Citicorp"), as agent (together with any successor appointed pursuant to Article
VII, the "Agent") for the Lender Parties (as hereinafter defined), and THE CHASE MANHATTAN BANK, as Managing Agent.


PRELIMINARY STATEMENT. The Existing Lenders party to the Existing Credit Agreement and the Initial Borrowers have agreed to amend and restate the Existing Credit Agreement in order to increase the Commitments of the Lender Parties, to allow such Existing Lenders to assign a portion of their Commitments to the Lender Parties hereunder, and to amend the covenant restricting sales of assets. The Lender Parties have indicated their willingness to agree to amend and restate the Existing Credit Agreement and to lend such amounts on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                            ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS
          SECTION 1.01.  Certain Defined Terms.  As used in this
Agreement, the following terms shall have the following meanings
(such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                              "Advance" means a Working Capital
Advance, a Swing Line Advance or a Letter of Credit Advance.

                              "Affiliate" means, as to any
Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                              "Agent" has the meaning specified
in the recital of parties to this Agreement.

                              "Agent's Account" means (a) in the
case of Advances denominated in US Dollars (other than a Working Capital B-3 Advance), the account of the Agent maintained by the Agent with Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 3885-8061, Attention: Alexandra Lozovsky, (b) in the case of Advances denominated in any Foreign Currency (other than a Working Capital B-3 Advance or a Canadian Borrower Advance), the account of the Agent designated in writing from time to time by the Agent to Crompton Corp. and the Lender Parties for such purpose, (c) in the case of any Working Capital B-3 Advance, the account of the Agent in Milan, Italy designated in writing from time to time by the Agent to Crompton Corp. and the Lender Parties for such purpose and (d) in the case of any Canadian Borrower Advance denominated in Canadian Dollars, the account of the Agent in Toronto, Canada designated in writing from time to time by the Agent to Crompton Corp., and the Lender Parties for such purpose.

                              "Applicable Lending Office" means,
with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance, such Lender Party's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance, in the case of any Working Capital B-3 Advance, such Lender Party's Eurocurrency Lending Office located in Italy, in the case of any Canadian Borrower Advance, such Lender Party's Canadian Domestic Lending Office and, in the case of a Drawing, such Lender Party's BA Lending Office.
                              "Applicable Margin" means a
percentage per annum determined by reference to the Total Debt/EBITDA Ratio as set forth below:

    Total Debt/EBITDA      Base Rate Advances/   Eurocurrency
    Ratio                  Local Rate Advances   Rate Advances


     Level I

     less than or equal
     to 2.0:1.0                    0.0%              0.375%

     Level II

     greater than 2.0:1.0,
     but less than or
     equal to 2.5:1.0              0.0%              0.500%

     Level III

     greater than 2.5:1.0,
     but less than or
     equal to 3.0:1.0              0.0%              0.625%

     Level IV
     greater than 3.0:1.0,
     but less than or
     equal to 3.5:1.0              0.0%              0.750%

     Level V
     greater than 3.5:1.0,
     but less than or
     equal to 4.0:1.0              0.0%              0.875%

     Level VI
     greater than 4.0:1.0          0.0%              1.000%


; provided, however, the Applicable Margin for each Working Capital B-3 Advance shall equal the sum of (a) the applicable percentage per annum determined by reference to the Total Debt/EBITDA Ratio set forth above plus (b) 0.05%. The Applicable Margin for each Advance shall be determined by reference to the Total Debt/EBITDA Ratio in effect from time to time; provided, however, that, at any date of determination of the Applicable Margin, if the relevant Financial Statements shall not have been delivered to the Agent and the Lender Parties by such date and Crompton Corp. shall have delivered to the Agent a certificate setting forth Crompton Corp.'s good faith estimate of the Total Debt/EBITDA Ratio for the immediately preceding Rolling Period, the Applicable Margin shall be determined by reference to such good faith estimate of the Total Debt/EBITDA Ratio, provided further that if, upon delivery by Crompton Corp. of such Financial Statements, such Financial Statements indicate that such estimate of the Total Debt/EBITDA Ratio was incorrect and, as a result thereof, the Applicable Margin was too low at such date of determination, such Applicable Margin shall be increased, as appropriate, with retroactive effect to the beginning of the Rolling Period during which such date of determination occurred, and the applicable Borrower shall immediately pay to the Agent for the account of the Lender Parties all additional interest due by reason of such increased Applicable Margin.

                              "Applicable Percentage" means a
percentage per annum determined by reference to the Total
Debt/EBITDA Ratio as set forth below:


                                    Trade Letter  Standby Letter
     Total Debt/         Commitment      Of       Of Credit Fees/
     EBITDA Ratio            Fees    Credit Fees   Drawing Fees

     Level I

     less than or equal
     to 2.0:1.0            0.125%      0.125%         0.375%

     Level II

     greater than 2.0:1.0,
     but less than or
     equal to 2.5:1.0      0.150%      0.250%         0.500%

     Level III

     greater than 2.5:1.0,
     but less than or
     equal to 3.0:1.0      0.175%      0.375%         0.625%

     Level IV

     greater than 3.0:1.0,
     but less than or
     equal to 3.5:1.0      0.250%      0.500%         0.750%

     Level V

     greater than 3.5:1.0,
     but less than or
     equal to 4.0:1.0      0.250%      0.625%         0.875%

     Level VI

     greater than 4.0:1.0  0.375%      0.750%         1.000%


                         The Applicable Percentage shall be
determined by reference to the Total Debt/EBITDA Ratio in effect from time to time; provided, however, that, at any date of determination of the Applicable Percentage, if the relevant Financial Statements shall not have been delivered to the Agent and the Lender Parties by such date and Crompton Corp. shall have delivered to the Agent a certificate setting forth Crompton Corp.'s good faith estimate of the Total Debt/EBITDA Ratio for the immediately preceding Rolling Period, the Applicable Percentage shall be determined by reference to such good faith estimate of the Total Debt/EBITDA Ratio, provided further that if, upon delivery by Crompton Corp. of such Financial Statements, such Financial Statements indicate that such estimate of the Total Debt/EBITDA Ratio was incorrect and, as a result thereof, the Applicable Percentage was too low at such date of determination, such Applicable Percentage shall be increased, as appropriate, with retroactive effect to the beginning of the Rolling Period during which such date of determination occurred, and the applicable Borrower shall immediately pay to the Agent for the account of the Lender Parties all additional fees due by reason of such increased Applicable Percentage.

                              "Appropriate Lender" means, at any
time, with respect to (a) any of the Working Capital Facilities, a Lender that has a Commitment with respect to such Facility at such time, (b) any of the Letter of Credit Facilities, (i) any Issuing Bank that has a Commitment with respect to such Facility at such time and (ii) if other Working Capital Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Working Capital Lender and (c) either of the Swing Line Facilities, (i) the Swing Line Bank and (ii) if other Working Capital Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Working Capital Lender.

                              "Assignment and Acceptance" means
an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

                              "Available Amount" of any Letter of
Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                              "Available Cash Flow" means, for
any Fiscal Year, an amount equal to the sum of (a) Operating Cash Flow for the previous Fiscal Year, (b) the amount of Capital Expenditures permitted to be made in the previous Fiscal Year pursuant to Section 5.02(n) less the amount of Capital Expenditures actually made during the previous Fiscal Year, (c) the amount of dividends permitted to be paid by Crompton Corp. in the previous Fiscal Year pursuant to Section 5.02(g) less the amount of such dividends actually paid during the previous Fiscal Year, (d) the aggregate amount of Net Cash Proceeds from the sale or other disposition of assets pursuant to clause (iii) or (vi) (to the extent not used permanently to prepay Debt or to make Capital Expenditures) of Section 5.02(e) during the previous Fiscal Year and (e) US$100,000,000.

                              "B-2 Borrowers" has the meaning
specified in the recital of parties to this Agreement.

                              "B-2 Facility Overage" means, as
determined on the first Business Day of each month, the lesser of
(a) US$10,000,000 minus the amount set forth in clause (b) of the definition "B-3 Facility Overage" at such time and (b) the sum of
(i) the excess, if any, of the aggregate principal US Dollar amount (or Equivalent in US Dollars, as applicable) of the Working Capital B-2 Advances, the Letter of Credit Advances made under the Letter of Credit B-2 Facility and the aggregate Available Amount under all Letters of Credit outstanding under the Letter of Credit B-2 Facility at such time over an amount equal to 97% of the Working Capital B-2 Facility on such Business Day and (ii) the aggregate principal US Dollar amount (or Equivalent in US Dollars, as applicable) sufficient to cause the aggregate amount on deposit in the relevant L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding under the Letter of Credit B-2 Facility exceeds the Letter of Credit B-2 Facility on such Business Day.

                              "B-3 Borrowers" has the meaning
specified in the recital of parties to this Agreement.

                              "B-3 Facility Overage" means, as
determined on the first Business Day of each month, the lesser of
(a) US$10,000,000 minus the B-2 Facility Overage at such time and
(b) the excess, if any, of the aggregate principal US Dollar amount (or Equivalent in US Dollars, as applicable) of the Working Capital B-3 Advances at such time over an amount equal to 97% of the Working Capital B-3 Facility on such Business Day.
                              "BA Lending Office" means, with
respect to each Canadian Lender, the office of such Lender set forth as its "BA Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender or such other office of such Lender in Canada as such Lender may from time to time specify to the Canadian Borrower and the Agent for such purpose.

                              "BA Rate" means, for all Bankers'
Acceptances comprising part of the same Drawing to be purchased by a Canadian Lender, the average rate (calculated on an annual basis of a year of 365 days and rounded up to the nearest multiple of 1/4 of 1%, if such average is not such a multiple) for Canadian Dollar Bankers' Acceptances having a comparable term that appears on the Reuters Screen CDOR Page (or such other page as is a replacement page for such bankers' acceptances) at 10:00 A.M. (Toronto time) or, if such rate is not available at such time, the applicable discount rate in respect of such Bankers' acceptances shall be the arithmetic average of the discount rates (calculated on an annual basis of a year of 365 days) and rounded up to the nearest multiple of 1/4 of 1%, if such average is not such a multiple, quoted by each Canadian Reference Lender at 9:30 a.m. (Toronto time) on the date of such Drawing as the discount rate at which such Canadian Reference Lender would purchase, on such date, its own bankers' acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances to be acquired by such Canadian Lender as part of such Drawing. The BA Rate for each Bankers' Acceptance comprising part of the same Drawing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Canadian Reference Lenders on the date of the applicable Drawing, subject, however, to the provisions of
Section 2.08.

                              "Bank Hedge Agreement" means any
Hedge Agreement required or permitted under Article V that is entered into by and between any Borrower and any Hedge Bank.

                              "Banker's Acceptance" has the
meaning specified in Section 2.01(f).

                              "Base Rate" means a fluctuating
interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:
                                   (a)  the rate of interest
announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                                   (b)  the sum (adjusted to the
nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i)1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                                   (c)  1/2 of one percent per
annum above the Federal Funds Rate.

                              "Base Rate Advance" means an
Advance that bears interest as provided in Section 2.08(b)(i).

                              "Borrower's Account" means, with
respect to any Borrower in respect of US Dollars, Canadian Dollars or any Foreign Currency, the account of such Borrower maintained by Citibank set forth opposite such Borrower for US Dollars, Canadian Dollars or the Foreign Currency, so designated, as applicable, on Schedule VII and such other accounts maintained on behalf of such Borrower as such Borrower with respect to any additional Foreign Currencies may notify the Agent from time to time.

                              "Borrower's Share" of any amount
means those fees, indemnities, expenses or other amounts arising from or directly or indirectly relating to any B-2 Borrower, any B-3 Borrower or the Canadian Borrower at any time.

                              "Borrowers" means, collectively,
each Initial Borrower, each Designated Subsidiary and each Designated Italian Subsidiary that shall become a party to this Agreement pursuant to Section 8.08.

                              "Borrowing" means a Working Capital
Borrowing or a Swing Line Borrowing.

                              "Business Day" means a day of the
year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and in the country of issue of the currency of such Eurocurrency Rate Advance.

                              "Canadian Base Rate" means a
fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                                                       (a)  the
average (rounded upward to the nearest whole multiple of 1/4 of 1% per annum, if such average is not such a multiple) of the rates per annum which the principal office of each of the Canadian Reference Lenders in Toronto, Ontario announces publicly from time to time as its reference rate of interest for commercial loans in US Dollars made by it to Canadian borrowers in Canada; and

                                                       (b)  1/2
of 1% per annum above the Federal Funds Rate.

                              "Canadian Base Rate Advance" means
a Canadian Borrower Advance made in US Dollars that bears interest as provided in Section 2.08(b)(iv).

                              "Canadian Borrower" has the meaning
specified in the recital of parties to this Agreement.

                              "Canadian Borrower Advance" has the
meaning specified in Section 2.01(e).

                              "Canadian Borrowing" means a
borrowing consisting of simultaneous Canadian Borrower Advances of the same Type made by the Canadian Lenders.

                              "Canadian Borrower Note" means a
promissory note of the Canadian Borrower payable to the order of any Canadian Lender, in substantially the form of Exhibit A-5 hereto, evidencing the aggregate indebtedness of the Canadian Borrower to such Lender resulting from the Canadian Borrower Advances made by or otherwise owing to such Lender.

                              "Canadian Business Day" means a day
of the year on which banks are not required or authorized by law to close in Toronto, Ontario, Canada and New York, New York and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market.

                              "Canadian Cash Collateral Account"
has the meaning specified in the Security Agreement.

                              "Canadian Commitment" means, with
respect to any Canadian Lender at any time, the US Dollar amount set forth opposite such Lender's name on Schedule I hereto under the caption "Canadian Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to
Section 8.07(d) as such Lender's "Canadian Commitment", as such US Dollar amount may be reduced at or prior to such time pursuant to Section 2.06.

                              "Canadian Dollar Advances" means
Canadian Borrower Advances denominated in Canadian Dollars.

                              "Canadian Dollars" and "CN$" each
means lawful money of Canada.

                              "Canadian Domestic Lending Office"
means, with respect to each Canadian Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Canadian Borrower and the Agent.

                              "Canadian Eurocurrency Lending
Office" means, with respect to each Canadian Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Canadian Borrower and the Agent.

                              "Canadian Facility" means, at any
time, the aggregate amount of the Canadian Lenders' Canadian
Commitments at such time.

                              "Canadian Interbank Rate" means the
interest rate, expressed as a percentage per annum, which is customarily used by the Agent when calculating interest due by it or owing to it arising from or in connection with correction of errors between it and other Canadian chartered banks.

                              "Canadian Lender" means any Lender
that (a) is a Canadian chartered bank lending and receiving payment through Canadian offices and (b) has a Canadian
Commitment.

                              "Canadian Facility Overage" means,
as determined on the first Business Day of each month, the lesser of (a) US$10,000,000 and (b) the sum of (i) the excess, if any, of the aggregate principal US Dollar amount (or Equivalent in US Dollars, as applicable) of the Canadian Borrower Advances and the Face Amount of all Bankers' Acceptances outstanding under the Canadian Facility at such time over an amount equal to 97% of the Canadian Facility on such Business Day and (ii) the aggregate principal US Dollar amount (or Equivalent in US Dollars, as applicable) sufficient to cause the aggregate amount on deposit in the relevant Canadian Cash Collateral Account to equal the amount by which the aggregate Face Amount of all Bankers' Acceptances then outstanding under the Canadian Facility exceeds the Canadian Facility on such Business Day.

                              "Canadian Prime Rate" means a
fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                                                       (a)  the
average (rounded upward to the nearest whole multiple of 1/4 of 1% per annum, if such average is not such a multiple) of the rates per annum which the principal office of each of the Canadian Reference Lenders in Toronto, Ontario announces publicly from time to time as its prime rate for determining rates of interest on commercial loans in Canadian Dollars made by it in Canada; and

                                                       (b) 3/4 of
1% per annum above the rate quoted for 30-day Canadian Dollar bankers acceptances of Citibank Canada that appears on the Reuters Screen CDOR Page (or any replacement page) as of 10:00 a.m. (Toronto, Ontario time) on the date of determination.

                              "Canadian Prime Rate Advance" means
a Canadian Borrower Advance made in Canadian Dollars that bears interest as provided in Section 2.08(b)(iii).

                              "Canadian Reference Lenders" means
Citibank Canada, Canadian Imperial Bank of Commerce and The Toronto-Dominion Bank; provided that, if any of the foregoing shall cease to be a Canadian Lender, the term "Canadian Reference Lenders" shall no longer include such Canadian Lender and shall thereafter include such Canadian Lender as the Agent shall designate as a replacement Canadian Reference Lender, which designation shall be made with the consent of such replacement Canadian Reference Lender and the Canadian Borrower, which consent shall not be unreasonably withheld or delayed and provided, further, that if any Canadian Lenders are banks set forth in Schedule I of the Bank Act (Canada), at least one of the Canadian Reference Lenders will be such a Schedule I bank.

                              "Capital Expenditures" means, for
any Person for any period and without duplication, the sum of (a) all expenditures (including, without limitation, expenditures for environmental remediation) made, directly or indirectly, by such Person during such period for equipment, fixed or capital assets, real property or improvements, or for replacements or substitu-tions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures but excluding
(x) expenditures made in connection with the replacement or restoration of assets, to the extent such replacement or restoration is financed out of insurance proceeds paid on account of the loss of or damage to the assets so replaced or restored and (y) interest capitalized during construction; provided, however, that notwithstanding anything contained herein, Capital Expenditures shall not include any Investments.

                              "Capitalized Leases" means all
leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                              "Cash Equivalents" means any of the
following, to the extent owned by any Borrower or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than 90 days from the date of acquisition thereof:
(a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least US$1 billion, (c) commercial paper in an aggregate amount of no more than US$5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P or (d) in the case of any Foreign Subsidiary, any equivalent, prudent, short-term investment consistent with the foregoing.

                              "CERCLA" means the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                              "CERCLIS" means the Comprehensive
Environmental Response, Compensation and Liability Information
System maintained by the U.S. Environmental Protection Agency.

                              "Citibank" means Citibank, N.A.

                              "Citibank Seoul" means Citibank,
N.A., Seoul Branch.

                              "Citicorp" has the meaning
specified in the recital of parties to this Agreement.

                              "Collateral" means all "Collateral"
referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Agent for the benefit of the Secured Parties.

                              "Collateral Documents" means the
Security Agreement, the Louisiana Undertaking, the Blocked Account Letters (as defined in the Uniroyal Security Agreement) and any other agreement that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties.

                              "Collateral Release Date" means the
earliest of (a) the latest of (i) the Termination Date, (ii) the payment in full of the Obligations of the Loan Parties under the Loan Documents (other than any indemnities) and (iii) the termination or expiration of all Bank Hedge Agreements, (b) the date on which the Agent receives evidence satisfactory to it that a Debt Rating of (i) BBB- or above from S&P and Ba1 or above from Moody's or (ii) Baa3 or above from Moody's and BB+ or above from S&P, in either case shall have been in effect continuously for three months and is then in effect, provided that Crompton Corp. shall not have been placed on "credit watch" with negative implications (or any like designation by S&P or Moody's from time to time) by either S&P or Moody's during such three-month period, and (c) the date on which the Agent receives evidence satisfactory to it that the Total Debt/EBITDA Ratio for the two Rolling Periods then most recently ended shall be less than or equal to 3.0:1.0 and the Interest Coverage Ratio for the two Rolling Periods then most recently ended shall be greater than or equal to 3.0:1.0, provided that in any event no Default shall have occurred and shall be continuing on such date.

                              "Commitment" means a Working
Capital A Commitment, a Working Capital B-1 Commitment, a Working
Capital B-2 Commitment, a Working Capital B-3 Commitment, a
Canadian Commitment or a Letter of Credit Commitment.

                              "Confidential Information" means
information that any Borrower furnishes to the Agent or any Lender Party in a writing designated as confidential but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Agent or any Lender Party of its obligations hereunder or that is or becomes available to the Agent or such Lender Party from a source other than a Borrower that is not, to the best of the Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with any Borrower.

                              "Consents" means (a) the Consent to
this Second Amended and Restated Credit Agreement in substantially the form of Exhibits D-1, D-2 and D-3 dated as of the date hereof by the respective Pledgors under the Crompton Security Agreement, the Uniroyal Security Agreement and the Louisiana Undertaking, and (b) the Consent to this Second Amended and Restated Credit Agreement in substantially the form of Exhibit E-1 and E-2 dated as of the date hereof by the Parent Guarantor (as defined in the Parent Guaranty) and each Subsidiary Guarantor.

                              "Consolidated" refers to the
consolidation of accounts in accordance with GAAP.

                              "Conversion", "Convert" and
"Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.10, 2.11 or 2.12.

                              "Crompton A Borrowers" has the
meaning specified in the recital of parties to this Agreement.

                              "Crompton Colors" has the meaning
specified in the recital of parties to this Agreement.

                              "Crompton Corp." has the meaning
specified in the recital of parties to this Agreement.

                              "Crompton Guarantors" means the
Subsidiaries of Crompton Corp. listed on Part I of Schedule II hereto and each other Subsidiary of Crompton Corp. (other than, in any event, Uniroyal Corp. and its Subsidiaries) that shall be required to execute and deliver a guaranty pursuant to Section 5.01(k).

                              "Crompton Security Agreement" has
the meaning specified in Section 3.01(f)(i).

                              "Davis-Standard" has the meaning
specified in the recital of parties to this Agreement.

                              "Daylight Overdraft Bank" means
Citibank.

                              "Daylight Overdraft Documents"
means those documents and agreements entered into from time to time by the Daylight Overdraft Bank and any Loan Party, evidencing or relating to the Debt referred to in Section
5.02(b)(iii)(F).

                              "Debt" of any Person means, without
duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days (unless the subject of a bona fide dispute) incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses
(a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses
(a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                              "Debt Rating" means, as of any
date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by Crompton Corp. or, if applicable, the rating assigned in writing by either S&P or Moody's, as the case may be, as the "implied rating" of Crompton Corp.'s non-credit enhanced long-term senior unsecured Debt, provided that for purposes of the foregoing, if S&P or Moody's shall change the basis on which ratings are established, each reference to the Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                              "Default" means any Event of
Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                              "Defaulted Advance" means, with
respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to any Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or the Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.18(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

                              "Defaulted Amount" means, with
respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) any Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank,(c) the Agent pursuant to Section 2.02(e) to reimburse the Agent for the amount of any Advance made by the Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.16 to purchase any participation in Advances owing to such other Lender Party and (e) the Agent or any Issuing Bank pursuant to Section 7.05 to reimburse the Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
Section 2.18(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                              "Defaulting Lender" means, at any
time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
Section 6.01(f).

                              "Designated Italian Subsidiary"
means any wholly-owned Subsidiary of Crompton Corp. designated for borrowing privileges as a B-3 Borrower under this Agreement pursuant to Section 8.08.

                              "Designated Subsidiary" means any
wholly-owned Subsidiary of Crompton Corp. designated for borrowing privileges as a B-2 Borrower under this Agreement pursuant to Section 8.08.

                              "Designation Letter" means, with
respect to any Designated Subsidiary or Designated Italian Subsidiary, a letter in the form of Exhibit G hereto signed by such Designated Subsidiary or Designated Italian Subsidiary and Crompton Corp.

                              "Disclosed Litigation" has the
meaning specified in Section 3.01(b).

                              "Domestic Lending Office" means,
with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on
Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to Crompton Corp. and the Agent.

                              "Domestic Subsidiary" of Crompton
Corp. means any Subsidiary of Crompton Corp. other than a Foreign
Subsidiary.

                              "Draft" means a blank bill of
exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Canadian Borrower on any Canadian Lender, in substantially the form of Exhibit A-6, and which, except as otherwise provided herein, has not been completed or accepted by such Lender.

                              "Drawing" means the simultaneous
acceptance of Drafts and purchase of Bankers' Acceptances by the Canadian Lenders, in accordance with Section 2.04(a).

                              "Drawing Fee" means, with respect
to each Bankers' Acceptance, an amount equal to (a) the Applicable Percentage in effect on the date of the Drawing or renewal, as the case may be, of such Bankers' Acceptance multiplied by (b) the Face Amount of such Bankers' Acceptance, calculated on the basis of the term to maturity of such Bankers' Acceptance and a year of 365 days.

                              "Drawing Purchase Price" means,
with respect to each Bankers' Acceptance to be purchased and/or accepted by any Canadian Lender at any time, the amount (adjusted to the nearest whole cent or, if there is no nearest whole cent, the next higher whole cent) obtained by dividing (i) the aggregate Face Amount of such Bankers' Acceptance, by (ii) the sum of (A) one and (B) the product of (1) the BA Rate in effect at such time (expressed as a decimal fraction) multiplied by (2) a fraction the numerator of which is the number of days in the term to maturity of such Bankers' Acceptance and the denominator of which is 365 days.

                              "EBITDA" means, for any period, net
income (or net loss) calculated before the cumulative effect of accounting changes plus the sum of (a) interest expense, (b) income tax expense, (c) extraordinary losses included in net income, (d) depreciation expense, (e) amortization expense, (f) all foreign currency losses less foreign currency gains (but only to the extent such foreign currency gains do not exceed such foreign currency losses), (g) non-recurring expenses incurred in connection with the Merger in an amount not to exceed US$70,000,000 in the aggregate and (h) non-recurring, restructuring charges in an amount not to exceed US$30,000,000 in any Fiscal Year or US$50,000,000 in the aggregate after the Existing Credit Agreement Effective Date less extraordinary gains included in net income, determined on a Consolidated basis in accordance with GAAP for such period.

                              "Eligible Assignee" means (a) with
respect to any Facility (other than the Letter of Credit Facilities), (i) a Lender; (ii) an Affiliate of a Lender; and
(iii) any other Person approved by the Agent and Crompton Corp., such approval not to be unreasonably withheld or delayed; provided, however, any such Eligible Assignee under the Working Capital B-3 Facility shall have entered into an Italian Lender Joinder Agreement; and (b) with respect to the Letter of Credit Facilities, any Person approved by the Agent and Crompton Corp., such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                              "Environmental Action" means any
action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                              "Environmental Law" means any
federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, isposal, release or discharge of Hazardous Materials.

                              "Environmental Permit" means any
permit, approval, identification number, license or other authorization required under any Environmental Law.

                              "Equivalent" in (a) US Dollars of
any Foreign Currency on any date means the equivalent in US Dollars of such Foreign Currency determined by using the quoted spot rate for an equivalent amount at which Citibank's principal office in London offers to exchange US Dollars for such Foreign Currency in London prior to 11:00 A.M. (London time) on such date as is required pursuant to the terms of this Agreement, (b) in any Foreign Currency of US Dollars means the equivalent in such Foreign Currency of US Dollars determined by using the quoted spot rate for an equivalent amount at which Citibank's principal office in London offers to exchange such Foreign Currency for US Dollars in London prior to 11:00 A.M. (London time) on such date as is required pursuant to the terms of this Agreement, (c) in US Dollars of Canadian Dollars, on any date of determination, the equivalent thereof determined by using the quoted spot rate at which Citibank's principal office in Toronto, Ontario offers to exchange US Dollars for Canadian Dollars in Toronto, Ontario at 11:00 a.m. (New York City time) on such date and (d) in Canadian Dollars of US Dollars on any date of determination, the equivalent thereof determined by using the quoted spot rate at which Citibank's principal office in New York City, New York offers to exchange Canadian Dollars for US Dollars in New York City, New York at 11:00 a.m. (New York City time) on such date.

                              "ERISA" means the Employee
Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                              "ERISA Affiliate" means any Person
that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal
Revenue Code.

                              "ERISA Event" means (a) (i)
            the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of
Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
(f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                              "Eurocurrency Liabilities" has the
meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                              "Eurocurrency Lending Office"
means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to Crompton Corp. and the Agent.

                              "Eurocurrency Rate" means, for any
Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum at which deposits in US Dollars, Canadian Dollars or the applicable Foreign Currency, as the case may be, are offered by the principal office of Citibank in Milan, Italy, with respect to any such Eurocurrency Rate Advance which is an Working Capital B-3 Advance, and London, England, with respect to all other Eurocurrency Rate Advances, to prime banks in the primary interbank eurocurrency market in which such eurocurrency deposits are traded at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Citibank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if Citibank shall not have such a Eurocurrency Rate Advance, US$1,000,000) and for a period equal to such Interest Period by
(b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage (if applicable) for such Interest Period.

                              "Eurocurrency Rate Advance" means
an Advance that bears interest as provided in Section
2.08(b)(ii).

                              "Eurocurrency Rate Reserve
Percentage" for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

                              "Events of Default" has the meaning
specified in Section 6.01.

                              "Existing Credit Agreement
Effective Date" means August 21, 1996.

                              "Existing Credit Agreement" means
the credit agreement dated as of August 21, 1996 among the Crompton A Borrowers, Uniroyal, the Existing Lenders, Citicorp Securities, Inc., as arranger, the Agent and the Managing Agent, as amended and restated as of December 19, 1996 and as further amended, supplemented or otherwise modified through the date hereof.

                              "Existing Debt" means Debt of the
Borrowers and their respective Subsidiaries outstanding immediately before giving effect to the Merger.

                              "Existing Italian Credit Agreement"
means the Credit Agreement dated as of March 16, 1995 among Citibank, N.A., as arranger and agent, the lenders named therein and Uniroyal Chimica S.p.A., as borrower.

                              "Existing Lenders" means the
lenders party to the Existing Credit Agreement.

                              "Existing Working Capital B-2
Lenders" means the "Working Capital B-2 Lenders" as defined in the Existing Credit Agreement.

                              "Face Amount" means, with respect
to any Bankers' Acceptance, the amount payable to the holder of such Bankers' Acceptance on its then existing Maturity Date.

                              "Facility" means any of any Working
Capital Facility, either Swing Line Facility or any Letter of
Credit Facility.

                              "Federal Funds Rate" means, for any
period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                              "Financial Statements" means, at
any time, the most recent financial statements furnished or required to be furnished by Crompton Corp. to the Agent and the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

                              "Fiscal Year" means a fiscal year
of Crompton Corp. and its Consolidated Subsidiaries ending on or about December 31 in any calendar year.

                              "Foreign Currencies" means lawful
currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of the Republic of France, the lawful currency of the Federal Republic of Germany, the lawful currency of Italy, the lawful currency of Japan, the lawful currency of the Kingdom of Belgium, the lawful currency of the Swiss Confederation, the lawful currency of the Netherlands and such other freely transferable currencies as agreed upon by the Required Lenders from time to time.

                              "Foreign Exchange Agreements" means
currency swap agreements, currency future or option contracts and other similar agreements other than contracts or agreements under which neither any Loan Party nor any of its Subsidiaries has any obligation that may require payment in the future.

                              "Foreign Subsidiary" of Crompton
Corp. means (a) solely for purposes of Section 5.02(a), (b), (d),
(e) and (f), Uniroyal Chemical International Company, Gustafson International Company and Uniroyal Chemical Company Limited and
(b) in all instances, any Subsidiary of Crompton Corp. (i) which is not incorporated in the United States and (ii)(A) substantially all of whose assets and properties are located, or substantially all of whose business is carried on, outside of the United States or (B) substantially all of whose assets consist of Subsidiaries that are Foreign Subsidiaries as defined in clauses
(i) and (ii)(A) of this definition.

                              "GAAP" has the meaning specified in
Section 1.03.

                              "Guaranties" means the Parent
Guaranty, the Subsidiary Guaranty and any other guaranty delivered pursuant to Section 5.01(k).

                              "Guarantors" means Crompton Corp.
and the Subsidiary Guarantors.

                              "Hazardous Materials" means (a)
petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                              "Hedge Agreements" means,
collectively, Interest Rate Swap Agreements, Foreign Exchange
Agreements and agreements designed to manage the total cost of publicly traded Debt obligations of the Borrowers.

                              "Hedge Bank" means any Lender Party
or any of its Affiliates in its capacity as a party to a Bank
Hedge Agreement.

                              "Indemnified Party" has the meaning
specified in Section 8.04(b).

                              "Initial Borrowers" means the
Crompton A Borrowers, Uniroyal, those  B-2 Borrowers listed on
Schedule IV hereto, those B-3 Borrowers listed on Schedule V hereto and the Canadian Borrower.

                              "Initial Extension of Credit" means
the earlier to occur of the initial Borrowing or initial Drawing by the Canadian Borrower hereunder.
                              "Initial Issuing Banks" has the
meaning specified in the recital of parties to this Agreement.

                              "Initial Lenders" has the meaning
specified in the recital of parties to this Agreement.

                              "Insufficiency" means, with respect
to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                              "Interest Coverage Ratio" means, at
any date of determination, the ratio of Consolidated EBITDA to interest payable on, and amortization of debt discount in respect of, all Debt (including, without limitation, the interest component of Capitalized Leases), in each case of Crompton Corp. and its Subsidiaries for the immediately preceding Rolling Period.

                              "Interest Period" means, for each
Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance, and ending on the last day of the period selected by the Borrower requesting such Borrowing or Conversion pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as such Borrower may, upon notice received by the Agent not later than (i) 11:00 A.M. (New York City time) in the case of Eurocurrency Rate Advances under the Working Capital A Facility, the Working Capital B-1 Facility or the Canadian Facility and (ii) 11:00 A. M. (London time) in the case of Eurocurrency Rate Advances under the Working Capital B-2 Facility or the Working Capital B-3 Facility, in each case on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                                   (a)  such Borrower may not
select any Interest Period with respect to any Eurocurrency Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances, Canadian Base Rate Advances and Canadian Prime Rate Advances, as the case may be, and of Eurocurrency Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;
                                   (b)  Interest Periods
commencing on the same date for Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration;

                                   (c)  whenever the last day of
any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                                   (d)  whenever the first day of
any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                              "Interest Rate Swap Agreements"
means interest rate swap, cap or collar agreements, interest rate future or option contracts and other similar agreements other than contracts or agreements under which neither any Loan Party nor any of its Subsidiaries has any obligation that may require payment in the future.

                              "Internal Revenue Code" means the
Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                              "Inventory" has the meaning
specified in Section 1 of the Uniroyal Security Agreement.

                              "Investment" in any Person means
any loan or advance to such Person, any purchase or other acquisition of all or substantially all of the assets of any business of such Person or any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

                              "Issuing Banks" means (a) with
respect to the Letter of Credit A Facility, each Initial Issuing Bank that has a Letter of Credit A Commitment set forth opposite its name on Schedule I hereto and any other Working Capital A Lender approved as an Issuing Bank by the Agent and, so long as no Default shall have occurred and be continuing, by Crompton Corp. (such approval not to be unreasonably withheld or delayed) and each Eligible Assignee to which a Letter of Credit A Commitment hereunder has been assigned pursuant to Section 8.07,
(b) with respect to the Letter of Credit B-1 Facility, each Initial Issuing Bank that has a Letter of Credit B-1 Commitment set forth opposite its name on Schedule I hereto and any other Working Capital B-1 Lender approved as an Issuing Bank by the Agent and, so long as no Default shall have occurred and be continuing, by Crompton Corp. (such approval not to be unreasonably withheld or delayed) and each Eligible Assignee to which a Letter of Credit B-1 Commitment hereunder has been assigned pursuant to Section 8.07 and (c) with respect to the Letter of Credit B-2 Facility, Citibank, N.A., London and each Eligible Assignee to which a Letter of Credit B-2 Commitment hereunder has been assigned pursuant to Section 8.07 so long as, in each case, each such Lender or Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Agent in the Register).

                              "Italian Lender Joinder Agreement"
means a joinder agreement entered into by a Working Capital B-3 Lender and an Eligible Assignee, and accepted by the Agent, in accordance with Section 8.07 and in substantially the form of Exhibit J hereto.

                              "ITC" has the meaning specified in
the recital of parties to this Agreement.

                              "L/C Cash Collateral Account" has
the meaning specified in the Security Agreement.

                              "L/C Related Documents" has the
meaning specified in Section 2.05(h)(ii).

                              "Lender Party" means any Lender,
any Issuing Bank or the Swing Line Bank.

                              "Lenders" means the Initial Lenders
and each Person that shall become a Lender hereunder pursuant to
Section 8.07.

                              "Letter of Credit" has the meaning
specified in Section 2.01.

                              "Letter of Credit A Commitment"
means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit A Commitment" or, if such Issuing Bank has entered into one or more Assignments and Acceptances, set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 8.07(d) as such Issuing Bank's "Letter of Credit A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                              "Letter of Credit A Facility"
means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit A Commitments at such time and (b) US$50,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                              "Letter of Credit Advance" means an
advance made by any Issuing Bank or any Appropriate Lender pursuant to Section 2.03(c).

                              "Letter of Credit Agreement" has
the meaning specified in Section 2.03(a).

                              "Letter of Credit B-1 Commitment"
means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit B-1 Commitment" or, if such Issuing Bank has entered into one or more Assignments and Acceptances, set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 8.07(d) as such Issuing Bank's "Letter of Credit B-1 Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                              "Letter of Credit B-2 Commitment"
means, with respect to any Issuing Bank at any time, such amount, if any, as may be agreed upon from time to time between an Issuing Bank and a B-2 Borrower or, if such Issuing Bank has entered into one or more Assignments and Acceptances with respect to any such amount, the amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 8.07(d) as such Issuing Bank's "Letter of Credit B-2 Commitment", as such amount may be reduced at or prior to such time pursuant to
Section 2.06.

                              "Letter of Credit B-1 Facility"
means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit B-1 Commitments at such time and (b) US$20,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                              "Letter of Credit B-2 Facility"
means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit B-2 Commitments at such time and (b) US$30,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                              "Letter of Credit Commitment" means
a Letter of Credit A Commitment, a Letter of Credit B-1
Commitment or a Letter of Credit B-2 Commitment.

                              "Letter of Credit Facility" means
the Letter of Credit A Facility, the Letter of Credit B-1
Facility or the Letter of Credit B-2 Facility.

                              "Lien" means any lien, security
interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                              "Loan Documents" means (a) for
purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof and for all other purposes other than for purposes of the Guaranties and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) each Letter of Credit Agreement and (vi) the Consents and (b) for purposes of the Guaranties and the Collateral Documents, (i) this Agreement,
(ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) each Letter of Credit Agreement, (vi) each Bank Hedge Agreement, (vii) the Daylight Overdraft Documents and
(viii) the Consents, in each case as amended, supplemented or otherwise modified from time to time.

                              "Loan Parties" means the Borrowers
and the Guarantors.

                              "Local Rate" means (a) with respect
to any Working Capital B-2 Advance denominated in any Foreign
Currency, the rate of interest from time to time publicly announced by Citibank in the jurisdiction of issuance of such Foreign Currency as its base rate (or its equivalent thereof) for loans denominated in such Foreign Currency at the principal lending office of Citibank in the jurisdiction of issuance of such Foreign Currency, (b) with respect to any Working Capital B-3 Advance, the rate of interest from time to time publicly announced by the principal office of Citibank in Milan, Italy as the base rate (or its equivalent thereof) for loans denominated in such Foreign Currency at the principal lending office of Citibank in the jurisdiction of issuance of such Foreign Currency and (c) with respect to any Canadian Borrower Advance denominated in Canadian Dollars, the Canadian Prime Rate.

                              "Local Rate Advance" shall mean
each Working Capital B-2 Advance, Working Capital B-3 Advance or Canadian Borrower Advance hereunder at such time as it is made and/or being maintained at a rate of interest based upon the Local Rate for the relevant Foreign Currency or Canadian Dollars, as the case may be.

                              "Louisiana Undertaking" has the
meaning specified in Section 3.01(f)(v).

                              "Margin Stock" has the meaning
specified in Regulation U. "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of
(a) Crompton Corp. and its Subsidiaries, taken as a whole, (b) Crompton Corp. and its Subsidiaries (other than Uniroyal Corp. and its Subsidiaries), taken as a whole, or (c) Uniroyal and its Subsidiaries, taken as a whole.

                              "Material Adverse Effect" means a
material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of (i) Crompton Corp. and its Subsidiaries, taken as a whole,
(ii) Crompton Corp. and its Subsidiaries (other than Uniroyal Corp. and its Subsidiaries), taken as a whole, or (iii) Uniroyal and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Agent or any Lender Party under any Loan Document or Related Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or Related Document to which it is or is to be a party.

                              "Material Subsidiary" means, at any
time, a Subsidiary of Crompton Corp. having at least US$10,000,000 in assets on a Consolidated basis (determined as of the last day of the most recent fiscal quarter of Crompton Corp.) or at least US$20,000,000 in revenues, on a Consolidated basis, for the 12-month period ending on the last day of the most recent fiscal quarter of Crompton Corp.; provided, however, that any Subsidiary formed or acquired after the last day of the most recent fiscal quarter of Crompton Corp. that would have been a Material Subsidiary if it had been formed or acquired on or prior to the last day of such fiscal quarter shall be a Material Subsidiary for purposes hereof from and after the date of its formation or acquisition.

                              "Maturity Date" means, for each
Bankers' Acceptance comprising part of the same Drawing, the date on which the Face Amount for such Bankers' Acceptance becomes due and payable in accordance with the provisions set forth below, which shall be a Business Day occurring one, two or three months or, if available to all Canadian Lenders purchasing Bankers' Acceptances in connection with the applicable Drawing, six months after the date on which such Bankers' Acceptance is purchased and/or accepted as part of any Drawing, as the Canadian Borrower may select upon notice received by the Agent not later than 10:00
 a.m. (New York City time) on a Canadian Business Day at least three Canadian Business Days prior to the date on which such Bankers' Acceptance is to be accepted and purchased (whether as a new Drawing, by renewal or by Conversion); provided, however, that:

                                                       (a)  such
Borrower may not select any Maturity Date for any Bankers'
Acceptance that occurs after the then scheduled Termination Date;

                                                       (b)
the Maturity Date for all Bankers' Acceptances comprising part of the same Drawing shall occur on the same date; and

                                                       (c)
whenever the Maturity Date for any Bankers' Acceptance would otherwise occur on a day other than a Canadian Business Day, such Maturity Date shall be extended to occur on the next succeeding
Canadian Business Day.

                              "Merger" means the merger
consummated on August 21, 1996 between Crompton Corp. and
Uniroyal Corp. through Tiger Merger Corp., a Delaware corporation and a wholly owned Subsidiary of Crompton Corp., pursuant to the Merger Agreement in which Uniroyal Corp. was the surviving corporation.

                              "Merger Agreement" means the
Agreement and Plan of Merger dated as of April 30, 1996 (as amended, supplemented or otherwise modified in accordance with its terms, to the extent permitted in accordance with the Loan Documents) among Crompton Corp., Tiger Merger Corp., a Delaware corporation and wholly owned Subsidiary of Crompton Corp., and Uniroyal Corp.

                              "Minor Subsidiaries" means those
Subsidiaries of Crompton Corp. listed on Schedule III hereto.

                              "Moody's" means Moody's Investors
Service, Inc.
                              "Multiemployer Plan" means a
multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                              "Multiple Employer Plan" means a
single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                              "Naugatuck" means Naugatuck
Treatment Company, a Connecticut corporation.

                              "Net Cash Proceeds" means, with
respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) but for the fact that at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Person may deduct an amount equal to the amount reserved in accordance with GAAP for such Person's reasonable estimate of such taxes, other than taxes for which such Person is indemnified; provided further, however, that if the amount deducted pursuant to clause (b) above is greater than the amount actually so paid, the amount of such excess shall constitute Net Cash Proceeds.
                              "Note" means a Working Capital A
Note, a Working Capital B-1 Note, a Working Capital B-2 Note, a Working Capital B-3 Note or a Canadian Borrower Note.

                              "Notice of Borrowing" has the
meaning specified in Section 2.02(a).

                              "Notice of Issuance" has the
meaning specified in Section 2.03(a).

                              "Notice of Swing Line Borrowing"
has the meaning specified in Section 2.02(b).

                              "NPL" means the National Priorities
List under CERCLA.

                              "Obligation" means, with respect to
any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                              "OECD" means the Organization for
Economic Cooperation and Development.

                              "Operating Cash Flow" means, for
any Fiscal Year, an amount equal to "cash flow from operations" for such Fiscal Year as set forth on the statement of cash flows furnished for such Fiscal Year pursuant to Section 5.03(c) less scheduled principal amounts of Debt paid or to be paid (other than in connection with the refinancing or replacement of any Surviving Debt) by Crompton Corp. and its Subsidiaries during such Fiscal Year.

                              "Other Taxes" has the meaning
specified in Section 2.15(b).

                              "Parent Guaranty" has the meaning
specified in Section 3.01(f)(iii).

                              "Payment Office" means with respect
to any Working Capital B-2 Advance, Working Capital B-3 Advance or Canadian Borrower Advance, the office of Citibank set forth opposite the caption "Working Capital B-2 Advances", "Working Capital B-3 Advances" and "Canadian Borrower Advances", respectively, on Schedule VII, or such other office as shall be from time to time selected by the Agent, subject, so long as no Default shall have occurred and be continuing, to the consent of Crompton Corp., such consent not to be unreasonably withheld or delayed, provided that each Payment Office designated for Canadian Borrower Advances shall be located in Canada.

                              "PBGC" means the Pension Benefit
Guaranty Corporation or any successor agency or entity performing substantially the same functions.

                              "Permitted Liens" has the meaning
specified in Section 5.02(a)(ii).

                              "Person" means an individual,
partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                              "Plan" means a Single Employer Plan
or a Multiple Employer Plan.

                              "Pledged Debt" has the meaning
specified in the Security Agreement.

                              "Pro Rata Share" of any amount
means (a) with respect to any Working Capital A Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Working Capital A Commitment at such time and the denominator of which is the Working Capital A Facility at such time, (b) with respect to any Working Capital B-1 Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Working Capital B-1 Commitment at such time and the denominator of which is the Working Capital B-1 Facility, (c) with respect to any Working Capital B-2 Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Working Capital B-2 Commitment at such time and the denominator of which is the Working Capital B-2 Facility, (d) with respect to any Working Capital B-3 Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Working Capital B-3 Commitment at such time and the denominator of which is the Working Capital B-3 Facility and (e) with respect to any Canadian Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Canadian Commitment at such time and the denominator of which is the Canadian Facility.

                              "Process Agent" has the meaning
specified in Section 8.13(a).

                              "Receivables" has the meaning
specified in Section 1 of the Uniroyal Security Agreement.

                              "Receivables Securitization" has
the meaning specified in Section 5.02(e).

                              "Register" has the meaning
specified in Section 8.07(d).

                              "Regulation U" means Regulation U
of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                              "Related Documents" means the
Merger Agreement, the Uniroyal Indentures, the Uniroyal Senior Notes, the Uniroyal Corp. Senior Notes, the Uniroyal Corp. Senior Subordinated Notes and the Uniroyal Corp. Subordinated Discount Notes and the Tax Agreement.

                              "Required Lenders" means at any
time Lenders owed or holding at least 51% of the sum of the aggregate Working Capital A Commitments, Working Capital B-1 Commitments, Working Capital B-2 Commitments, Working Capital B-3 Commitments and Canadian Commitments at such time, or, if the Working Capital A Commitments, Working Capital B-1 Commitments, Working Capital B-2 Commitments, Working Capital B-3 Commitments and Canadian Commitments have been terminated, 51% of the sum of the aggregate outstanding Working Capital A Advances, Working Capital B-1 Advances, Working Capital B-2 Advances, Working Capital B-3 Advances and Canadian Borrower Advances and Face Amount of Bankers' Acceptances (in each case, based on the Equivalent in US Dollars at such time) at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the aggregate amount of the Working Capital A Commitment, Working Capital B-1 Commitment, Working Capital B-2 Commitment, Working Capital B-3 Commitment and Canadian Commitment of such Lender at such time.

                              "Responsible Officer" means any
officer of any Loan Party or any of its Subsidiaries.

                              "Restatement Date" means any date
on or before August 5, 1997 on which the conditions set forth in
Article III applicable to the effectiveness of this Agreement have been fulfilled or waived.

                              "Rolling Period" means, with
respect to any fiscal quarter of Crompton Corp. and its Subsidiaries, such fiscal quarter and the three consecutive immediately preceding fiscal quarters.

                              "S&P" means Standard & Poor's
Rating Group, a division of The McGraw-Hill Companies, Inc.

                              "Secured Parties" means the Agent,
the Lender Parties, the Hedge Banks and the Daylight Overdraft
Bank.

                              "Security Agreement" has the
meaning specified in Section 3.01(f)(ii).

                              "Seoul Guaranty" means the guaranty
made by Uniroyal in favor of Citibank Seoul, which has issued bank guaranties of the obligations of Unikor Chemical Inc.
(Korea), a joint venture 50% owned by Uniroyal, to certain banks organized and located in Korea.

                              "Seoul Guaranty Amount" means a
fluctuating dollar amount equal to the amount of Uniroyal's obligations under the Seoul Guaranty, not to exceed US$2,000,000 or such other amount (not to exceed, in any event, US$5,000,000) as agreed from time to time by Citibank, Uniroyal and the Agent.

                              "Single Employer Plan" means a
single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under
Section 4069 of ERISA in the event such plan has been or were to be terminated.

                              "Solvent" and "Solvency" mean, with
respect to any Person on a particular date, that on such date (a)
                    the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                              "Standby Letter of Credit" means
any Letter of Credit issued under any Letter of Credit Facility, other than a Trade Letter of Credit.

                              "Subsidiary" of any Person means
any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of
(a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),
(b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                              "Subsidiary Guarantors" means the
Crompton Guarantors and the Uniroyal Guarantors.

                              "Subsidiary Guaranty" has the
meaning specified in Section 3.01(g)(iv).

                              "Surviving Debt" means the Debt
identified on Schedule 3.01(d).

                              "Swing Line A Advance" means an
advance made by (a) the Swing Line Bank pursuant to Section
2.01(g) or (b) any Working Capital A Lender pursuant to Section
2.02(b).

                              "Swing Line A Borrowing" means a
borrowing consisting of a Swing Line A Advance made by the Swing
Line Bank.
                              "Swing Line A Facility" has the
meaning specified in Section 2.01(g).

                              "Swing Line Advance" means a Swing
Line A Advance or a Swing Line B-1 Advance.

                              "Swing Line B-1 Advance" means an
advance made by (a) the Swing Line Bank pursuant to Section
2.01(h) or (b) any Working Capital B-1 Lender pursuant to Section
2.02(b).

                              "Swing Line B-1 Borrowing" means a
borrowing consisting of a Swing Line B-1 Advance made by the Swing Line Bank.

                              "Swing Line B-1 Facility" has the
meaning specified in Section 2.01(h).

                              "Swing Line Bank" means Citicorp.

                              "Swing Line Borrowing" means a
Swing Line A Borrowing or a Swing Line B-1 Borrowing.

                              "Swing Line Facility" means the
Swing Line A Facility or the Swing Line B-1 Facility.

                              "Tax Agreement" means the Tax
Agreement to be entered into by Crompton Corp. and some or all of its Subsidiaries.

                              "Taxes" has the meaning specified
in Section 2.15(a).

                              "Termination Date" means the
earlier of August 21, 2001 and the date of termination in whole of the Working Capital A Commitments, the Working Capital B-1 Commitments, the Working Capital B-2 Commitments, the Working Capital B-3 Commitments, the Canadian Commitments and the Letter of Credit Commitments pursuant to Section 2.06 or 6.01.

                              "Total Debt" of any Person means
all Debt of such Person of the types referred to in clauses (a) though (e) of the definition of "Debt".

                              "Total Debt/EBITDA Ratio" means, at
any date of determination, the ratio of Consolidated Total Debt of Crompton Corp. and its Subsidiaries as at the end of the immediately preceding Rolling Period to Consolidated EBITDA of Crompton Corp. and its Subsidiaries for such immediately preceding Rolling Period.
                              "Trade Letter of Credit" means any
Letter of Credit that is issued under either Letter of Credit Facility for the benefit of a supplier of Inventory to any Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank that issued such Letter of Credit of negotiable bills of lading, invoices and related documents.

                              "Type" refers to the distinction
between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurocurrency Rate and, with respect to Canadian Borrower Advances, refers to the distinction among such Advances bearing interest at the Canadian Base Rate, such Advances bearing interest at the Canadian Prime Rate and such Advances bearing interest at the Eurocurrency Rate.

                              "Uniroyal" has the meaning
specified in the recital of parties to this Agreement.

                              "Uniroyal B-1 Borrower" has the
meaning specified in the recital of parties to this Agreement.

                              "Uniroyal Corp." means Uniroyal
Chemical Corporation, a Delaware corporation.

                              "Uniroyal Corp. Senior Notes" means
the 10-1/2% Senior Notes due 2002 in an aggregate principal amount of US$300,000,000, issued by Uniroyal Corp. pursuant to an Indenture dated as of February 8, 1993 between Uniroyal Corp. and State Street Bank and Trust Company, as Trustee, as amended, supplemented or otherwise modified from time to time.

                              "Uniroyal Corp. Senior Subordinated
Notes" means the 11% Senior Subordinated Notes due 2003 in an aggregate principal amount of US$325,000,000, issued by Uniroyal Corp. pursuant to an Indenture dated as of February 8, 1993 between Uniroyal Corp. and United States Trust Company of New York, as Trustee, as amended, supplemented or otherwise modified from time to time.

                              "Uniroyal Corp. Subordinated
Discount Notes" means the 12% Subordinated Discount Notes due 2005 in an aggregate principal amount of US$229,952,000, issued by Uniroyal Corp. pursuant to an Indenture dated as of February 8, 1993 between Uniroyal Corp. and Shawmut Bank Connecticut, National Association, as Trustee, as amended, supplemented or otherwise modified from time to time.

                              "Uniroyal Guarantors" means
Uniroyal Corp., the Subsidiaries of Uniroyal Corp. listed on Part
II of Schedule II hereto and each other Subsidiary of Uniroyal
Corp. that shall be required to execute and deliver a guaranty pursuant to Section 5.01(k).

                              "Uniroyal Indentures" means the
Indentures pursuant to which the Uniroyal Corp. Senior Notes, Uniroyal Corp. Senior Subordinated Notes, Uniroyal Corp. Subordinated Discount Notes and Uniroyal Senior Notes were issued, in each case as amended, supplemented or otherwise modified or refinanced or refunded from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents.

                              "Uniroyal Security Agreement" has
the meaning specified in Section 3.01(f)(ii).

                              "Uniroyal Senior Notes" means the
9% Senior Notes issued by Uniroyal pursuant to an Indenture dated as of September 1, 1993 between Uniroyal and State Street Bank and Trust Company, as Trustee, as amended, supplemented or otherwise modified from time to time.

                              "Unused Working Capital Commitment"
means, with respect to any Working Capital Facility and any Working Capital Lender at any time, (a) such Lender's Working Capital Commitment under such Working Capital Facility at such time minus (b) the sum (without duplication) of (i) the aggregate principal amount in US Dollars of all Working Capital Advances, Swing Line Advances and Letter of Credit Advances made under such Working Capital Facility, by such Lender (in its capacity as a Lender but not in its capacity as an Issuing Bank or a Swing Line
Bank) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding under such Working Capital Facility at such time, (B) the aggregate principal amount in US Dollars of all Letter of Credit Advances made under such Working Capital Facility by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time, (C) the aggregate principal amount in US Dollars of all Swing Line Advances made under such Working Capital Facility by the Swing Line Bank pursuant to Section 2.01(g) or (h), as the case may be, and outstanding at such time,
(D) in the case of the Working Capital B-1 Facility, the amount of the Working Capital B-1 Commitments then reserved pursuant to
Section 2.01(j), (E) in the case of the Working Capital A Facility, the amount of the Working Capital A Commitments then reserved pursuant to Sections 2.01(k) and 2.01(l) and (F) in the case of the Canadian Facility, the aggregate Face Amount of all Bankers' Acceptances purchased and/or accepted by such Lender and outstanding at such time.

                              "US Dollars" and the "US$" sign
each means lawful money of the United States of America.

                              "Voting Stock" means capital stock
issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                              "Welfare Plan" means a welfare
plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                              "Withdrawal Liability" has the
meaning specified in Part I of Subtitle E of Title IV of ERISA.

                              "Working Capital A Advance" has the
meaning specified in Section 2.01(a).

                              "Working Capital A Borrowing" means
a borrowing consisting of simultaneous Working Capital A Advances of the same Type made by the Working Capital A Lenders.

                              "Working Capital A Commitment"
means, with respect to any Working Capital A Lender at any time, the Dollar amount set forth opposite such Lender's name on
Schedule I hereto under the caption "Working Capital A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d) as such Lender's "Working Capital A Commitment", as such Dollar amount may be reduced at or prior to such time pursuant to
Section 2.06.

                              "Working Capital A Facility" means,
at any time, the aggregate amount of the Working Capital A
Lenders' Working Capital A Commitments at such time.

                              "Working Capital A Lender" means
any Lender that has a Working Capital A Commitment.

                              "Working Capital A Note" means a
promissory note of any Crompton A Borrower payable to the order of any Working Capital A Lender, in substantially the form of
Exhibit                      A-1 hereto, evidencing the aggregate
indebtedness of such Borrower to such Lender resulting from the Working Capital A Advances made by such Lender.

                              "Working Capital Advance" means a
Working Capital A Advance, a Working Capital B-1 Advance, a
Working Capital B-2 Advance, a Working Capital B-3 Advance or a
Canadian Borrower Advance.

                              "Working Capital B-1 Advance" has
the meaning specified in Section 2.01(b).

                              "Working Capital B-1 Borrowing"
means a borrowing consisting of simultaneous Working Capital B-1
Advances of the same Type made by the Working Capital B-1
Lenders.

                              "Working Capital B-1 Commitment"
means, with respect to any Working Capital B-1 Lender at any time, the Dollar amount set forth opposite such Lender's name on
Schedule I hereto under the caption "Working Capital B-1 Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d) as such Lender's "Working Capital B-1 Commitment", as such Dollar amount may be reduced at or prior to such time pursuant to
Section  2.06.

                              "Working Capital B-1 Facility"
means, at any time, the aggregate amount of the Working Capital
B-1 Lenders' Working Capital B-1 Commitments at such time.

                              "Working Capital B-1 Lender" means
any Lender that has a Working Capital B-1 Commitment.

                              "Working Capital B-1 Note" means a
promissory note of the Uniroyal B-1 Borrower payable to the order of any Working Capital B-1 Lender, in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of the Uniroyal B-1 Borrower to such Lender resulting from the Working Capital B-1 Advances made by such Lender.

                              "Working Capital B-2 Advance" has
the meaning specified in Section 2.01(c).

                              "Working Capital B-2 Borrowing"
means a borrowing consisting of simultaneous Working Capital B-2
Advances of the same Type made by the Working Capital B-2
Lenders.

                              "Working Capital B-2 Commitment"
means, with respect to any Working Capital B-2 Lender at any time, the Dollar amount set forth opposite such Lender's name on
Schedule I hereto under the caption "Working Capital B-2 Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d) as such Lender's "Working Capital B-2 Commitment", as such Dollar amount may be reduced at or prior to such time pursuant to
Section  2.06.

                              "Working Capital B-2 Facility"
means, at any time, the aggregate amount of the Working Capital
B-2 Lenders' Working Capital B-2 Commitments at such time.

                              "Working Capital B-2 Lender" means
any Lender that has a Working Capital B-2 Commitment.

                              "Working Capital B-2 Note" means a
promissory note of any B-2 Borrower payable to the order of any Working Capital B-2 Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of such B-2 Borrower to such Lender resulting from the Working Capital B-2 Advances made by such Lender.

                              "Working Capital B-3 Advance" has
the meaning specified in Section 2.01(d).

                              "Working Capital B-3 Borrowing"
means a borrowing consisting of simultaneous Working Capital B-3
Advances of the same Type made by the Working Capital B-3
Lenders.

                              "Working Capital B-3 Commitment"
means, with respect to any Working Capital B-3 Lender at any time, the Dollar amount set forth opposite such Lender's name on
Schedule I hereto under the caption "Working Capital B-3 Commitment" or, if such Lender has entered into one or more. Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d) as such Lender's "Working Capital B-3 Commitment", as such Dollar amount may be reduced at or prior to such time pursuant to
Section  2.06.

                              "Working Capital B-3 Facility"
means, at any time, the aggregate amount of the Working Capital
B-3 Lenders' Working Capital B-3 Commitments at such time.

                              "Working Capital B-3 Lender" means
any Lender that has a Working Capital B-3 Commitment.
                              "Working Capital B-3 Note" means a
promissory note of any B-3 Borrower payable to the order of any Working Capital B-3 Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of such B-3 Borrower to such Lender resulting from the Working Capital B-3 Advances made by such Lender.

                              "Working Capital Borrowing" means a
Working Capital A Borrowing, a Working Capital B-1 Borrowing, a
Working Capital B-2 Borrowing, a Working Capital B-3 Borrowing or a Canadian Borrower Borrowing.

                              "Working Capital Commitment" means
a Working Capital A Commitment, a Working Capital B-1 Commitment, a Working Capital B-2 Commitment, a Working Capital B-3
Commitment or a Canadian Commitment.

                              "Working Capital Facility" means
the Working Capital A Facility, the Working Capital B-1 Facility, the Working Capital B-2 Facility, the Working Capital B-3
Facility or the Canadian Facility.

                              "Working Capital Lender" means a
Working Capital A Lender, a Working Capital B-1 Lender, a Working
Capital B-2 Lender, a Working Capital B-3 Lender or a Canadian
Lender.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f), in the case of Crompton Corp. and its Subsidiaries (other than Uniroyal Corp. and its Subsidiaries), and Section 4.01(g), in the case of Uniroyal Corp. and its Subsidiaries ("GAAP").

                           ARTICLE II

                AMOUNTS AND TERMS OF THE ADVANCES
                    AND THE LETTERS OF CREDIT

          SECTION 2.01. The Advances.(a) The Working Capital A Advances. Each Working Capital A Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Working Capital A Advance") to any Crompton A Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment under the Working Capital A Facility at such time. Each Working Capital A Borrowing shall be in an aggregate amount of US$5,000,000 (or, if the Swing Line Bank shall, in its sole discretion, decline to make a Swing Line A Advance on such Business Day after a request therefor by such Crompton A Borrower pursuant to Section 2.01(g), US$1,000,000) or an integral multiple of US$1,000,000 in excess thereof and shall consist of Working Capital A Advances made simultaneously by the Working Capital A Lenders ratably according to their Working Capital A Commitments. Each Working Capital A Advance shall be denominated in US Dollars. Within the limits of each Working Capital A Lender's Unused Working Capital Commitment under the Working Capital A Facility in effect from time to time, the Crompton A Borrowers may borrow under this Section 2.01(a), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(a).

          (b) The Working Capital B-1 Advances. Each Working Capital B-1 Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Working Capital B-1 Advance") to the Uniroyal B-1 Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment under the Working Capital B-1 Facility at such time. Each Working Capital B-1 Borrowing shall be in an aggregate amount of US$5,000,000 (or, if the Swing Line Bank shall, in its sole discretion, decline to make a Swing Line B-1 Advance on such Business Day after a request therefor by the Uniroyal B-1 Borrower pursuant to Section 2.01(h), US$1,000,000) or an integral multiple of US$1,000,000 in excess thereof and shall consist of Working Capital B-1 Advances made simultaneously by the Working Capital B-1 Lenders ratably according to their Working Capital B-1 Commitments. Each Working Capital B-1 Advance shall be denominated in US Dollars. Within the limits of each Working Capital B-1 Lender's Unused Working Capital Commitment under the Working Capital B-1 Facility in effect from time to time, the Uniroyal B-1 Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(b).

          (c) The Working Capital B-2 Advances. Each Working Capital B-2 Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Working Capital B-2 Advance") to any B-2 Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount (based in respect of any Working Capital B-2 Advance denominated in a Foreign Currency on the Equivalent in US Dollars on the Business Day such Advance is made) for each such Advance not to exceed such Lender's Unused Working Capital Commitment under the Working Capital B-2 Facility at such time. Each Working Capital B-2 Borrowing shall be in an aggregate amount of US$1,000,000 (or the Equivalent thereof in any Foreign Currency) or an integral multiple of US$100,000 (or the Equivalent thereof in any Foreign Currency) in excess thereof and shall consist of Working Capital B-2 Advances made simultaneously by the Working Capital B-2 Lenders ratably according to their Working Capital B-2 Commitments. Within the limits of each Working Capital B-2 Lender's Unused Working Capital Commitment under the Working Capital B-2 Facility in effect from time to time, any B-2 Borrower may borrow under this
Section 2.01(c), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(c).

          (d) The Working Capital B-3 Advances. Each Working Capital B-3 Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Working Capital B-3 Advance") to any B-3 Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount (based in respect of any Working Capital B-3 Advance denominated in a Foreign Currency on the Equivalent in US Dollars on the Business Day such Advance is made) for each such Advance not to exceed such Lender's Unused Working Capital Commitment under the Working Capital B-3 Facility at such time. Each Working Capital B-3 Borrowing shall be in an aggregate amount of US$1,000,000 (or the Equivalent thereof in any Foreign Currency) or an integral multiple of US$100,000 (or the Equivalent thereof in any Foreign Currency) in excess thereof and shall consist of Working Capital B-3 Advances made simultaneously by the Working Capital B-3 Lenders ratably according to their Working Capital B-3 Commitments. Within the limits of each Working Capital B-3 Lender's Unused Working Capital Commitment under the Working Capital B-3 Facility in effect from time to time, any B-3 Borrower may borrow under this
Section 2.01(d), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(d).

          (e) Canadian Borrower Advances. Each Canadian Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Canadian Borrower Advance") in either US Dollars or Canadian Dollars to the Canadian Borrower, in each case, from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance (based in respect of any Canadian Borrower Advance denominated in Canadian Dollars, on the Equivalent in US Dollars on the Business Day such Advance is made) not to exceed such Lender's Unused Working Capital Commitment under the Canadian Facility at such time. Each Canadian Borrowing (other than a Canadian Borrowing the proceeds of which will be used solely to repay a Borrowing of Canadian Prime Rate Advances pursuant to Section 2.04(a) in connection with any Drawing) under this Section 2.01(e) shall be in an aggregate amount of US$5,000,000 (or the Equivalent thereof in Canadian Dollars), or an integral multiple of US$1,000,000 (or the Equivalent thereof in Canadian Dollars), in excess thereof and shall consist of Canadian Borrower Advances made simultaneously by the Canadian Lenders ratably according to their Canadian Commitments. Within the limits of each Canadian Lender's Unused Working Capital Commitment under the Canadian Facility in effect from time to time, the Canadian Borrower may borrow under this Section 2.01(e), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(e).

          (f) Drawings. Each Canadian Lender severally agrees, on the terms and conditions hereinafter set forth, to accept Drafts (each Draft so accepted, a "Bankers' Acceptance") for the account of the Canadian Borrower, and to purchase such Bankers' Acceptances from time to time on any Business Day during the period from the date hereof until the Termination Date having a Face Amount (determined in the Equivalent thereof in US Dollars) for all such Bankers' Acceptances purchased by such Lender at the time of such Drawing not to exceed such Lender's Unused Working Capital Commitment under the Canadian Facility at such time.
Each Drawing shall be comprised solely of Canadian Dollars, shall be in an aggregate Face Amount which, together with any Canadian Prime Rate Advances made in connection with such Drawing, equals CN$5,000,000 or an integral multiple of CN$1,000,000 in excess thereof and shall consist of the creation and purchase of Bankers' Acceptances at or about the same time by the Canadian Lenders ratably in accordance with their respective Canadian Commitments. Within the limits of each Canadian Lender's Unused Working Capital Commitment under the Canadian Facility in effect from time to time, amounts drawn by the Canadian Borrower under this Section 2.01(f) and repaid or prepaid from time to time may be redrawn by the Canadian Borrower under this Section 2.01(f).

          (g) The Swing Line A Advances. Any Crompton A Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, if in its sole discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line A Advances to such Crompton A Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding US$10,000,000 (the "Swing Line A Facility") and
(ii) in an amount for each such Swing Line A Borrowing not to exceed the aggregate of the Unused Working Capital Commitments under the Working Capital A Facility of the Working Capital A Lenders at such time. No Swing Line A Advance shall be used for the purpose of funding the payment of principal of any other Swing Line A Advance. Each Swing Line A Borrowing shall be in an amount of US$500,000 or an integral multiple of US$100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line A Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line A Advances, the Crompton A Borrowers may borrow under this Section 2.01(g), repay pursuant to Section 2.05(g) or prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(g).

          (h) The Swing Line B-1 Advances. The Uniroyal B-1 Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, if in its sole discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line B-1 Advances to the Uniroyal B-1 Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding US$10,000,000 (the "Swing Line B-1 Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Working Capital Commitments under the Working Capital B-1 Facility of the Working Capital B-1 Lenders at such time. No Swing Line B-1 Advance shall be used for the purpose of funding the payment of principal of any other Swing Line B-1 Advance. Each Swing Line B-1 Borrowing shall be in an amount of US$500,000 or an integral multiple of US$100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line B-1 Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line B-1 Advances, the Uniroyal B-1 Borrower may borrow under this Section 2.01(h), repay pursuant to Section 2.05(g) or prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(h).

          (i) Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of any Borrower under the Letter of Credit A Facility, Letter of Credit B-1 Facility or Letter of Credit B-2 Facility, as the case may be, from time to time on any Business Day during the period from the date hereof until 30 days before the Termination Date
(i) in an aggregate Available Amount for all Letters of Credit issued by such Issuing Bank not to exceed at any time such Issuing Bank's Letter of Credit Commitment at such time under the Facility which the applicable Notice of Issuance specifies as the Facility under which such Letter of Credit is to be issued, (ii) in an Available Amount for each such Letter of Credit to be issued under the Letter of Credit A Facility not to exceed the lesser of (x) the Letter of Credit A Facility at such time and
(y) the aggregate Unused Working Capital Commitments of the Working Capital A Lenders under the Working Capital A Facility at such time, (iii) in an Available Amount for each such Letter of Credit to be issued under the Letter of Credit B-1 Facility not to exceed the lesser of (x) the Letter of Credit B-1 Facility at such time and (y) the aggregate Unused Working Capital Commitments of the Working Capital B-1 Lenders under the Working Capital B-1 Facility at such time and (iv) in an Available Amount for each such Letter of Credit to be issued under the Letter of Credit B-2 Facility not to exceed the lesser of (x) the Letter of Credit B-2 Facility at such time and (y) the aggregate Unused Working Capital Commitments of the Working Capital B-2 Lenders under the Working Capital B-2 Facility at such time. Letters of Credit issued under the Letter of Credit A Facility shall be issued for the account of any Crompton A Borrower, Letters of Credit issued under the Letter of Credit B-1 Facility shall be issued for the account of the Uniroyal B-1 Borrower and Letters of Credit issued under the Letter of Credit B-2 Facility shall be issued for the account of any B-2 Borrower. No Letters of Credit shall be issued under the Working Capital B-3 Facility or the Canadian Facility. No Letter of Credit shall have an expiration date (including all rights of the applicable Borrower or the beneficiary to require renewal) later than the earlier of 30 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof and
(B) in the case of a Trade Letter of Credit, 90 days after the date of issuance thereof. Within the limits of the Letter of Credit A Facility, the Letter of Credit B-1 Facility or the Letter of Credit B-2 Facility, as the case may be, and subject to the limits referred to above, any Crompton A Borrower, the Uniroyal B-1 Borrower, any B-2 Borrower, as the case may be, may request the issuance of Letters of Credit under this Section 2.01(i), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(i).

          (j) Set Aside of Working Capital B-1 Commitments in Respect of the Seoul Guaranty. Each Working Capital B-1 Lender's Pro Rata Share of an aggregate amount of Working Capital B-1 Commitments equal to the Seoul Guaranty Amount shall be reserved to ensure that sufficient funds may be made available to Uniroyal for payment to Citibank Seoul of the Seoul Guaranty Amount as the same becomes due and payable. The amount of Working Capital B-1 Commitments reserved under this Section 2.01(j) shall equal the Seoul Guaranty Amount from time to time.

          (k) Set Aside of Working Capital A Commitments in Respect of B-2 Facility Overage. Each Working Capital A Lender's Pro Rata Share of an aggregate amount of Working Capital A Commitments equal to the B-2 Facility Overage shall be reserved against the Working Capital A Commitment. The aggregate amount of Working Capital A Commitments reserved under this Section 2.01(k) shall equal the B-2 Facility Overage from time to time.

          (l) Set Aside of Working Capital A Commitments in Respect of B-3 Facility Overage. Each Working Capital A Lender's Pro Rata Share of an aggregate amount of Working Capital A Commitments equal to the B-3 Facility Overage shall be reserved against the Working Capital A Commitment. The aggregate amount of Working Capital A Commitments reserved under this Section 2.01(l) shall equal the B-3 Facility Overage from time to time.

          (m) Set Aside of Working Capital A Commitments in Respect of Canadian Facility Overage. Each Working Capital A Lender's Pro Rata Share of an aggregate amount of Working Capital A Commitments equal to the Canadian Facility Overage shall be reserved against the Working Capital A Commitment. The aggregate amount of Working Capital A Commitments reserved under this
Section 2.01(m) shall equal the Canadian Facility Overage from time to time.

     SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than (v) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances under the Working Capital A Facility or the Working Capital B-1 Facility, (w) 11:00 A.M. (London time) on the third Business Day prior to the date of the proposed Borrowing in the case a Borrowing consisting of Eurocurrency Rate Advances under the Working Capital B-2 Facility or the Working Capital B-3 Facility, (x) 11:00 A.M. (New York City time) on the third Canadian Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances under the Canadian Facility, (y) 11:00 A.M. (New York City time) on the first Canadian Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Canadian Base Rate Advances or Canadian Prime Rate Advances or (z) 11:00 A.M. (New York City time) on the first Business Day prior to the date of the proposed Borrowing (or, if the Swing Line Bank shall, in its sole discretion, decline to make a Swing Line Advance on the date of the proposed Borrowing after a request therefor by a Borrower pursuant to Section 2.01(g) or (h), the date of the proposed Borrowing) in the case of a Borrowing consisting of Base Rate Advances, by any Borrower to the Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Advance. Each Appropriate Lender shall, (x) before 11:00 A.M. (New York City time), in the case of a Borrowing under the Working Capital A Facility, Working Capital B-1 Facility or Canadian Facility and (y) before 11:00 (London time), in the case of a Borrowing under the Working Capital B-2 Facility or Working Capital B-3 Facility, in each case, on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. If for any reason set forth in Section 2.13, any Lender is unable to make, maintain or fund any Eurocurrency Rate Advance, such Lender shall make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders; provided, however, such Lender shall make such Eurocurrency Rate Advance available in US Dollars or such other currency as such Lender and the applicable Borrower may agree upon. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the relevant Borrower by crediting the relevant Borrower's Account or at the applicable Payment Office, as the case may be.

          (b) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by any Borrower to the Swing Line Bank and the Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in its sole discretion, it elects to make the requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Agent at the Agent's Account, in same day funds. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the relevant Borrower by crediting the relevant Borrower's Account. Upon written demand by the Swing Line Bank with an outstanding Swing Line A Advance or Swing Line B-1 Advance, as the case may be, with a copy of such demand to the Agent, each other Working Capital A Lender or Working Capital B-1 Lender, as the case may be, shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Working Capital A Lender or Working Capital B-1 Lender, as the case may be, such other Lender's Pro Rata Share of such outstanding Swing Line A Advance or Swing Line B-1 Advance, as the case may be, as of the date of such demand, by making available for the account of its Applicable Lending Office to the Agent for the account of the Swing Line Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line A Advance or Swing Line B-1 Advance, as the case may be, to be purchased by such Lender. Each Borrower hereby agrees to each such sale and assignment. Each Working Capital A Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line A Advance and each Working Capital B-1 Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line B-1 Advance on
(i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Working Capital Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital A Lender or Working Capital B-1 Lender, as the case may be, shall not have so made the amount of such Swing Line A Advance or Swing Line B-1 Advance, as the case may be, available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Agent, at the Federal Funds Rate. If such Lender shall pay to the Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

          (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrowers may not select Eurocurrency Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than (A) US$5,000,000 in the case of any Working Capital A Advance or any Working Capital B-1 Advance and
(B) US$1,000,000 (or the Equivalent thereof in any Foreign Currency or Canadian Dollars) in the case of any Working Capital B-2 Advance, any Working Capital B-3 Advance or any Canadian Borrower Advance, or if the obligation of the Appropriate Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.12 or Section 2.13 and (ii) the Working Capital Advances may not be outstanding as part of more than 12 separate Borrowings.

          (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower giving such notice. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower giving such notice shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (e) Unless the Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this
Section 2.02 and the Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the relevant Borrower severally agree to repay or pay to the Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid or paid to the Agent, at (i) in the case of the Borrowers, the interest rate applicable at such time under
Section 2.08 to Advances comprising such Borrowing and (ii) in the case of such Lender, the higher of (A) the Federal Funds Rate and (b) the cost of funds incurred by the Agent in respect of such amount. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

          (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          (g) Uniroyal hereby irrevocably authorizes and appoints Citibank as its attorney-in-fact to execute and deliver a Notice of Borrowing in accordance with Section 2.02(a) or a Notice of Swing Line Borrowing in accordance with Section 2.02(b), on behalf of and in the name of Uniroyal, for a Working Capital B-1 Borrowing or Swing Line B-1 Borrowing, as the case may be, in an aggregate amount not to exceed the Seoul Guaranty Amount. Uniroyal hereby authorizes each of Citibank and Citibank Seoul, in its discretion, to hold the proceeds of such Borrowing as collateral for, and/or then or at any time thereafter to apply such proceeds in whole or in part against the Obligations of Uniroyal under the Seoul Guaranty. Each Working Capital B-1 Lender severally agrees, notwithstanding any other term or condition of this Agreement (including, without limitation, any non-fulfillment of any of the conditions specified in Article
III), to make an Advance to or for the account of Uniroyal for the purposes specified in the proviso to the first sentence of
Section 2.17 hereof, on any Business Day during the period from the date hereof until the Termination Date, in an aggregate amount not to exceed such Lender's Pro Rata Share of the amount of Working Capital B-1 Commitments then reserved pursuant to
Section 2.01(j); provided that, after giving effect to the Advances made pursuant to this Section 2.02(g), the sum of the aggregate principal amount of Working Capital B-1 Advances, Swing Line B-1 Advances and Letter of Credit B-1 Advances then outstanding plus the Available Amount of all Letters of Credit issued under the Letter of Credit B-1 Facility and then outstanding shall not exceed the aggregate Working Capital B-1 Commitments.

          SECTION 2.03.  Issuance of and Drawings and
Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than (i) 11:00 A.M. (New York City time) in the case of any proposed issuance under the Letter of Credit A Facility or Letter of Credit B-1 Facility and (ii) 11:00 A. M. (London time) in the case of any proposed issuance under the Letter of Credit B-2 Facility, in each case on the second Business Day prior to the date of the proposed issuance of such Letter of Credit, by any Crompton A Borrower to any Issuing Bank under the Letter of Credit A Facility, by the Uniroyal B-1 Borrower to any Issuing Bank under the Letter of Credit B-1 Facility or by any B-2 Borrower to any Issuing Bank under the Letter of Credit B-2 Facility, which shall give to the Agent and each Appropriate Lender prompt notice thereof by telex or telecopier. No Letter of Credit shall be issued hereunder for the account of any B-3 Borrower. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount and currency of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit, (E) Facility under which such Letter of Credit is to be issued and (F) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the relevant Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from Appropriate Lenders holding at least 51% of the Working Capital A Commitments, Working Capital B-1 Commitments or Working Capital B-2 Commitments, as the case may be, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower requesting the issuance of such Letter of Credit at its office referred to in Section 8.02 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b) Letter of Credit Reports. Each Issuing Bank shall furnish (A) to the Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Appropriate Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and
(C) to the Agent and each Appropriate Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

          (c) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon payment by any Issuing Bank of a draft drawn under any Letter of Credit, such Issuing Bank shall give prompt notice thereof to the applicable Borrower and the Agent. Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Agent, each Appropriate Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Appropriate Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Agent for the account of such Issuing Bank, by deposit to the applicable Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. Each Borrower hereby agrees to each such sale and assignment. Each Appropriate Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii)the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Appropriate Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such Appropriate Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Appropriate Lender shall not have so made the amount of such Letter of Credit Advance available to the Agent, such Appropriate Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

          (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

          SECTION 2.04. Drawings of Bankers' Acceptances. (a) Request for Drawing. Each Drawing shall be made on notice, given not later than 12:00 noon (New York City time) on a Canadian Business Day at least two Canadian Business Days prior to the date of the proposed Drawing, by the Canadian Borrower to the Agent, which shall give each Canadian Lender prompt notice thereof by telex or telecopier. Each notice of a Drawing (a "Notice of Drawing") shall be in writing (including by telex or telecopier), in substantially the form of Exhibit B-2 hereto, and shall be confirmed by telephone immediately by the Canadian Borrower, specifying therein the requested (i) date of such Drawing (which shall be a Business Day), (ii) aggregate Face Amount of such Drawing and (iii) initial Maturity Date for each Bankers' Acceptance comprising part of such Drawing; provided, however, that, if the Agent determines in good faith (which determination shall be conclusive and binding upon the Canadian Borrower) that the Drafts to be accepted and purchased as part of any Drawing cannot, due solely to the requested aggregate Face Amount thereof, be accepted and/or purchased ratably by the Canadian Lenders in accordance with Section 2.01(f), then the aggregate Face Amount of such Drawing (or the Face Amount of Bankers' Acceptances to be created by any Canadian Lender) shall be reduced to such lesser amount as the Agent determines will permit such Drafts comprising part of such Drawing to be so accepted and purchased and, unless the Canadian Borrower shall have given written notice to the contrary to the Agent, each Canadian Lender shall fund the difference between such Lender's ratable portion of the original aggregate Face Amount of such Drawing and the Face Amount of the Bankers' Acceptances to be created by such Lender after giving effect to such reduction in the form of a Canadian Prime Rate Advance, which shall be deemed for all purposes hereof to be a Canadian Borrower Advance made pursuant to Section 2.01(f). The Agent agrees that it will, as promptly as practicable, notify the Canadian Borrower of the unavailability of Bankers' Acceptances and, if applicable, of the date and the amount of each Canadian Prime Rate Advance to be made or actually made in accordance with the immediately preceding sentence. Each Draft in connection with any requested Drawing (A) shall be in a minimum amount of CN$100,000 or an integral multiple of CN$100,000 in excess thereof, and (B) shall be dated the date of the proposed Drawing. Each Canadian Lender shall, before 1:00 p.m. (Toronto time) on the date of each Drawing, complete one or more Drafts in accordance with the related Notice of Drawing, accept such Drafts and purchase the Bankers' Acceptances created thereby for the Drawing Purchase Price and shall, before 1:00 p.m. (Toronto time) on such date, make available for the account of its Applicable Lending Office to the Agent at its appropriate Agent's Account, in same day funds, the Drawing Purchase Price payable by such Lender for such Drawing less the Drawing Fee payable to such Lender with respect thereto under Section 2.09(d). Upon the fulfillment of the applicable conditions set forth in Article III, the Agent will make the funds it has received from the Canadian Lenders available to the Canadian Borrower by crediting the relevant Borrower's Account or at the applicable Payment Office, as the case may be.

          (b)  Limitations on Drawings.  Anything in Section
2.04(a) to the contrary notwithstanding, the Canadian Borrower may not select a Drawing if the obligation of the Canadian
Lenders to purchase and accept Bankers' Acceptances shall then be suspended pursuant to Section 2.04(d) or 2.13.

          (c) Binding Effect of Notices of Drawing. Each Notice of Drawing shall be irrevocable and binding on the Canadian Borrower. In the case of any proposed Drawing, the Canadian Borrower shall indemnify each Canadian Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Drawing for such Drawing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Drawing Purchase Price to be paid by such Lender as part of such Drawing when, as a result of such failure, such Drawing is not made on such date.

          (d) Circumstances Making Bankers' Acceptances Unavailable. (i) If, with respect to any proposed Drawing, the Agent determines in good faith that circumstances affecting the money markets at the time any related Notice of Drawing is delivered or is outstanding will result in no market for the Bankers' Acceptances to be created in connection with such Drawing or an insufficient demand for such Bankers' Acceptances to allow the Lenders creating such Bankers' Acceptances to sell or trade the Bankers' Acceptances to be created and purchased or discounted by them hereunder in connection with such Drawing, then, upon notice to the Canadian Borrower and the Canadian Lenders thereof, (A) the Notice of Drawing with respect to such proposed Drawing shall be cancelled and the Drawing requested therein shall not be made and (B) the right of the Canadian Borrower to request a Drawing shall be suspended until the Agent shall notify such Borrower that the circumstances causing such suspension no longer exist. In the case of any such cancellation of a Notice of Drawing, unless the Canadian Borrower shall give written notice to the contrary to the Agent, the cancellation of any such Notice of Drawing shall be deemed to be the giving by the Canadian Borrower of a Notice of Borrowing for Canadian Borrower Advances consisting of Canadian Prime Rate Advances in an aggregate principal amount equal to the aggregate Face Amount of such proposed Drawing and the Canadian Lenders shall, subject to the terms and conditions hereof applicable to the making of Canadian Borrower Advances, make such Advances available to the Canadian Borrower, if practicable, on the same Business Day, and
otherwise on the next Business Day.   The Agent agrees that it
will, as promptly as practicable, notify the Canadian Borrower of the unavailability of Bankers' Acceptances and, if applicable, of the date and the amount of each Canadian Prime Rate Advance to be made or actually made in accordance with the immediately preceding sentence.

                              (ii)  Upon the occurrence and
during the continuance of any Default, the obligation of the Canadian Lenders to purchase and/or accept Bankers' Acceptances shall be suspended.

          (e) Assumptions of the Agent. Unless the Agent shall have received notice from a Canadian Lender prior to the date of any Drawing that such Lender will not make available to it such Lender's ratable share of such Drawing in accordance with Section 2.04(a), the Agent may assume that such Lender has made such ratable share available to it on the date of such Drawing in accordance with Section 2.04(a) and the Agent may, in reliance upon such assumption, make available to the Canadian Borrower on such date a corresponding amount. If and to the extent that any such Lender shall not have so made such ratable share available to the Agent, such Lender and the Canadian Borrower severally agree to repay or pay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid or paid to the Agent, at (i) in the case of the Canadian Borrower, a rate per annum equal to the BA Rate used in calculating the Drawing Purchase Price with respect to such Drawing, and (ii) in the case of such Lender, the Canadian Interbank Rate. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Bankers' Acceptance as part of such Drawing for all purposes under this Agreement.

          (f) Presigned Draft Forms. To enable the Canadian Lenders to create Bankers' Acceptances in accordance with Section
 2.01(f) and this Section 2.04, (i) the Canadian Borrower shall supply each Canadian Lender, upon the Canadian Borrower's execution of this Agreement, with such number of Drafts provided to the Canadian Borrower by the Agent as the Agent may from time to time reasonably request, duly endorsed and executed on behalf of the Canadian Borrower by any one or more of its duly authorized officers. Each Canadian Lender shall exercise such care in the custody and safekeeping of any Drafts in its possession from time to time as it would exercise in the custody and safekeeping of similar property owned by it. The signatures of officers of the Canadian Borrower on Drafts may be mechanically reproduced in facsimile and Bankers' Acceptances bearing such facsimile signatures shall be binding upon the Canadian Borrower as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Draft as one of such officers may no longer hold office at the date of such draft or at the date of its acceptance by a Lender hereunder or at any time thereafter, any Draft or Bankers' Acceptance so signed shall be valid and binding upon, and enforceable against, the Canadian Borrower.

          (g) Distribution of Bankers' Acceptances. Bankers' Acceptances purchased by a Canadian Lender in accordance with the terms of Section 2.01(f) and this Section 2.04 may, in such Lender's sole discretion, be held by such Lender for its own account until the applicable Maturity Date or sold, rediscounted or otherwise disposed of by it at any time prior thereto in any relevant market therefor.

          (h) Failure to Fund in Respect of Drawings. The failure of any Canadian Lender to fund the Drawing Purchase Price to be funded by it as part of any Drawing shall not relieve any other Canadian Lender of its obligation hereunder to fund its Drawing Purchase Price on the date of such Drawing, but no Canadian Lender shall be responsible for the failure of any other Canadian Lender to fund the Drawing Purchase Price to be funded by such other Canadian Lender on the date of any Drawing.

          SECTION 2.05. Repayment of Advances. (a) Working Capital A Advances. Each Crompton A Borrower shall repay to the Agent for the ratable account of the Working Capital A Lenders on the Termination Date the aggregate principal amount of the Working Capital A Advances made to such Crompton A Borrower and then outstanding.

          (b)  Working Capital B-1 Advances.  The Uniroyal B-1
Borrower shall repay to the Agent for the ratable account of the Working Capital B-1 Lenders on the Termination Date the aggregate principal amount of the Working Capital B-1 Advances then outstanding.

          (c) Working Capital B-2 Advances. Each B-2 Borrower shall repay to the Agent for the ratable account of the Working Capital B-2 Lenders on the Termination Date the aggregate principal amount of the Working Capital B-2 Advances made to such B-2 Borrower and then outstanding, provided that such B-2 Borrower shall repay such amount in the currency in which such Working Capital B-2 Advance was made.

          (d) Working Capital B-3 Advances. Each B-3 Borrower shall repay to the Agent for the ratable account of the Working Capital B-3 Lenders on the Termination Date the aggregate principal amount of the Working Capital B-3 Advances made to such B-3 Borrower and then outstanding, provided that such B-3 Borrower shall repay such amount in the currency in which such Working Capital B-3 Advance was made.

          (e) Canadian Borrower Advances. The Canadian Borrower shall repay to the Agent for the ratable account of the Canadian Lenders on the Termination Date the aggregate principal amount of the Canadian Borrower Advances then outstanding; provided that the Canadian Borrower shall repay such amount in the currency in which such Canadian Borrower Advance was made.

          (f) Bankers' Acceptances. The Canadian Borrower shall, subject to Sections 2.11(a) and 2.11(b), pay to the Agent for the ratable account of the Canadian Lenders on the Maturity Date of any Bankers' Acceptances an amount equal to the aggregate Face Amount of all such Bankers' Acceptances maturing on such date. Any payment by the Canadian Borrower of any Bankers' Acceptances in accordance with this Section 2.05(f) shall, to the extent of such payment, satisfy the obligations of the Canadian Borrower under the Bankers' Acceptances to which it relates and, in the case of a Bankers' Acceptance, the Lender that has accepted such Bankers' Acceptance shall, to the extent of such payment to such Lender, thereafter be solely responsible for the payment thereof.

          (g) Swing Line Advances. Each Borrower shall repay to the Agent for the account of the Swing Line Bank and each other Working Capital Lender that has made a Swing Line Advance to such Borrower the outstanding principal amount of each Swing Line Advance made by each of them and owing by such Borrower on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

          (h) Letter of Credit Advances. (i) Each Borrower shall repay in like funds advanced to the Agent for the account of each Issuing Bank and each other Working Capital Lender that has made a Letter of Credit Advance to such Borrower on the earlier of the second Business Day following the date on which the related Letter of Credit is drawn and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

          (ii) The Obligations of each Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                              (A)  any lack of validity or
enforceability of any Loan Document, any Letter of Credit
Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                              (B)  any change in the time, manner
or place of payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                              (C)  the existence of any claim,
set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                              (D)  any statement or any other
document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                              (E)  payment by any Issuing Bank
under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                              (F)  any exchange, release or
non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any Guaranty or any other guarantee, for all or any of the Obligations of any Borrower in respect of the L/C Related Documents; or

                              (G)  any other circumstance or
happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower, any Guarantor or any other guarantor.

          SECTION 2.06. Termination or Reduction of the Commitments. (a) Optional. Crompton Corp. may, on its own behalf and on behalf of the other Borrowers, upon at least two Business Days' notice to the Agent, terminate in whole or reduce in part the unused portion of any Letter of Credit Facility, any Swing Line Facility or the Unused Working Capital Commitments under any Working Capital Facility; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of US$10,000,000 or an integral multiple of US$5,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

          (b) Mandatory. (i) The Letter of Credit A Facility, Letter of Credit B-1 Facility or Letter of Credit B-2 Facility, as the case may be, shall be permanently reduced from time to time on the date of each reduction in the Working Capital A Facility, Working Capital B-1 Facility or Working Capital B-2 Facility, as the case may be, by the amount, if any, by which the amount of the Letter of Credit A Facility, Letter of Credit B-1 Facility or Letter of Credit B-2 Facility, as the case may be, exceeds the Working Capital A Facility, Working Capital B-1 Facility or Working Capital B-2 Facility, as the case may be, after giving effect to such reduction of such Working Capital Facility.

          (ii) The Swing Line A Facility or Swing Line B-1 Facility, as the case may be, shall be permanently reduced from time to time on the date of each reduction in the Working Capital A Facility or Working Capital B-1 Facility, as the case may be, by the amount, if any, by which the amount of the Swing Line A Facility or Swing Line B-1 Facility, as the case may be, exceeds the Working Capital A Facility or Working Capital B-1 Facility, as the case may be, after giving effect to such reduction of such Working Capital Facility.

          (iii) Upon the date of receipt by Crompton Corp. or any of its Subsidiaries of the Net Cash Proceeds from the sale or other disposition of assets pursuant to clause (xi) of Section 5.02(e), the Working Capital Facilities shall be automatically and permanently reduced, on a pro rata basis, by the amount of such Net Cash Proceeds to the extent required under such clause
(xi).

          SECTION 2.07. Prepayments. (a) Optional. Each Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurocurrency Rate Advances, in each case to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be (A) with respect to any Working Capital A Advance or any Working Capital B-1 Advance, in an aggregate principal amount of US$5,000,000 or an integral multiple of US$1,000,000 in excess thereof or (B) with respect to any Working Capital B-2 Advance or any Working Capital B-3 Advance, in an aggregate principal amount of US$1,000,000 (or the Dollar Equivalent in the Foreign Currency of such Advance) or an integral multiple of US$100,000 (or the Dollar Equivalent in the Foreign Currency of such Advance), in each case in US Dollars or the applicable Foreign Currency of such Advance, determined on the day such notice is given and (y) if any prepayment of a Eurocurrency Rate Advance is made on a date other than the last day of an Interest Period for such Advance, such Borrower shall also pay any amounts owing pursuant to Section 8.04(c).

          (b) Mandatory. (i) The Crompton A Borrowers shall, on each Business Day, prepay an aggregate principal amount of the Working Capital A Advances comprising part of the same Borrowings, the Letter of Credit A Advances and the Swing Line A Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Working Capital A Advances,
(y) the Letter of Credit A Advances and (z) the Swing Line A Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding under the Working Capital A Facility exceeds (B) the Working Capital A Facility on such Business Day.

          (ii) The Uniroyal B-1 Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital B-1 Advances comprising part of the same Borrowings, the Letter of Credit B-1 Advances and the Swing Line B-1 Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Working Capital B-1 Advances, (y) the Letter of Credit B-1 Advances and (z) the Swing Line B-1 Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding under the Working Capital B-1 Facility exceeds (B) the Working Capital B-1 Facility on such Business Day.

          (iii) Notwithstanding anything herein to the contrary, each B-2 Borrower shall, on the first Business Day of each month, prepay such B-2 Borrower's Borrower's Share of any amount set forth in clause (b) of the definition "B-2 Facility Overage" that exceeds the lesser of (A) US$10,000,000 minus the B-3 Facility Overage at such time and (B) the aggregate Unused Working Capital Commitments of the Working Capital A Lenders at such time.

          (iv) Notwithstanding anything herein to the contrary, each B-3 Borrower shall, on the first Business Day of each month, prepay such B-3 Borrower's Borrower's Share of any amount set forth in clause (b) of the definition "B-3 Facility Overage" that exceeds the lesser of (A) US$10,000,000 minus the B-2 Facility Overage at such time and (B) the aggregate Unused Working Capital Commitments of the Working Capital A Lenders at such time.

          (v) The Canadian Borrower shall, on each Business Day, prepay an aggregate principal amount of the Canadian Borrower Advances comprising part of the same Borrowings equal to the amount by which (A) the sum of (x) the aggregate principal amount of the Canadian Borrower Advances and (y) the aggregate Face Amount of Bankers' Acceptances then outstanding exceeds (B) the Canadian Facility on such Business Day.

          (vi) Notwithstanding anything herein to the contrary, the Canadian Borrower shall, on the first Business Day of each month, prepay any amount set forth in clause (b) of the definition "Canadian Facility Overage" that exceeds the lesser of
(A) US$10,000,000 and (B) the aggregate Unused Working Capital Commitments of the Working Capital A Lenders at such time.

          (vii) The Crompton A Borrowers shall, on each Business Day, pay to the Agent for deposit in the relevant L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding under the Working Capital A Facility exceeds the Letter of Credit A Facility on such Business Day.

          (viii) The Uniroyal B-1 Borrower shall, on each Business Day, pay to the Agent for deposit in the relevant L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding under the Letter of Credit B-1 Facility exceeds the Letter of Credit B-1 Facility on such Business Day.

          (ix) The Canadian Borrower shall, on each Business Day, pay to the Agent for deposit in the Canadian Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Face Amount of all Bankers' Acceptances then outstanding under the Canadian Facility exceeds the Canadian Facility on such Business Day.

          (x) Prepayments of the Working Capital A Facility, Working Capital B-1 Facility, Working Capital B-2 Facility, Working Capital B-3 Facility or Canadian Facility made pursuant to clause (i), (ii), (iii), (iv), (v) or (vi) above shall be first applied to prepay Letter of Credit Advances then outstanding under such Facility until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding under such Facility until such Advances are paid in full, third applied to prepay Working Capital Advances then outstanding under such Facility comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the relevant L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding under such Facility or, in the case of the Canadian Facility, deposited in the Canadian Cash Collateral Account to cash collateralize 100% of the Face Amount of all Bankers' Acceptances then outstanding.

          (xi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          SECTION 2.08. Interest. (a) Availability of Types of Advances. Subject in each case to the provisions of Sections
2.10 and 2.13, Canadian Borrower Advances in US Dollars may be Canadian Base Rate Advances or Eurocurrency Rate Advances only and Canadian Borrower Advances in Canadian Dollars may be Canadian Prime Rate Advances only.

          (b) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to such Borrower and owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                              (i)  Base Rate Advances.  During
such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the first day of each October, January, April and July during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                              (ii)  Eurocurrency Rate Advances.
During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurocurrency Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in US Dollars or the applicable Foreign Currency, as the case may be, in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

                              (iii)  Local Rate Advances.  During
such periods as such Advance is a Local Rate Advance, a rate per annum equal at all times to the sum of (A) the Local Rate in effect from time to time plus (B) the Applicable Margin for Local Rate Advances in effect from time to time, payable in arrears quarterly on the first day of each October, January, April and July during such periods and on the date such Local Rate Advance shall be Converted or paid in full.

                              (iv)  Canadian Base Rate Advances.
During such periods as such Advance is a Canadian Base Rate Advance, a rate per annum equal at all times to the sum of (A)
                 the Canadian Base Rate in effect from time to time plus (B) the Applicable Margin for Canadian Base Rate Advances in effect from time to time, payable in arrears quarterly on the first day of each October, January, April and July during such periods and on the date such Canadian Base Rate Advance shall be Converted or paid in full.

          (c) Default Interest. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall pay interest on (i) the unpaid principal amount of each Advance made to such Borrower and owing to each Lender, payable in US Dollars or the applicable Foreign Currency, as the case may be, in arrears on the dates referred to in clause (b)(i) through (b)(iv) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (b)(i) through (b)(iv) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in US Dollars or the applicable Foreign Currency, as the case may be, in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (b)(i) through (b)(iv) above, and, in all other cases, on Base Rate Advances pursuant to clause (b)(i) above.

          (d) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Agent shall give notice to the relevant Borrower and each Appropriate Lender of the applicable interest rate determined by the Agent for purposes of clause (a).

          (e) Interest Rate Determination. (i) If the Reuters Screen CDOR Page is not available for the timely determination of the BA Rate, each Canadian Reference Lender agrees to furnish to the Agent timely information for the purpose of determining the BA Rate. If any one or more of such Canadian Reference Lenders shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Canadian Reference Lenders.

          (ii) If the Reuters Screen CDOR Page is not available for the timely determination of the BA Rate, and fewer than two
Canadian Reference Lenders are able to furnish timely information to the Agent for determining the BA Rate for any Bankers'
Acceptances,

                              (A)  the Agent shall forthwith
notify the Canadian Borrower and the Canadian Lenders that the interest rate cannot be determined for such Bankers' Acceptances, and

                              (B)  the obligation of the Canadian
Lenders to make, or to renew, Bankers' Acceptances shall be suspended until the Agent shall notify the Canadian Borrower and the Canadian Lenders that the circumstances causing such suspension no longer exist.

          (f) Interest Act (Canada). Whenever a rate of interest hereunder is calculated on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

          (g) Nominal Rates; No Deemed Reinvestment. The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for reinvestment or otherwise, before and after maturity, default and judgment. The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates. Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

          (h)  Interest Paid by the Canadian Borrower.
Notwithstanding any provision of this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code (Canada)) payable by the Canadian Borrower under this Agreement exceed the effective annual rate of interest on the "credit advanced" (as defined in the Section) under this Agreement lawfully permitted by that Section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that Section) is determined to be contrary to the provisions of that Section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Canadian Borrower and the Canadian Lenders and the amount of such payment or collection shall be refunded to the Canadian Borrower. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Lenders will be prima facie evidence of such rate.

          SECTION 2.09. Fees. (a) Commitment Fee. The Borrowers jointly and severally agree to pay to the Agent for the account of the Lenders a commitment fee, from August 15, 1996 in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in US Dollars in arrears quarterly on the first Business Day of each January, April, July and October, commencing October 1, 1996, and on the Termination Date, at a rate per annum equal to the Applicable Percentage in effect from time to time on the average daily Unused Working Capital Commitments of such Lender (without giving effect to clauses
(b)(ii)(D) and (b)(ii)(E) of the definition of "Unused Working Capital Commitment"); provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender; and provided further that, notwithstanding anything herein to the contrary and pursuant to
Section 8.17, each B-2 Borrower, each B-3 Borrower and the Canadian Borrower shall only be responsible for such B-2 Borrower's, such B-3 Borrower's or the Canadian Borrower's Borrower's Share of such Commitment Fee.

          (b) Letter of Credit Fees, Etc. (i) The Borrowers jointly and severally agree to pay to the Agent for the account of each Working Capital A Lender each Working Capital B-1 Lender and each Working Capital B-2 Lender a commission, payable in US Dollars quarterly in arrears on the first Business Day of each January, April, July and October, commencing October 1, 1996, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit issued under the Working Capital A Facility, Working Capital B-1 Facility and Working Capital B-2 Facility, respectively, and outstanding from time to time at the rate per annum equal to the Applicable Percentage in effect from time to time; provided that, notwithstanding anything herein to the contrary and pursuant to Section 8.17, each B-2 Borrower shall only be responsible for such B-2 Borrower's Borrower's Share of such Letter of Credit Fees.

          (ii) Any Borrower giving a Notice of Issuance shall pay to each Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of the requested Letter of Credit as such Borrower and such Issuing Bank shall agree.

          (c) Agent's Fees. The Borrowers jointly and severally agree to pay to the Agent for its own account such fees as may from time to time be agreed between the Borrowers and the Agent; provided that, notwithstanding anything herein to the contrary and pursuant to Section 8.17, each B-2 Borrower, each B-3 Borrower and the Canadian Borrower shall only be responsible for such B-2 Borrower's, such B-3 Borrower's or the Canadian Borrower's Borrower's Share of such Agent's Fees.

          (d) Drawing Fees. The Canadian Borrower shall, on the date of each Drawing and on the date of each renewal of any outstanding Bankers' Acceptances, pay to the Agent, in Canadian Dollars, for the ratable account of the Canadian Lenders accepting Drafts and purchasing Bankers' Acceptances, the Drawing Fee with respect to such Bankers' Acceptances. The Canadian Borrower irrevocably authorizes each such Lender to deduct the Drawing Fee payable with respect to each Bankers' Acceptance of such Lender from the Drawing Purchase Price payable by such Lender in respect of such Bankers' Acceptance in accordance with
Section 2.04 and to apply such amount so withheld to the payment of such Drawing Fee for the account of the Canadian Borrower and, to the extent such Drawing Fee is so withheld and legally permitted to be so applied, the Canadian Borrower's obligations under the preceding sentence in respect of such Drawing Fee shall be satisfied.

          SECTION 2.10. Conversion of Advances. (a) Optional. Any Borrower may on any Business Day, upon notice given to the Agent not later than (i) 11:00 A.M. (New York City time) in the case of Base Rate Advances or Eurocurrency Rate Advances under the Working Capital A Facility, the Working Capital B-1 Facility or the Canadian Facility and (ii) 11:00 A. M. (London time) in the case of Eurocurrency Rate Advances under the Working Capital B-2 Facility or the Working Capital B-3 Facility, on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.13, Convert all or any portion of the Advances of one Type made to such Borrower comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances or Canadian Base Rate Advances, as the case may be, shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances or Canadian Base Rate Advances, as the case may be, into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section
    2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.

          (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than US$5,000,000, or US$1,000,000 (or the Equivalent thereof) in the case of Working Capital B-2 Advances, Working Capital B-3 Advances and Canadian Borrower Advances, such Advances shall automatically (A) if such Eurocurrency Rate Advances are denominated in US Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Foreign Currency, be Converted into Local Rate Advances.

          (ii) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances made to such Borrower in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Appropriate Lenders, whereupon each such Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor,
(A) if such Eurocurrency Rate Advances are denominated in US Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Foreign Currency, be Converted into a Local Rate Advance.

          (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in US Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Foreign Currency, be redenominated into an Equivalent amount of US Dollars and be Converted into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances and the obligation of the Canadian Lenders to create or renew Bankers' Acceptances shall be suspended.

          SECTION 2.11. Renewal and Conversion of Bankers' Acceptances. (a) Optional Renewal. The Canadian Borrower may on any Business Day, upon notice given to the Agent not later than 12:00 noon (New York City time) on a Business Day at least two Canadian Business Days prior to the date of the proposed renewal and subject to the provisions of Section 2.13, renew all or any portion of the Bankers' Acceptances comprising part of the same Drawing; provided, however, that:

                              (i)  any renewal of Bankers'
Acceptances shall be made only on the then existing Maturity Date for such Bankers' Acceptances;

                              (ii)  each renewal of Bankers'
Acceptances comprising part of the same Drawing shall be made ratably among the Lenders holding such Bankers' Acceptances in accordance with the respective amount of such Bankers'
Acceptances so held; and

                              (iii)  no renewal of any Bankers'
Acceptance may be made at any time that a Default has occurred and is continuing.

Each such notice of renewal shall, within the restrictions set forth above, specify (A) the date of such renewal (which shall be the then existing Maturity Date of such Bankers' Acceptances and shall be a Canadian Business Day), (B) the Bankers' Acceptances to be renewed, (C) if less than all of the Bankers' Acceptances comprising part of any Drawing are to be renewed, the aggregate Face Amount for such renewal and (D) the term to maturity of the renewed Bankers' Acceptances (which shall comply with the definition of "Maturity Date" in Section 1.01); provided, however, that, if the Agent determines in good faith (which determination shall be conclusive and binding upon the Canadian Borrower) that the Bankers' Acceptances cannot, due solely to the requested aggregate Face Amount thereof, be renewed ratably by the Canadian Lenders, the aggregate Face Amount of such renewal (or the Face Amount of Bankers' Acceptances to be created by any Canadian Lender) shall be reduced to such lesser amount as the Agent determines will permit such renewal to be so made and each Canadian Lender shall fund the difference between such Lender's ratable portion of the original aggregate Face Amount of such renewal and the Face Amount of the Bankers' Acceptances to be created by such Lender after giving effect to such reduction in the form of a Canadian Prime Rate Advance, which shall be deemed for all purposes hereof to be a Canadian Borrower Advance made pursuant to Section 2.01(e)(ii). Each notice of renewal under this Section 2.11 shall be irrevocable and binding on the Canadian Borrower. Upon any renewal of Bankers' Acceptances comprising part of any Drawing in accordance with this Section 2.11(a), the Lenders holding the Bankers' Acceptances to be renewed shall exchange such maturing Bankers' Acceptances for new Bankers' Acceptances containing the terms set forth in the applicable notice of renewal, and the Drawing Purchase Price payable for each such renewal shall be applied, together with other funds, if necessary, available to the Canadian Borrower, to reimburse the Bankers' Acceptances otherwise maturing on such date in accordance with Section 2.05(f). The Canadian Borrower hereby irrevocably authorizes and directs each Canadian Lender to apply the proceeds of each renewed Bankers' Acceptance owing to it to the reimbursement, in accordance with this Section 2.11(a), of the Bankers' Acceptances owing to such Lender and maturing on such date.

          (b) Optional Conversion. The Canadian Borrower may on any Business Day, upon notice given to the Agent not later than 12:00 noon (New York City time) on a Business Day at least two Canadian Business Days prior to the date of the proposed Conversion and subject to the provisions of Section 2.13, Convert all or any portion of the Bankers' Acceptances comprising part of the same Drawing to a Canadian Borrower Borrowing comprised of Canadian Prime Rate Advances; provided, however, that:

                              (i)  any Conversion of Bankers'
Acceptances shall be made only on the then existing Maturity Date for such Bankers' Acceptances;

                              (ii)  each Conversion of Bankers'
Acceptances comprising part of the same Drawing shall be made ratably among the Lenders holding such Bankers' Acceptances in accordance with the respective amounts of such Bankers'
Acceptances so held; and

                              (iii)  no Conversion may be made if
(A) the amount of the Advance to be made by any Canadian Lender in connection with such Conversion would exceed such Lender's Unused Working Capital Commitment under the Canadian Facility in effect at the time of such Conversion, or (B) after giving effect to such Conversion, the sum of the aggregate principal amount of outstanding Canadian Borrower Advances plus the aggregate Face Amount of Bankers' Acceptances then outstanding would exceed the Canadian Facility.

Each such notice of Conversion shall, within the restrictions set forth above, specify (A) the date of such Conversion (which shall be the then existing Maturity Date of such Bankers' Acceptances and shall be a Business Day), (B) the Bankers' Acceptances to be Converted and (C) if less than all of the Bankers' Acceptances comprising part of any Drawing are to be Converted, the aggregate Face Amount of such Conversion. Each notice of Conversion under this Section 2.11 shall be irrevocable and binding on the Canadian Borrower. Upon any Conversion of Bankers' Acceptances comprising part of the same Drawing in accordance with this
Section 2.11(b), the obligation of the Canadian Borrower to reimburse the Lenders under Section 2.14 in respect of the Bankers' Acceptances otherwise maturing on such date shall, to the extent of such conversion, be Converted to an obligation to reimburse the Lenders making the Canadian Borrower Advances made in respect of such maturing Bankers' Acceptances on such date ratably in accordance with the amount of the Advances held by such Lender at the time of reimbursement. The Canadian Borrower hereby irrevocably authorizes and directs each Canadian Lender to apply the net proceeds of each Canadian Prime Rate Advance made by such Lender pursuant to this Section 2.11(b) to the reimbursement of the Bankers' Acceptances owing to such Lender and maturing on such date.

          (c) Mandatory Conversion. If any Default shall have occurred and be continuing or if the Canadian Borrower shall fail
(i) to deliver a properly completed notice of renewal under
Section 2.11(b) or a properly completed notice of Conversion under Section 2.11(b) indicating its intention to renew or to Convert any maturing Bankers' Acceptances or (ii) to reimburse the Canadian Lenders for any Bankers' Acceptances comprising part of the same Drawing pursuant to Section 2.05, the Agent will forthwith so notify the Canadian Borrower and the Canadian Lenders, whereupon each such Bankers' Acceptance will automatically, on the then existing Maturity Date of such Bankers' Acceptances, Convert into a Canadian Prime Rate Advance.

          SECTION 2.12. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be:

                              (A)  any increase in the cost to
any Lender Party of agreeing to make or of making, funding or maintaining Eurocurrency Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances;

                              (B)  any increase in the cost to
any Lender Party of agreeing to perform or of performing its obligations under this Agreement under or in respect of Bankers'
Acceptances; or

                              (C)  any reduction in any amount
payable to, or any increase in any payment required to be made by, or any forgiveness or reduction of effective return to, any Lender Party under this Agreement under or in respect of any Bankers' Acceptances

(excluding for purposes of this Section 2.12 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.15 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrowers jointly and severally agree to pay from time to time, upon demand by such Lender Party (with a copy of such demand to the Agent), to the Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that, before making any such demand, each Lender Party agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error; provided further that, notwithstanding anything herein to the contrary and pursuant to
Section 8.17, each B-2 Borrower, each B-3 Borrower and the Canadian Borrower shall only be responsible for such B-2 Borrower's, such B-3 Borrower's or the Canadian Borrower's Borrower's Share of such additional amounts.

          (b) If any Lender Party determines that either (i) the enactment of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend, to accept, purchase and/or discount Bankers' Acceptances or to issue Letters of Credit hereunder and other commitments of such type or the purchase and/or acceptance and maintenance of Bankers' Acceptances or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Agent), the Borrowers jointly and severally agree to pay to the Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend, to accept, purchase and/or discount Bankers' Acceptances or to issue Letters of Credit hereunder or to the purchase and/or acceptance and maintenance of Bankers' Acceptances or the issuance or maintenance of any Letters of Credit; provided, however, that, before making any such demand, each Lender Party agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such additional amounts payable under this subsection (b) and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to such amounts submitted to the Borrowers by such Lender Party shall be conclusive and binding for all purposes, absent manifest error; provided further that, notwithstanding anything herein to the contrary and pursuant to Section 8.17, each B-2 Borrower and the Canadian Borrower shall only be responsible for such B-2 Borrower's or the Canadian Borrower's Borrower's Share of such additional amounts.

          (c) If, with respect to any Eurocurrency Rate Advances made or to be made under any Facility, Appropriate Lenders holding at least 51% of the Commitments under such Facility notify the Agent that the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrowers and the Appropriate Lenders, whereupon
(i) each such Eurocurrency Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers that the Required Lenders have determined that the circumstances causing such suspension no longer exist.

          [(d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or to continue to fund or maintain Eurocurrency Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Agent, (i) each Eurocurrency Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of such Lender to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist.] [Duplicates 2.13(a)]

          SECTION 2.13. Illegality. (a) If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender Party (or its Eurocurrency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender Party (or its Eurocurrency Lending Office) to make, maintain or fund its Eurocurrency Rate Advances in US Dollars or any Foreign Currency hereunder such Lender Party shall so notify the Agent and Crompton Corp., whereupon until such Lender Party notifies the Agent and Crompton Corp. that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender Party to make such Eurocurrency Rate Advances shall be suspended. Before giving any notice to the Agent and Crompton Corp pursuant to this Section, such Lender Party shall designate a different Eurocurrency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. If such Lender Party shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurocurrency Rate Advances to maturity and shall so specify in such notice, each such Eurocurrency Rate Advance made by such Lender Party will automatically, upon such demand, (a) if such Eurocurrency Rate Advance is denominated in US Dollars, be converted into a Base Rate Loan and (b) if such Eurocurrency Advance is denominated in any Foreign Currency, be redenominated into an Equivalent amount of US Dollars and converted into a Local Rate Advance.

          (b) Notwithstanding any other provision of this Agreement, if the introduction of or any change in the interpretation of any law or regulation (including, without limitation, any change in acceptance limits imposed on any Lender) shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or any of their respective BA Lending Offices to perform its obligations hereunder to complete and accept Drafts, to purchase Bankers' Acceptances or to continue to fund or maintain Bankers' Acceptances hereunder, then, upon notice thereof and demand therefor by such Lender to the Canadian Borrower through the Agent (i) an amount equal to the aggregate Face Amount of all Bankers' Acceptances outstanding at such time shall, upon such demand (which shall only be made if deemed necessary by the applicable Lender to comply with applicable law), be deposited by the Canadian Borrower into the Canadian Cash Collateral Account until the Maturity Date of each such Bankers' Acceptance, (ii) upon the Maturity Date of any Bankers' Acceptance in respect of which any such deposit has been made, the Agent shall be, and hereby is, authorized (without notice to or any further action by any Borrower) to apply, or to direct the Agent to apply, such amount (or the applicable portion thereof) to the reimbursement of such Bankers' Acceptance and (iii) the obligation of the Canadian Lenders to complete and accept Drafts and/or to purchase Bankers' Acceptances shall be suspended until the Agent shall notify the Canadian Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

          SECTION 2.14. Payments and Computations. (a) Each Borrower (other than any B-2 Borrower or any B-3 Borrower) shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.18), not later than 11:00 A.M. (New York City time) on the day when due in US Dollars to the Agent at the applicable Agent's Account in same day funds. Each B-2 Borrower and B-3 Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.18), not later than 11:00 A.M. (London time) on the day when due in like funds as advanced to the Agent in same day funds by deposit of such funds to the applicable Agent's Account maintained at such Payment Office. The Agent will promptly thereafter cause like funds to be distributed (i) if such payment by such Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by such Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) If the Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances, the Face Amount of all outstanding Bankers' Acceptances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Agent shall direct.

          (c) Each Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender Party any amount so due.

          (d) All computations of interest based on the Base Rate, the Local Rate and the Canadian Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurocurrency Rate (other than such Eurocurrency Rate on any Advances denominated in the lawful currency of the United Kingdom of Great Britain and Northern Ireland) or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days, and all computations of interest based on the BA Rate and the Eurocurrency Rate on any Advances denominated in the lawful currency of the United Kingdom of Great Britain and Northern Ireland shall be made by the Agent on the basis of a year of 365 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (e) Whenever any payment hereunder or under the Notes or in respect of Bankers' Acceptances shall be stated to be due on a day other than a Business Day or a Canadian Business Day, as the case may be, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (f) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to any Lender Party hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent any Borrower shall not have so made such payment in full to the Agent, each such Lender Party shall repay to the Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Agent, at the higher of (A) the Federal Funds Rate and (b) the cost of funds incurred by the Agent in respect of such amount.

          SECTION 2.15. Taxes. (a) Any and all payments by any Borrower hereunder or under the Notes or in respect of any Bankers' Acceptance shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Lender Party and the Agent, respectively, taxes that are imposed on its overall net income or the overall net income of its branch (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Agent, respectively, is organized or any political subdivision thereof, (ii) in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction in which the principal office or such Lender Party's Applicable Lending Office is located or any political subdivision thereof and (iii) in the case of the Agent, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction in which the office through which the Agent performs its activities hereunder is located but not excluding any such taxes required to be withheld by a Working Capital B-3 Lender or Borrower with respect to any payments due to a Lender Party or the Agent from such Working Capital B-3 Lender or Borrower pursuant to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any of the Notes or in respect of a Bankers' Acceptance being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum paid or payable hereunder or under any Note or in respect of any Bankers' Acceptance to any Lender Party or the Agent, or, if the Agent shall be required by law to deduct any Taxes from or in respect of any sum paid or payable hereunder or under any Note or in respect of any Bankers' Acceptance to any Lender Party, (i) the sum payable by such Borrower shall be increased by such Borrower as may be necessary so that, after making all required deductions (including deductions, whether by such Borrower or the Agent, applicable to additional sums payable under this Section 2.15) such Lender Party and the Agent each receive an amount equal to the sum they each would have received had no such deductions been made (for example, and without limitation, if the sum paid or payable hereunder from or in respect of which a Borrower or the Agent shall be required to deduct any Taxes is interest, the interest payable by such Borrower shall be increased by such Borrower as may be necessary so that, after making all required deductions (including deductions applicable to additional interest), such Lender Party and the Agent each receive interest equal to the interest they each would have received had no such deduction been made), (ii) such Borrower (or, as the case may be and as required by applicable law, the Agent) shall make such deductions and (iii) such Borrower (or, as the case may be and as required by applicable law or the Agent) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder to such Borrower or under the Notes or in respect of any Bankers' Acceptance or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, any of the Notes or any Bankers' Acceptance (hereinafter referred to as "Other Taxes").

          (c) Each Borrower shall indemnify each Lender Party and the Agent for and hold harmless against the full amount of Taxes or Other Taxes (as well as, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section
 2.15) imposed on or paid by such Lender Party or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Agent at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under any of the Notes or in respect of any Bankers' Acceptance by or on behalf of any Borrower through an account or branch outside the United States, the United Kingdom, the Republic of France, the Kingdom of The Netherlands, the Federal Republic of Germany, Italy, Belgium and Canada or by or on behalf of any Borrower by a payor that is not a United States person or a corporation organized under the laws of the United Kingdom, the Republic of France, the Kingdom of The Netherlands, the Federal Republic of Germany, Italy, Belgium or Canada, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel reasonably acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender Party, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by any Borrower (but only so long as such Lender Party remains lawfully able to do so), shall provide such Borrower and the Agent with any form or certificate that is required by any taxing authority including, if applicable, two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service or (in the case of a Lender Party that is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest") two accurate and complete signed original Forms W-8 or any successor form prescribed by the Internal Revenue Service (and, if such Lender Party delivers Forms W-8, two signed certificates certifying that such Lender Party is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower, (iii) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code) and (iv) is not a conduit entity participating in a conduit financing arrangement (as defined in Treasury Regulation Section 1.881-3), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying (if it is the case) that such Lender Party is exempt from or entitled to a reduced rate of Home Jurisdiction Withholding Taxes (as defined below) on payments pursuant to this Agreement, the Notes or in respect of any Bankers' Acceptances (or, in the case of a Lender Party that initially becomes a party to this Agreement pursuant to an assignment under Section 8.07, exempt from or entitled to a reduced rate of Home Jurisdiction Withholding Taxes on payments made pursuant to this Agreement, the Notes or in respect of any Bankers' Acceptances that is no greater than the rate to which the assigning Lender Party was subject (assuming such assigning Lender Party provided such forms or certificates as may be required by this subsection (e))); provided, however, that such Lender Party shall have been advised in writing by each Borrower (including at the time any renewal form is due) of the form or certificate applicable to it, determined by reference to the jurisdiction of organization and Applicable Lending Office of such Lender Party set forth on
Schedule I hereto, in the case of each Initial Lender, or to the jurisdiction of organization and Applicable Lending Office of such Lender Party set forth in the Assignment and Acceptance pursuant to which it became a Lender Party, in the case of each other Lender Party, or such other branch or office of any Lender Party designated by such Lender Party from time to time. If any form or document referred to in this subsection (e) requires the disclosure of information not substantially similar to the information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224 or United Kingdom Inland Revenue Form FD13, and which a Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information. If the accurate and complete forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includible in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date.

          "Home Jurisdiction Withholding Taxes" means (a) in the case of Crompton Corp., Crompton Colors, Davis-Standard, ITC and Uniroyal, withholding taxes imposed by the United States, (b) in the case of any Borrower incorporated under the laws of the United Kingdom of Great Britain and Northern Ireland, withholding taxes imposed by the United Kingdom of Great Britain and Northern Ireland or who is a tax resident in the United Kingdom of Great Britain and Northern Ireland because of central management and control being located in the United Kingdom of Great Britain and Northern Ireland, (c) in the case of any Borrower incorporated under the laws of Republic of France, withholding taxes imposed by the Republic of France, (d) in the case of any Borrower incorporated under the laws of the Kingdom of The Netherlands, withholding taxes imposed by the Kingdom of The Netherlands, (e) in the case of any Borrower incorporated under the laws of the Federal Republic of Germany, withholding taxes imposed by the Federal Republic of Germany, (f) in the case of any Borrower incorporated under the laws of Italy, but solely with respect to the B-3 Lenders, withholding taxes imposed by Italy, (g) in the case of C & K Services SA (a Belgian coordination center) withholding taxes imposed by Belgium and (h) in the case of the Canadian Borrower, withholding taxes imposed by Canada.

          (f) For any period with respect to which a Lender Party has failed, within 30 days of such Lender Party's receipt of written request therefor from any Borrower, to provide such Borrower with the appropriate form or certificate described in
Section 2.15(e) (other than if such failure is due to a change in law (including, without limitation, any change in regulation or change in the interpretation of any statute or regulation or other rule of law) occurring subsequent to the date on which a form originally was required to be provided, such Lender Party shall not be entitled to indemnification under Section 2.15(a) or
(c) with respect to Taxes imposed by the United States, the United Kingdom, the Republic of France, the Kingdom of The Netherlands, the Federal Republic of Germany, Italy, Belgium or Canada, as applicable, by reason of such failure); provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form or certificate required hereunder, each Borrower shall take such steps as such Lender Party shall reasonably request, and at such Lender Party's expense, to assist such Lender Party to recover such Taxes.

          (g) Each Lender Party shall promptly upon the request of the Agent take all action (including without limitation the completion of forms and the provision of information to the appropriate taxing authorities or to the Agent), of the kind prescribed in regulations promulgated under Section 118H of the U.K. Income and Corporation Taxes Act of 1988 (and any statements published by the Inland Revenue relating thereto and having general application) and consistent with such Lender Party's legal and regulatory restrictions, reasonably requested by the Agent, and the Agent shall upon reasonable request from any Borrower make such request of each Lender Party and shall itself (consistent with the Agent's legal and regulatory restrictions), to the extent appropriate and reasonable, take similar action, to secure the benefit of any exemption from, or relief with respect to, Taxes or Other Taxes imposed by the United Kingdom under
Section 118H of the U.K. Income and Corporation Taxes Act of 1988 in relation to any amounts payable under this Agreement or any of the Notes.

          (h) Any Lender Party or the Agent (as the case may be) claiming any additional amounts payable pursuant to this Section
2.15 agrees to use reasonable efforts (consistent with such Lender Party's or the Agent's (as the case may be) internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office or the office of the Agent (as the case may be) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the sole judgment of such Lender Party or in the reasonable judgment of the Agent (as the case may be), be otherwise disadvantageous to such Lender Party or the Agent (as the case may be). Each Borrower shall promptly upon request by any Lender Party or the Agent take all actions (including, without limitation, the completion of forms and the provision of information to the appropriate taxing authorities) reasonably requested by such Lender Party or the Agent to secure the benefit of any exemption from, or relief with respect to, Taxes or Other Taxes in relation to any amounts payable under this Agreement.

          (i) If the Agent or any Lender Party, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes or Other Taxes as to which indemnification has been paid by Crompton Corp. pursuant to Section 2.15(a) or (c), it shall promptly remit such refund (including any interest) to Crompton Corp., net of all out-of-pocket expenses of the Agent or such Lender Party; provided, however, that Crompton Corp., upon the request of the Agent or such Lender Party, agrees promptly to return such refund (plus any interest) to such party in the event such party is required to repay such refund to the relevant taxing authority. The Agent or such Lender Party shall provide Crompton Corp. with a copy of any notice or assessment from the relevant taxing authority (deleting any confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on the Agent or any Lender Party to apply for any refund or to disclose to any party any information regarding their proprietary information regarding tax affairs and computations.

          SECTION 2.16. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes and under any Bankers' Acceptances at such time in excess of its ratable share
(according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to
(ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes and under any Bankers' Acceptances at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes and under any Bankers' Acceptances at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender
Party hereunder and under the Notes and under any Bankers' Acceptances at such time in excess of its ratable share
(according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes and under any Bankers' Acceptances at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes and under any Bankers' Acceptances at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. Each Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of such Borrower in the amount of such participation.

          SECTION 2.17. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit under the Working Capital Facilities shall be available (and each Borrower agrees that it shall use such proceeds and Letters of Credit) solely to pay transaction fees and expenses incurred in connection with this Agreement, redeem or repurchase certain public Existing Debt of Uniroyal Corp. and Uniroyal, and for other general corporate purposes, including, without limitation, to finance permitted acquisitions and Capital Expenditures and provide working capital for the Borrowers and their respective Subsidiaries; provided that Advances made pursuant to Section 2.02(g) shall be used by Uniroyal solely for the purpose of satisfying its obligations under the Seoul Guaranty.

          SECTION 2.18. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to any Borrower and (iii) such Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of such Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, such Borrower shall so set off and otherwise apply its Obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Base Rate Advance, a Canadian Base Rate Advance or a Local Rate Advance, as the case may be, and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurocurrency Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). Each Borrower shall notify the Agent at any time such Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by any Borrower to or for the account of such Defaulting Lender which is paid by such Borrower, after giving effect to the amount set off and otherwise applied by such Borrower pursuant to this subsection (a), shall be applied by the Agent as specified in subsection (b) or (c) of this Section 2.18.

          (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Agent or any of the other Lender Parties and (iii) any Borrower shall make any payment hereunder or under any other Loan Document to the Agent for the account of such Defaulting Lender, then the Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Agent shall be retained by the Agent or distributed by the Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Agent and such other Lender Parties and, if the amount of such payment made by any Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Agent and the other Lender Parties, in the following order of priority:

                              (i)  first, to the Agent for any
Defaulted Amount then owing to the Agent; and

                              (ii)  second, to any other Lender
Parties for any Defaulted Amounts then owing to such other Lender
Parties, ratably in accordance with such respective Defaulted
Amounts then owing to such other Lender Parties.

Any portion of such amount paid by any Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Agent pursuant to this subsection (b), shall be applied by the Agent as specified in subsection (c) of this Section 2.18.

          (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) any Borrower, the Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower or such other Lender Party shall pay such amount to the Agent to be held by the Agent, to the fullest extent permitted by applicable law, in escrow or the Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Agent in escrow under this subsection (c) shall be deposited by the Agent in an account with Citibank, in the name and under the control of the Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Agent in escrow under, and applied by the Agent from time to time in accordance with the provisions of, this subsection (c). The Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                              (i)  first, to the Agent for any
amount then due and payable by such Defaulting Lender to the Agent hereunder;

                              (ii)  second, to any other Lender
Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                              (iii)  third, to such Borrower for
any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Agent in escrow at such time with respect to such Lender Party shall be distributed by the Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

          (d) The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies that the Borrowers may have against such Defaulting Lender with respect to any Defaulted Advance and that the Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.


                           ARTICLE III

                      CONDITIONS OF LENDING

          SECTION 3.01. Conditions Precedent to Effectiveness of Amendment and Restatement. The amendment and restatement of the Existing Credit Agreement pursuant hereto shall become effective on and as of the Restatement Date, which shall occur on such date on or prior to August 5, 1997, on which each of the following conditions precedent shall have been satisfied:

                              (a)  The Required Lenders (as
defined in the Existing Credit Agreement) and all Canadian
Lenders shall have consented to this Second Amended and Restated
Credit Agreement.

                              (b)  There shall exist no action,
suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(f) (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby, and there shall have been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(f).

                              (c)  All stock of the Borrowers
(other than Crompton Corp.) and the Borrowers' Subsidiaries, to the extent owned by the Borrowers and their Subsidiaries, shall be owned by the Borrowers or one or more of the Borrowers' Subsidiaries, in each case free and clear of any lien, charge or encumbrance other than in favor of the Lender Parties or other than liens to be released pursuant to Section 5.01(l).

                              (d)  All governmental and third
party consents and approvals (including, without limitation, any consents or approvals required under the documents relating to the Uniroyal Corp. Senior Notes and the Uniroyal Corp. Senior Subordinated Notes) necessary in connection with Loan Documents and the transactions contemplated thereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lender Parties) and shall remain in effect other than such governmental or third party consents and approvals the failure to obtain which shall not (x) be materially adverse to any of the Borrowers, in each case together with its respective Subsidiaries, taken as a whole, (y) affect the enforceability, validity or binding effect of any of the Loan Documents required to be executed and delivered prior to or on the Restatement Date or (z) expose the Agent or the Lender Parties to personal liability; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Lender Parties that restrains, prevents or imposes materially adverse conditions upon the Loan Documents or the transactions contemplated thereby.

                              (e)  The Borrowers shall have paid
all accrued fees and expenses of the Agent and the Lender Parties
(including the accrued fees and expenses of counsel to the Agent and local counsel to the Lender Parties).

                              (f)  The Agent shall have received
on or before the Restatement Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Lender Party:

                                                       (i)  A
consent in substantially the form of Exhibit D-1, by the Pledgors (as defined in the Crompton Security Agreement) in favor of the Agent under the security agreement dated August 21, 1996 made by the Pledgors named therein in favor of the Agent (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Crompton Security Agreement"), duly executed by each Pledgor thereunder, consenting to the amendment and restatement contemplated by this Agreement.

                                                       (ii)  A
consent in substantially the form of Exhibit D-2, by the Pledgors (as defined in the Uniroyal Security Agreement) in favor of the Agent under the security agreement dated August 21, 1996 made by the Pledgors named therein in favor of the Agent (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Uniroyal Security Agreement" and, together with the Crompton Security Agreement and each security agreement delivered pursuant to Section 5.01(k), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Security Agreement"), duly executed by each Pledgor thereunder, consenting to the amendment and restatement contemplated by this Agreement.

                                                       (iii)  A
consent in substantially the form of Exhibit E-1, by Crompton Corp. in favor of the Secured Parties under the guaranty dated August 21, 1996 made by Crompton Corp. in favor of the Secured Parties (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Parent Guaranty"), duly executed by Crompton Corp., consenting to the amendment and restatement contemplated by this Agreement.

                                                       (iv)  A
consent in substantially the form of Exhibit E-2, by the Subsidiary Guarantors in favor of the Secured Parties under the subsidiary guaranty dated August 21, 1996 made by the Subsidiary Guarantors in favor of the Secured Parties (together with each other guaranty delivered pursuant to Section 5.01(k), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Subsidiary Guaranty"), duly executed by each Subsidiary Guarantor, consenting to the amendment and restatement contemplated by this Agreement.

                                                       (v)  A
consent in substantially the form of Exhibit D-3, by Uniroyal and each Uniroyal Guarantor under the supplement to the Uniroyal Security Agreement in respect of Collateral located in the State of Louisiana dated as of August 21, 1996 made by Uniroyal and the Uniroyal Guarantors in favor of the Secured Parties (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Louisiana Undertaking"), duly executed by Uniroyal and the Uniroyal Guarantors, consenting to the amendment and restatement contemplated by this Agreement.

                                                       (vi)  A
favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

          SECTION 3.02. Conditions Precedent to Initial Extension of Credit. The obligation of each Canadian Lender to make a Canadian Borrower Advance on the occasion of the Initial Extension of Credit hereunder is subject to satisfaction of the following conditions precedent before or concurrent with the Initial Extension of Credit:

                              (a)  The Lender Parties shall be
satisfied with the corporate and legal structure and capitalization of the Canadian Borrower and each of its Subsidiaries, including the terms and conditions of the charter, bylaws (or analogous organizational documents) and each class of capital stock of the Canadian Borrower and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

                              (b)     The Agent shall have
received on or before the Initial Extension of Credit the following, each dated on or before such date (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and (except for the Canadian Borrower Notes) in sufficient copies for each Lender Party:

                                   (i)     The Canadian Borrower
Notes payable to the order of the Canadian Lenders.

                                                       (ii)
Certified copies of the resolutions (or analogous authorizations) of the Board of Directors (or other authorized legal representatives) of the Canadian Borrower approving this Agreement, the Canadian Borrower Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Canadian Borrower Notes, each other Loan Document and each Related Document.

                                                       (iii)  To
the extent applicable in such jurisdiction, a copy of a certificate of the applicable regulatory authority of the jurisdiction of its incorporation, dated on or before the date of the Initial Extension of Credit, listing the charter of the Canadian Borrower and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to the Canadian Borrower's charter on file in his office, (B) the Canadian Borrower has paid all franchise taxes to the date of such certificate and (C) the Canadian Borrower is duly incorporated and in good standing under the laws of the jurisdiction of its incorporation.

                                                       (iv)  A
certificate of the Canadian Borrower, signed on behalf of the Canadian Borrower by its President or a Vice President and its Secretary or any Assistant Secretary or an authorized legal representative of the Canadian Borrower, dated on or before the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of such date), certifying as to (A) the absence of any amendments to the charter of the Canadian Borrower since the date of the certificate referred to in Section 3.02(b)(iii), (B) a true and correct copy of the bylaws (or analogous organizational documents) of the Canadian Borrower as in effect on such date, (C) to the extent applicable in such jurisdiction, the due incorporation and good standing of the Canadian Borrower organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of the Canadian Borrower, (D) the truth of the representations and warranties made by the Canadian Borrower contained in the Loan Documents as though made on and as of such date and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                                                       (v)  A
certificate of the Secretary or an Assistant Secretary or an authorized legal representative of the Canadian Borrower certifying the names and true signatures of the officers of the Canadian Borrower authorized to sign this Agreement, the Canadian Borrower Notes, each other Loan Document and each Related Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                                                       (vi)  A
favorable opinion of Wachtell, Lipton, Rosen & Katz, special counsel for the Canadian Borrower, in substantially the form of Exhibit F-1 hereto and as to such other matters as any Lender Party through the Agent may reasonably request.

                                                       (vii)  A
favorable opinion of John T. Ferguson, II, Esq., General Counsel and Corporate Secretary of Crompton Corp. and its Subsidiaries, in substantially the form of Exhibit F-2 hereto and as to such other matters as any Lender Party through the Agent may reasonably request.

                                                       (viii)  A
favorable opinion of Weir & Foulds, special counsel for the Canadian Borrower, in substantially the form of Exhibit F-3 hereto and as to such other matters as any Lender Party through the Agent may reasonably request.

          SECTION 3.03. Initial Extension of Credit to Each Designated Subsidiary and Each Designated Italian Subsidiary.
The obligation of each Lender Party to make an Initial Extension of Credit to (a) each Designated Subsidiary following any designation of such Designated Subsidiary as a B-2 Borrower hereunder pursuant to Section 8.08 and (b) each Designated Italian Subsidiary following any designation of such Designated Italian Subsidiary as a B-3 Borrower hereunder pursuant to
Section 8.08 is, in each case, subject to the Agent's receipt on or before the date of such Initial Extension of Credit of each of the following with respect to such Designated Subsidiary or Designated Italian Subsidiary, as the case may be, in form and substance satisfactory to the Agent and dated such date, and in sufficient copies for each Lender Party:

                              (i)  In the case of such B-2
Borrower, the Working Capital B-2 Notes payable to the order of the Lenders and in the case of such B-3 Borrower, the Working
Capital B-3 Notes payable to the order of the Lenders.

                              (ii)  Certified copies of the
resolutions (or analogous authorizations) of the Board of Directors (or other authorized legal representatives) of such B-2 Borrower or B-3 Borrower approving this Agreement, the Working Capital B-2 Notes or Working Capital B-3 Notes, as the case may be, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Notes, each other Loan Document and each Related Document.

                              (iii)  To the extent applicable in
such jurisdiction, a copy of a certificate of the applicable regulatory authority of the jurisdiction of its incorporation, dated reasonably near the date of the Initial Extension of Credit to such B-2 Borrower or B-3 Borrower, as the case may be, listing the charter of such B-2 Borrower or B-3 Borrower and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to such B-2 Borrower's or B-3 Borrower's charter on file in his office, (B) each such B-2 Borrower or B-3 Borrower has paid all franchise taxes to the date of such certificate and (C) each such B-2 Borrower or B-3 Borrower is duly incorporated and in good standing under the laws of the jurisdiction of its incorporation.

                              (iv)  A certificate of such B-2
Borrower or B-3 Borrower, signed on behalf of such B-2 Borrower or B-3 Borrower, as the case may be, by its President or a Vice President and its Secretary or any Assistant Secretary or an authorized legal representative of such B-2 Borrower or B-3 Borrower, dated the date of the Initial Extension of Credit to such B-2 Borrower or B-3 Borrower, relating to such B-2 Borrower or B-3 Borrower (the statements made in which certificate shall be true on and as of such date), certifying as to (A) the absence of any amendments to the charter of such B-2 Borrower or B-3 Borrower, as the case may be, since the date of the certificate referred to in Section 3.03(b)(iii), (B)a true and correct copy of the bylaws (or analogous organizational documents) of such B-2 Borrower or B-3 Borrower as in effect on such date, (C)to the extent applicable in such jurisdiction, the due incorporation and good standing of such B-2 Borrower or B-3 Borrower organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such B-2 Borrower or B-3 Borrower, (D) the truth of the representations and warranties made by such B-2 Borrower or B-3 Borrower contained in the Loan Documents as though made on and as of such date and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit to such B-2 Borrower or B-3 Borrower, that constitutes a Default.

                              (v)  A certificate of the Secretary
or an Assistant Secretary or an authorized legal representative of such B-2 Borrower or B-3 Borrower, as the case may be, certifying the names and true signatures of the officers of such B-2 Borrower or B-3 Borrower authorized to sign this Agreement, the Working Capital B-2 Notes or Working Capital B-3 Notes, as the case may be, each other Loan Document and each Related Document to which they are or are to be a parties and the other documents to be delivered hereunder and thereunder.

                              (vi)  The Designation Letter of
such Designated Subsidiary or Designated Italian Subsidiary, as the case may be, substantially in the form of Exhibit G hereto.

                              (vii)  Evidence of the Process
Agent's acceptance of its appointment pursuant to Section 8.13(a) as the agent of such B-2 Borrower or B-3 Borrower, substantially in the form of Exhibit H hereto.

                              (viii)  A favorable opinion of
counsel (which may be in-house counsel) to such Designated Subsidiary or Designated Italian Subsidiary, dated the date of such Initial Extension of Credit to such B-2 Borrower or B-3 Borrower, substantially in the form of Exhibit I hereto or in form and substance reasonably acceptable to the Agent.

                              (ix)  Such other approvals,
opinions or documents as any Lender Party, through the Agent, may reasonably request.

          SECTION 3.04. Conditions Precedent to Each Borrowing, Drawing and Issuance. The right of the Borrowers to request and the obligation of each Appropriate Lender to make an Advance or to purchase, accept or renew a Bankers' Acceptance (other than a Letter of Credit Advance made by an Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Working Capital Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the Initial Extension of Credit), and the right of the Borrowers to request and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) and the right of the Borrowers to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing, Drawing or issuance (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Drawing, Notice of Swing Line Borrowing or Notice of Issuance and the acceptance by the relevant Borrower of the proceeds of such Borrowing, Drawing or Letter of Credit shall constitute a representation and warranty by such Borrower that both on the date of such notice and on the date of such Borrowing, Drawing or issuance, such statements are true):

                              (i)  the representations and
warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing, Drawing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, Drawing or issuance, in which case as of such specific date; and
                              (ii)  no event has occurred and is
continuing, or would result from such Borrowing, Drawing or issuance or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Agent may reasonably request.

          SECTION 3.05. Determinations Under Sections 3.01, 3.02 and 3.03. For purposes of determining compliance with the conditions specified in Sections 3.01, 3.02 and 3.03, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if such Initial Extension of Credit consists of a Borrowing or a Drawing, such Lender Party shall not have made available to the Agent such Lender Party's ratable portion of such Borrowing or Drawing.


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows; provided, however, each B-2 Borrower, each B-3 Borrower and the Canadian Borrower represents and warrants solely with respect to itself:

                              (a)  To the extent applicable under
the laws of the jurisdiction of incorporation of each Loan Party, each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Borrowers has been validly issued and is fully paid and non-assessable.

                              (b)  Set forth on Schedule 4.01(b)
hereto is a complete and accurate list as of the Existing Credit Agreement Effective Date of all Subsidiaries of each Loan Party, showing as of the Existing Credit Agreement Effective Date (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the Existing Credit Agreement Effective Date and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Existing Credit Agreement Effective Date. All of the outstanding capital stock of all of such Subsidiaries to the extent owned by the Borrowers and their Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents.
Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                              (c)  The execution, delivery and
performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust or other instrument or material contract or material lease binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such loan agreement, indenture, mortgage, deed of trust or other instrument or material contract or material lease, the violation or breach of which would have a Material Adverse Effect.

                              (d)  No authorization or approval
or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d), all of which have been duly obtained, taken, given or made and are in full force and effect.

                              (e)  This Agreement has been, and
each of the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                              (f)  The Consolidated balance sheet
of Crompton Corp. and its Subsidiaries as at December 30, 1995, and the related Consolidated statement of income and Consolidated statement of cash flows of Crompton Corp. and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG Peat Marwick LLP, independent public accountants, and the Consolidated balance sheet of Crompton Corp. and its Subsidiaries as at March 30, 1996, and the related Consolidated statement of income and Consolidated statement of cash flows of Crompton Corp. and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of Crompton Corp., copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at March 30, 1996, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of Crompton Corp. and its Subsidiaries as at such dates and the Consolidated results of operations of Crompton Corp. and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 30, 1995, there has been no Material Adverse Change.

                              (g)  The Consolidated balance sheet
of Uniroyal Corp. and its Subsidiaries as at October 1, 1995, and the related Consolidated statement of income and Consolidated statement of cash flows of Uniroyal Corp. and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, and the Consolidated balance sheet of Uniroyal Corp. and its Subsidiaries as at March 31, 1996, and the related Consolidated statement of income and Consolidated statement of cash flows of Uniroyal Corp. and its Subsidiaries for the six months then ended, duly certified by the chief financial officer of Uniroyal Corp., copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at March 31, 1996, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of Uniroyal Corp. and its Subsidiaries as at such date and the Consolidated results of operations of Uniroyal Corp. and its Subsidiaries for the period ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since October 1, 1995, there has been no Material Adverse Change.

                              (h)  The Consolidated pro forma
balance sheet of Crompton Corp. and its Subsidiaries and the related Consolidated pro forma statements of income and cash flows of Crompton Corp. and its Subsidiaries, in each case contained in the Proxy Statement dated July 23, 1996, copies of which have been furnished to each Lender Party, fairly present the Consolidated pro forma financial condition of Crompton Corp. and its Subsidiaries as at such date and the Consolidated pro forma results of operations of Crompton Corp. and its Subsidiaries for the period ended on such date, in each case giving effect to the Merger and the other transactions contemplated hereby.
                              (i)  The Consolidated and
consolidating forecasted balance sheets, income statements and cash flows statements of Crompton Corp. and its Subsidiaries delivered to the Lender Parties pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Crompton Corp.'s good faith estimate of its future financial performance.

                              (j)  No information, exhibit or
report furnished by any Loan Party to the Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                              (k)  There is no action, suit,
investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby, and there has been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on
Schedule                      3.01(f).

                              (l)  No proceeds of any Advance,
any Drawing or drawings under any Letter of Credit will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                              (m)  No Borrower is engaged in the
business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance, any Drawing or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                              (n)(i) Except as disclosed in Part
I of Schedule 4.01(o) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without material ongoing obligations or costs, and no circumstances exist that would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law in effect on the date hereof.
                              (ii)  Except as disclosed in Part
II of Schedule 4.01(o) hereto or as would not, individually or in the aggregate, result in a Material Adverse Effect, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the best knowledge of any Loan Party, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

                              (iii)  Except as disclosed in Part
III of Schedule 4.01(o) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

                              (o)  Neither any Loan Party nor any
of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                              (p)  Each Loan Party is,
individually and together with its Subsidiaries, Solvent.

                              (q)  Set forth on Schedule 4.01(t)
hereto is a complete and accurate list of all Existing Debt
(other than Surviving Debt), showing as of the Existing Credit
Agreement Effective Date the principal amount outstanding thereunder.

                              (s)  Set forth on Schedule 3.01(d)
hereto is a complete and accurate list as of the Existing Credit Agreement Effective Date of all Surviving Debt, showing as of the Existing Credit Agreement Effective Date the principal amount outstanding thereunder.

                              (t)  Set forth on Schedule 4.01(w)
hereto is a complete and accurate list of all Material
Subsidiaries existing as of the Existing Credit Agreement
Effective Date.

          SECTION 4.02.  Additional Representations and
Warranties of the Crompton A Borrowers and Uniroyal B-1 Borrower.
Each Crompton A Borrower and the Uniroyal B-1 Borrower represents and warrants as follows:

                              (a)  The Collateral Documents
create a valid and perfected first priority interest in the Collateral (other than as to matters of perfection and priority of the security interest in the Pledged Accounts (as defined in the Uniroyal Security Agreement) and the Other Accounts (as defined in the Uniroyal Security Agreement)), securing the payment of the Secured Obligations (as defined in the Collateral Documents), and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                              (b)  The aggregate revenues of the
Minor Subsidiaries (other than Crompton and Knowles I.P.R. Corporation), on a Consolidated basis, do not exceed US$250,000 for the twelve-month period ending on the last day of the most recent fiscal quarter of Crompton Corp., and the aggregate book value of the assets of the Minor Subsidiaries (other than Crompton and Knowles I.P.R. Corporation), on a Consolidated basis, as at the end of the most recent fiscal quarter of Crompton Corp. does not exceed US$250,000.

                              (c)  (i)  No ERISA Event has
occurred or is reasonably expected to occur with respect to any Plan that has had or is reasonably expected to have a Material
Adverse Effect.

                              (ii)  Schedule B (Actuarial
Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                              (iii)  Neither any Loan Party nor
any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that has had or is reasonably expected to have a Material Adverse Effect.

                              (d)  Neither any Loan Party nor any
ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of
Title                      IV of ERISA, and no such Multiemployer
Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA which, in either event, has had or is reasonably expected to have a Material Adverse Effect.

                              (e)  Crompton and Knowles I.P.R.
Corporation does not conduct any business or engage in any activity and has no material assets other than an intercompany receivable in an amount that does not exceed US$33,000,000.


                              ARTICLE V

                    COVENANTS OF THE BORROWERS

          SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit or Bankers' Acceptance shall be outstanding or any Lender Party shall have any Commitment hereunder, each Borrower will:
                              (a)     Compliance with Laws, Etc.
Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except, in any case, where the failure so to comply, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect and would not be reasonably likely to subject any Loan Party or any of its Subsidiaries to any criminal penalties or any Lender Party to any civil or criminal penalties.

                              (b)     Payment of Taxes, Etc.  Pay
and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all federal income and other material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither any Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (x) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or (y) in respect of which the Lien resulting therefrom, if any, attaches to its property and becomes enforceable against its other creditors, to the extent that the aggregate amount of all such taxes, assessments, charges or claims does not exceed US$3,000,000.

                              (c)     Maintenance of Insurance.
Maintain (or have maintained on its behalf or maintain on behalf of each of its Subsidiaries), and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates; it being understood and agreed that Crompton Corp. and its Subsidiaries may self-insure to the extent consistent with prudent business practice.

                              (d)     Preservation of Corporate
Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries (other than any Minor Subsidiary) to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that such Borrower and its Subsidiaries may consummate the Merger and any other merger or consolidation permitted under Section 5.02(d); provided further that neither any Borrower nor any of its Subsidiaries shall be required to preserve any legal structure, legal name, right, permit, license, approval, privilege or franchise if such Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Borrower, such Subsidiary or the Lender Parties or, with respect to permits, licenses, approvals, privileges and franchises, that the loss thereof could not be reasonably expected to have a Material Adverse Effect; provided still further that, prior to the Collateral Release Date, if any Borrower or any of its Subsidiaries shall determine not to preserve any legal structure or legal name (to the extent permitted under the immediately preceding proviso), the Borrowers and their Subsidiaries shall take such action (within such time as may be required under the Collateral Documents or under the Uniform Commercial Code (as defined in the Security Agreement)) as the Agent may deem necessary or desirable to perfect and protect the Liens created under the Collateral Documents.

                              (e)     Visitation Rights.  At any
reasonable time and from time to time, during regular business hours and upon reasonable prior notice, permit the Agent or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records (other than (i) records subject to attorney-client privilege or confidentiality agreements and (ii) records relating to trade secrets) and books of account of, and visit the properties of, any Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Borrower and any of its Subsidiaries with any of their respective officers or directors and with their independent certified public accountants and authorize and direct such accountants to disclose to the Agent or any of the Lender Parties any and all financial statements and other information of any kind that they may have with respect to any Borrower and any of its Subsidiaries.

                              (f)     Keeping of Books.  Keep,
and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                              (g)     Maintenance of Properties,
Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

                              (h)     Compliance with Terms of
Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which such Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Agent of any default by any party with respect to such leases and cooperate with the Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                              (i)     Performance of Related
Documents. Perform and observe all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Agent and, upon request of the Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as such Borrower is entitled to make under such Related Document, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

                              (j)     Transactions with
Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates other than wholly owned Subsidiaries (except the Minor Subsidiaries) of Crompton Corp. on terms which have been determined by the applicable Borrower's board of directors or such Subsidiary's board of directors, board of trustees or managing partners, as the case may be, to be at least as favorable to the Borrowers as would be obtainable on an arm's length basis at the time of such transaction for a comparable transaction with a Person who is not an Affiliate; provided, however, the foregoing restriction shall not apply to
(i) the execution by Crompton Corp. and certain of its Subsidiaries of, and payments by Crompton Corp. and any of its Subsidiaries pursuant to, the Tax Agreement, (ii) the payment of reasonable and customary fees to members of the board of directors of Crompton Corp. or any of its Subsidiaries who are not employees of Crompton Corp. or any of its Subsidiaries, (iii) loans and advances to officers, directors and employees of Crompton Corp. or any of its Subsidiaries for travel, entertainment, moving and other relocation expenses made in the ordinary course of business to the extent otherwise permitted hereunder, (iv) subject to the provisions of this Agreement, any transaction between or among Crompton Corp. and any of its wholly owned Subsidiaries or between Uniroyal and Premier Chemical Company, Ltd. (so long as Premier Chemical Company, Ltd. remains at least 80% owned, directly or indirectly, by Crompton Corp.),
(v) payment by Crompton Corp. and its Subsidiaries of ordinary and customary compensation to their respective employees in the ordinary course of business, (vi) any dividends or other distributions permitted by Section 5.02(g), (vii) transactions with Monochem, Inc. and Rubicon Inc. on terms that are customary in the ordinary course of business of Uniroyal and its Subsidiaries as currently practiced, (viii) a Receivables Securitization and (ix) transactions in addition to those permitted by the foregoing clauses of this subsection (j) which in the aggregate involve amounts not in excess of US$500,000 per year.

                              (k)      Covenant to Guarantee
Obligations and Give Security. (i) At such time as any new direct or indirect Material Subsidiaries of any Loan Party are formed or acquired by such Loan Party or at such time as any Minor Subsidiary shall have revenues which exceed US$250,000 for the twelve-month period ending on the last day of the most recent fiscal quarter of Crompton Corp. or the aggregate book value of the assets of such Minor Subsidiary, as at the end of the most recent fiscal quarter of Crompton Corp. exceeds US$250,000, in each case to the extent not prohibited by the terms of the Uniroyal Indentures then in effect and at the expense of the Borrowers, within 30 days after such formation or acquisition, cause each such Material Subsidiary (other than any Foreign Subsidiary) or each such Minor Subsidiary, as the case may be, and cause each direct and indirect parent (other than the Borrowers and any Foreign Subsidiary) of such Material Subsidiary or each such Minor Subsidiary, as the case may be, (if it has not already done so), to duly execute and deliver to the Agent a guaranty, in form and substance satisfactory to the Agent, guaranteeing the other Loan Parties' Obligations under the Loan Documents;

                              (ii)      At any time prior to the
Collateral Release Date, at such time as any new direct or indirect Material Subsidiaries of any Loan Party are formed or acquired by such Loan Party or at such time as any Minor Subsidiary shall have revenues which exceed US$250,000 for the twelve-month period ending on the last day of the most recent fiscal quarter of Crompton Corp. or the aggregate book value of the assets of such Minor Subsidiary, as at the end of the most recent fiscal quarter of Crompton Corp. exceeds US$250,000, in each case to the extent not prohibited by the terms of the Uniroyal Indentures then in effect and at the expense of the Borrowers, within 30 days after such formation or acquisition, duly execute and deliver, and cause each such Material Subsidiary (other than any Foreign Subsidiary) or each such Minor Subsidiary, as the case may be, and each direct and indirect parent of such Material Subsidiary or each such Minor Subsidiary, as the case may be, (other than any Foreign Subsidiary except to the extent provided in the proviso below), if it has not already done so, to duly execute and deliver, to the Agent, in the case of Crompton Corp. or any of its Subsidiaries (other than Uniroyal Corp. and its Subsidiaries), pledge agreements (pledging the capital stock of its Subsidiaries, except to the extent provided in the proviso below) and, in the case of any direct or indirect Subsidiary of Uniroyal Corp., security agreements (granting a security interest in Inventory and Receivables), as specified by and in form and substance satisfactory to the Agent, securing payment of all the Obligations of such Borrower, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties; provided that with respect to the pledge of the capital stock of any Foreign Subsidiary, such pledge shall cover not more than 66% of the outstanding capital stock of such Foreign Subsidiary if it is directly owned by a Loan Party and not cover any of the outstanding capital stock of such Foreign Subsidiary if it is directly or indirectly owned by another Foreign Subsidiary;

                              (iii)      At any time prior to the
Collateral Release Date, upon the request of the Agent following the occurrence and during the continuance of an Event of Default, in each case to the extent not prohibited by the terms of the Uniroyal Indentures then in effect and at the expense of the
Borrowers:

                                   (A)     within 30 days after
such request, duly execute and deliver, and cause each of its Subsidiaries (other than any Foreign Subsidiary) and each direct and indirect parent of such Subsidiary (if it has not already done so) (other than any Foreign Subsidiary except to the extent required in the proviso below) to duly execute and deliver, to the Agent mortgages, pledges, assignments and other security agreements, as specified by and in form and substance satisfactory to the Agent, securing payment of all the Obligations of such Borrower, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties; provided that with respect to the pledge of the capital stock of any Foreign Subsidiary, such pledge shall cover not more than 66% of the outstanding capital stock of such Foreign Subsidiary if it is directly owned by a Loan Party and not cover any of the outstanding capital stock of such Foreign Subsidiary if it is directly or indirectly owned by another Foreign Subsidiary; and

                                   (B)     within 30 days after
such request, take, and cause such Subsidiary (other than any Foreign Subsidiary) or such parent (other than any Foreign Subsidiary) to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments and security agreements delivered pursuant to this Section 5.01(k), enforceable against all third parties in accordance with their terms;

                              (iv)     Within 60 days after such
formation, acquisition or request, deliver to the Agent, upon the request of the Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Agent as to the guaranties, mortgages, pledges, assignments and security agreements referred to in clauses (i), (ii) and (iii) above being the legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms and as to such other matters as the Agent may reasonably request; and

                              (v)     At any time and from time
to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, the guaranties, mortgages, pledges, assignments and security agreements referred to in clauses (i), (ii) and (iii) above.

                              SECTION 5.02.  Negative Covenants.
So long as any Advance shall remain unpaid, any Letter of Credit or Bankers' Acceptance shall be outstanding or any Lender Party shall have any Commitment hereunder, no Borrower will, at any time:

                              (a)     Liens, Etc.  Create, incur,
assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names any Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                                   (i)     Liens created under
the Loan Documents;

                                   (ii)     with respect to any
Person, all of the following (collectively, the "Permitted
Liens"):

              (A) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States Government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or for charges relating thereto (including, without limitation, interest, penalties and certain other similar charges) or import duties or for the payment of rent;

              (B)     (x)                      liens imposed by
law, such as carriers', warehousemen's and mechanics' liens or
(y) other liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting an appeal or other proceedings for review or otherwise arising out of judicial proceedings to the extent such liens do not constitute an Event of Default;

              (C)     liens for taxes, assessments or
governmental charges or levies to the extent not required to be paid by Section 5.01(b); and

              (D)     minor survey exceptions, minor
encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person.

                                   (iii)     Liens existing on
the Existing Credit Agreement Effective Date and described on
Schedule 5.02(a) hereto;

                                   (iv)     purchase money Liens
upon or in real property or personal property (other than Inventory of Uniroyal Corp. and its Subsidiaries) acquired or held by any Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price); provided, however, that no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

                                   (v)     Liens arising in
connection with Capitalized Leases permitted under Section 5.02(b)(iii)(C); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                                   (vi)     Liens on property of
a Person existing at the time such Person is merged into or consolidated with any Borrower or any Subsidiary of such Borrower or becomes a Subsidiary of such Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with such Borrower or such Subsidiary or acquired by such Borrower or such Subsidiary;

                                   (vii)     Liens arising in
connection with any lease permitted under Section 5.02(c), provided that no such Lien shall extend to or cover any assets other than the assets subject to such lease;

                                   (viii)     Liens securing Debt
incurred by Foreign Subsidiaries pursuant to Section
5.02(b)(iii)(G) and (H);

                                   (ix)     Liens on accounts
receivable (and in property securing or otherwise supporting such accounts receivable together with proceeds thereof) of Crompton Corp. and its Subsidiaries (other than Uniroyal Corp. and its Subsidiaries) in connection with a Receivables Securitization;

                                   (x)     Liens securing
Obligations of Crompton Corp. or any of its Subsidiaries in an aggregate amount not to exceed US$5,000,000 at any time outstanding;

                                   (xi)     filings for
information purposes only under the Uniform Commercial Code, as amended, of any state in connection with a lease of property
(other than Capitalized Leases);

                                   (xii)     Liens to secure any
extension, renewal or replacement (or successive extensions, renewals or replacements) as a whole, or in part, of any Debt secured by any Lien referred to in the foregoing clauses (iii) through (vii), provided that (i) such extended, renewed or replacement Lien shall be limited to all or part of the same type of property that secured the Lien extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such Lien at such time is not increased to an amount in excess of the original principal amount of the Debt secured by such Lien; and

                                   (xiii)     Liens on the assets
of any B-2 Borrower or B-3 Borrower or cash collateral to secure any obligation set forth in Section 2(b)(iv).

                              (b)     Debt.  Create, incur,
assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                                   (i)     in the case of the
Borrowers,

                                        (A)     Debt of Uniroyal
in respect of the Seoul Guaranty, provided that the U.S. dollar equivalent of the amount of such Debt shall not exceed
US$5,000,000,

                                        (B)     Debt in respect
of Interest Rate Swap Agreements designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice in an aggregate notional amount not to exceed US$400,000,000 at any time outstanding,

                                        (C)     Debt in respect
of Foreign Exchange Agreements designed to hedge against fluctuations in foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice in an aggregate notional amount not to exceed US$100,000,000 at any time outstanding, and

                                        (D)     Debt owed to
Crompton Corp. or to a wholly owned Subsidiary of Crompton Corp, provided that, solely with respect to any Crompton A Borrower, Uniroyal, any Guarantor and Uniroyal Chemical Ltd., such Debt (x) shall, to the extent not prohibited by the terms of the Uniroyal Indentures then in effect, constitute Pledged Debt (as defined in the Security Agreement) other than any such Debt owing to any Minor Subsidiary and (y) shall, to the extent not prohibited by the terms of the Uniroyal Indentures then in effect, be evidenced by promissory notes in form and substance satisfactory to the Agent and such promissory notes shall be pledged as security for the Obligations under the Loan Documents of the holder thereof and delivered to the Agent pursuant to the terms of the Security Agreement,

                                   (ii)     in the case of any of
such Borrower's Subsidiaries (other than any Minor Subsidiary), Debt owed to any Borrower or to a wholly owned Subsidiary of any Borrower, provided that, solely with respect to any Crompton A Borrower, Uniroyal, any Guarantor and Uniroyal Chemical Ltd., such Debt (A) shall, to the extent not prohibited by the terms of the Uniroyal Indentures then in effect, constitute Pledged Debt (as defined in the Security Agreement) other than any such Debt owing to any Minor Subsidiary and (B) shall, to the extent not prohibited by the terms of the Uniroyal Indentures then in effect, be evidenced by promissory notes in form and substance satisfactory to the Agent and such promissory notes shall be pledged as security for the Obligations under the Loan Documents of the holder thereof and delivered to the Agent pursuant to the terms of the Security Agreement,

                                   (iii)     in the case of the
Borrowers and their respective Subsidiaries (other than any Minor
Subsidiary except as provided below),

                                        (A)     Debt under the
Loan Documents,

                                        (B)     Debt secured by
Liens permitted by Section 5.02(a)(iv) not to exceed in the aggregate, together with Debt referred to in clause (C) below, US$100,000,000 at any time outstanding,

                                        (C)     (i) Capitalized
Leases not to exceed in the aggregate, together with Debt referred to in clause (B) above, US$100,000,000 at any time outstanding and (ii) in the case of Capitalized Leases to which any Subsidiary of any Borrower is a party, Debt of such Borrower of the type described in clause (i) of the definition of "Debt" guaranteeing the Obligations of such Subsidiary under such Capitalized Leases,

                                        (D)     the Surviving
Debt listed on Part I of Schedule 3.01(d) hereto, and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents; provided further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of any agreement or instrument governing the Surviving Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Debt does not exceed the then market interest rate for companies having a credit standing similar to that of Crompton Corp. at such time, provided still further that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing plus the amount of any redemption premium stipulated in the indenture relating to such Surviving Debt or other reasonable premium paid in connection with any redemption of, or tender offer or exchange offer for, or open market purchase of, such Surviving Debt, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, provided still further that any Debt refinancing the Surviving Debt with respect to the Receivables Securitization listed on
Part I of Schedule 3.01(d) may be incurred up to 6 months after the termination of such Receivables Securitization,

                                        (E)     Debt of any
Person that becomes a Subsidiary of any Borrower after the Existing Credit Agreement Effective Date in accordance with the terms of Section 5.02(f) which Debt is existing at the time such Person becomes a Subsidiary of such Borrower (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of such Borrower),

                                        (F)     Debt owing to the
Daylight Overdraft Bank in respect of any daylight overdraft facility or in connection with any automated clearing house transfers of funds in an aggregate amount outstanding at any time not to exceed US$10,000,000 in the case of the Crompton A Borrowers and US$10,000,000 in the case of Uniroyal,

                                        (G)     (i)     Debt of
any Foreign Subsidiary including any B-2 Borrower, any B-3 Borrower or any of their respective Subsidiaries incurred for business purposes, provided that the aggregate Debt described in this clause (G) for all such Persons at any one time outstanding shall not exceed the sum of (A) 60% of the book value of Inventory of Foreign Subsidiaries plus (B) 90% of the book value of Receivables of Foreign Subsidiaries plus (C) US$100,000,000 and (ii) Debt of any Borrower of the type described in clause (i) of the definition of "Debt" guaranteeing up to 40% of the Obligations of Foreign Subsidiaries outstanding under clause (i) above,

                                        (H)     Debt of Foreign
Subsidiaries relating to sales of accounts receivable pursuant to
Section 5.02(e)(v),

                                        (I)     Debt, if any, of
Crompton Corp. and its Subsidiaries (other than Uniroyal Corp.
and its Subsidiaries and the Minor Subsidiaries), incurred in connection with a Receivables Securitization,

                                        (J)     short term,
unsecured Debt in an aggregate amount not to exceed US$75,000,000 at any time outstanding, provided, however, that the aggregate amount of Debt issued or incurred pursuant to this clause (J) and clause (K) shall not exceed in the aggregate US$125,000,000 at any time outstanding,

                                        (K)     other Debt in an
aggregate amount not to exceed US$75,000,000 at any time outstanding, provided, however, that the aggregate amount of Debt issued or incurred pursuant to clause (J) and this clause (K) shall not exceed in the aggregate US$125,000,000 at any time outstanding,

                                        (L)     endorsement of
negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

                                        (M)     unsecured Debt of
Naugatuck in an aggregate amount not to exceed US$1,000,000 at any time outstanding,
                                        (N)     intercompany Debt
owing to Crompton & Knowles I.P.R. Corporation in an amount not to exceed US$33,000,000 at any time outstanding, and

                                        (O)     guaranties of
Debt set forth in Section 5.02(b)(iv), and

                              (iv)      in the case of the B-2
Borrowers and B-3 Borrowers, Debt in an amount not to exceed US$30,000,000 in respect of letters of credit; provided, that the sum of (A) the aggregate amount of such Debt outstanding at any time and (B) the aggregate amount of the Letter of Credit B-2 Commitments in effect at any time shall not exceed US$30,000,000.

                    (c)     Lease Obligations.  Create, incur,
assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease (including Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of Crompton Corp. and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed US$50,000,000 payable in any period of 12 consecutive months; provided, however, that no Minor Subsidiary (other than Naugatuck) shall create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease (including Capitalized Leases).

                    (d)     Mergers, Etc.  Merge into or
consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) the Borrowers and their Subsidiaries may consummate the Merger,
(ii) Uniroyal Corp. may merge into or consolidate with Crompton Corp., (iii) any Foreign Subsidiary may merge into or consolidate with any other Foreign Subsidiary; (iv) any Foreign Subsidiary may merge into or consolidate with any Domestic Subsidiary, provided that such Domestic Subsidiary shall survive such merger,
(v) any Domestic Subsidiary of Crompton Corp. (other than the Borrowers and Uniroyal Corp. and its Subsidiaries) may merge into or consolidate with any other Domestic Subsidiary of Crompton Corp. (other than the Borrowers and Uniroyal Corp. and its Subsidiaries) so long as if any Loan Party is party to such merger or consolidation, such Loan Party shall survive such merger or consolidation, (vi) any Domestic Subsidiary of Uniroyal Corp. may merge into or consolidate with any other Domestic Subsidiary of Uniroyal Corp. so long as if any Loan Party is party to such merger or consolidation, such Loan Party shall survive such merger or consolidation, (vii) after the Collateral Release Date, any Subsidiary of Crompton Corp. (other than the other Borrowers) may merge into or consolidate with any Borrower or any other Subsidiary of Crompton Corp. so long as if any Borrower is party to such merger or consolidation, such Borrower shall survive such merger or consolidation, (viii) in connection with any acquisition permitted under Section 5.02(f), any Subsidiary of Crompton Corp. may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of Crompton Corp. and
(ix) in connection with any sale or other disposition permitted under Section 5.02(e) (other than clause (ii) thereof), any Subsidiary of Crompton Corp. may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which Crompton Corp. is a party, Crompton Corp. is the surviving corporation.

                    (e)     Sales, Etc. of Assets.  Sell, lease,
transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:
(i) sales of Inventory in the ordinary course of its business,

                            (ii)     in a transaction authorized
by Section 5.02(d) (other than clause (ix) thereof),

                            (iii)     sales of assets and for
fair value in an aggregate amount not to exceed US$50,000,000 in any Fiscal Year,

                            (iv)     the sale or other
disposition of damaged, worn out or obsolete property that is no longer necessary for the proper conduct of the business of Crompton Corp. and its Subsidiaries in the ordinary course of business,

                            (v)     sales of accounts receivable
of Foreign Subsidiaries on a basis which is non-recourse to Crompton Corp. and its Subsidiaries (other than any Minor Subsidiary) (which accounts receivable, to the extent sold to Persons other than Crompton Corp. and its Subsidiaries, shall at no time exceed 25% of the aggregate accounts receivable of Crompton Corp. and its Consolidated Subsidiaries),

                            (vi)     sales of assets after the
Existing Credit Agreement Effective Date having an aggregate fair market value of not more than the greater of (A) US$100,000,000 and (B) an amount equal to 5% of Consolidated sales of Crompton Corp. and its Subsidiaries since the Existing Credit Agreement Effective Date, provided that the Net Cash Proceeds of such asset sales are applied to purchase substantially similar assets (whether by means of an acquisition of stock or assets or otherwise) constituting Investments permitted under Section 5.02(f) or Capital Expenditures permitted under Section 5.02(n) or to prepay permanently Debt of Crompton Corp. or any of its Subsidiaries,

                            (vii)     sales of accounts
receivable of Crompton Corp. and its Subsidiaries (other than Uniroyal Corp. and its Subsidiaries and the Minor Subsidiaries) in connection with agreements for limited recourse or non-recourse sales by Crompton Corp. or any of its Subsidiaries
(other than Uniroyal Corp. and its Subsidiaries and the Minor Subsidiaries) for cash, provided that (A) any such agreement is of a type and on terms customary for comparable transactions in the good faith judgment of the Board of Directors of Crompton Corp., (B) such agreement does not create any interest in any asset other than accounts receivable (and property securing or otherwise supporting accounts receivable) and proceeds of the foregoing and (C) the Net Cash Proceeds thereof in excess of US$25,000,000 shall be applied to the permanent reduction of the Facilities in accordance with Section 2.06(b)(iii) (a
"Receivables Securitization"),

                            (viii)     the sale of assets listed
in a letter dated the Existing Credit Agreement Effective Date from Crompton Corp. addressed and delivered to the Lender Parties on or prior to the Existing Credit Agreement Effective Date,

                            (ix)     the transfer of assets among
Loan Parties to the extent permitted under Section 5.02(f)(vii), and

                            (x)     sales of accounts receivable
of Crompton Corp. and its Subsidiaries (other than Uniroyal Corp. and its Subsidiaries and the Minor Subsidiaries) to any Loan Party or any of its Subsidiaries, provided that such sales of accounts receivable shall be made in accordance with Section 5.01(j).

                    (f)     Investments in Other Persons.  Make
or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                            (i)     equity Investments by the
Borrowers and their Subsidiaries in their Subsidiaries outstanding on the Existing Credit Agreement Effective Date and additional equity investments in wholly owned Subsidiaries (other than any Minor Subsidiary), which Subsidiaries were in existence on the Existing Credit Agreement Effective Date;

                            (ii)     loans and advances to
employees in the ordinary course of the business of the Borrowers and their Subsidiaries (other than any Minor Subsidiary) as presently conducted in an aggregate principal amount not to exceed US$5,000,000 at any time outstanding;

                            (iii)     Investments by the
Borrowers and their Subsidiaries in Cash Equivalents;

                            (iv)     Investments by the Borrowers
in Hedge Agreements permitted under Sections 5.02(b)(i)(B) and
(C);

                            (v)     Investments consisting of
intercompany Debt permitted under Section 5.02(b)(i)(D) or (ii);

                            (vi)    Investments existing on the
Existing Credit Agreement Effective Date and described on Part I of Schedule 5.02(f) hereto;

                            (vii)   Investments consisting of the
contribution of assets of (A) any Loan Party to any other Loan Party in an aggregate amount not to exceed US$50,000,000 in any Fiscal Year or US$100,000,000 in the aggregate after the Existing Credit Agreement Effective Date, (B) any Domestic Subsidiary to any Foreign Subsidiary in an aggregate amount not to exceed US$25,000,000 in any Fiscal Year or US$50,000,000 in the aggregate after the Existing Credit Agreement Effective Date, (C) any Foreign Subsidiary to any other Foreign Subsidiary, (D) any Foreign Subsidiary to any Domestic Subsidiary (other than any Minor Subsidiary) and (E) Uniroyal to Uniroyal Chemical Leasing Company, Inc. in an amount not to exceed US$100,000,000 in the aggregate after the Existing Credit Agreement Effective Date;

                            (viii)  Investments by Crompton Corp.
and its Subsidiaries in (A) the joint ventures listed on Part II of Schedule 5.02(f) and other joint ventures and non-wholly owned Subsidiaries in an aggregate amount invested (including, without limitation, assumption of debt, noncompetition arrangements, "earn-outs" and other deferred payment arrangements) not to exceed US$50,000,000 and (B) Monochem, Inc. and Rubicon, Inc.; provided that with respect to Investments made under this clause
(viii): (1) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (2) any business acquired or invested in pursuant to this clause (viii) shall be in the same general line of business or substantially related lines of business as the business of Crompton Corp. or such Subsidiary; and (3) immediately after giving effect to the acquisition of a company or business pursuant to this clause (viii), Crompton Corp. shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the relevant Financial Statements, as though such acquisition had occurred at the beginning of the 12-month period covered thereby, as evidenced by a certificate of the chief financial officer or treasurer of Crompton Corp. furnished to the Lender Parties, demonstrating such compliance;

                            (ix)    other Investments (other than
Investments in Minor Subsidiaries) in an aggregate amount invested not to exceed the sum of (A) an amount equal to the aggregate Net Cash Proceeds of any equity issued by Crompton Corp. after the Existing Credit Agreement Effective Date and (B) in any Fiscal Year, an amount equal to Available Cash Flow for such Fiscal Year; provided that with respect to Investments made under this clause (ix): (1) any newly acquired or created Subsidiary of any Borrower or any of its Subsidiaries shall be a wholly owned Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (3) any business acquired or invested in pursuant to this clause (ix) shall be in the same general line of business or substantially related lines of business as the business of such Borrower or any of its Subsidiaries; and (4) immediately after giving effect to the acquisition of a company or business pursuant to this clause
(ix), Crompton Corp. shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the relevant Financial Statements, as though such acquisition had occurred at the beginning of the 12-month period covered thereby, as evidenced by a certificate of the chief financial officer or treasurer of Crompton Corp. furnished to the Lender Parties, demonstrating such compliance; and

                            (x)     additional equity Investments
in Naugatuck and intercompany Debt incurred by Naugatuck not to exceed US$5,000,000 in the aggregate from the Existing Credit
Agreement Effective Date.

                    (g)     Dividends, Etc.  Declare or pay any
dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of any Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clauses (i) and (ii) below or would result therefrom, (i) Crompton Corp. may (A) declare and pay dividends and distributions payable only in common stock of Crompton Corp.,
(B) issue and sell shares of its capital stock, (C) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights and (D) declare and pay cash dividends to its stockholders and purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock for cash in an amount not to exceed in the Fiscal Year ending on or about December 31, 1996, US$15,000,000, and in any Fiscal Year thereafter the greater of (I) US$15,000,000 and (II) 50% of Consolidated net income of Crompton Corp. and its Subsidiaries for the immediately preceding Fiscal Year computed in accordance with GAAP, and (ii) any Subsidiary of Crompton Corp. may (A) declare and pay cash dividends to any Borrower (including, without limitation, the declaration and payment of cash dividends by Uniroyal to Uniroyal Corp.) and (B) declare and pay cash dividends to any other wholly owned Subsidiary of any Borrower of which it is a Subsidiary.

                    (h)     Change in Nature of Business.  Make,
or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the Existing Credit
Agreement Effective Date.

                    (i)     Charter Amendments.  Amend, or permit
any of its Subsidiaries to amend, its certificate of incorporation or bylaws in any material respect.

                    (j)     Accounting Changes.  Make or permit,
or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles or (ii) Fiscal Year, except in each case, as necessary to make such Fiscal Year the same with respect to Uniroyal Corp. and Crompton Corp.

                    (k) Amendment, Etc. of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document, in each case that would impair in any material respect the value of the interest or rights of any Borrower thereunder or that would impair the rights or interests of the Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

                    (l)     Negative Pledge.  Enter into or
suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties, (ii) in connection with any Surviving Debt, any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt in accordance with Section 5.02(b)(iii)(D) (to the extent the agreement or instrument evidencing such Surviving Debt contained such a provision or agreement) and any Debt outstanding on the date such Subsidiary first becomes a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary) or
(iii) in connection with any lease permitted under Section 5.02(c) solely to the extent that such lease prohibits a Lien on the lease or the property subject to such lease.

                    (m)     Partnerships, Etc.  Become a general
partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

                    (n)     Capital Expenditures.  Make, or
permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by Crompton Corp. and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period.

               Fiscal Year Ending On or About     Amount

               December 31, 1996             US$100,000,000
               December 31, 1997             US$100,000,000
               December 31, 1998             US$110,000,000
               December 31, 1999             US$110,000,000
               December 31, 2000             US$110,000,000
               December 31, 2001
                      and thereafter         US$110,000,000

          plus, for each Fiscal Year set forth above, an amount equal to (i) the excess, if any, of the amount set opposite the immediately preceding Fiscal Year over the aggregate amount of such Capital Expenditures actually made during such Fiscal Year (other than pursuant to clause (ii) below), provided that any Capital Expenditures made in any Fiscal Year shall be applied first against any amount permitted to be carried over from the immediately preceding Fiscal Year and (ii) the amount of any Net Cash Proceeds received with respect to the sale, lease, transfer or other disposition of assets pursuant to Section 5.02(e)(vi), solely to the extent such Net Cash Proceeds are not used to make Investments permitted under Section 5.02(f) or to prepay permanently Debt of Crompton Corp. or any of its Subsidiaries, provided that such amount of Net Cash Proceeds shall not be carried over to any subsequent Fiscal Year pursuant to clause (i) above.

                    (o) Minor Subsidiaries. Permit any Minor Subsidiary (other than Naugatuck Treatment Company) to enter into or conduct any business or engage in any activity (including, without limitation, any action or transaction that is required or restricted with respect to any Borrower and its Subsidiaries under Section 5.01 and this Section 5.02).

          SECTION 5.03. Reporting Requirements. So long as any Advance shall remain unpaid, any Letter of Credit or Bankers' Acceptance shall be outstanding or any Lender Party shall have any Commitment hereunder, Crompton Corp. will furnish to the Agent and the Lender Parties:

                    (a)     Default Notice.  As soon as possible
and in any event within five days after any Responsible Officer of any Borrower becomes aware of the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer, treasurer or chief accounting officer of such Borrower setting forth details of such Default and the action that such Borrower has taken and proposes to take with respect thereto.

                    (b)     Quarterly Financials.  As soon as
available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and, to the extent otherwise available, consolidating balance sheets of Crompton Corp. and its Subsidiaries and Consolidated balance sheets of Uniroyal Corp. and its Subsidiaries, in each case, as of the end of such quarter and Consolidated and, to the extent otherwise available, consolidating statements of income and a Consolidated statement of cash flows of Crompton Corp. and its Subsidiaries and Consolidated statements of income and of cash flows of Uniroyal Corp. and its Subsidiaries, in each case, for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and, to the extent otherwise available, consolidating statements of income and a Consolidated statement of cash flows of Crompton Corp. and its Subsidiaries and Consolidated statements of income and of cash flows of Uniroyal Corp. and its Subsidiaries, in each case, for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or treasurer of such Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that such Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Agent of the computations used by Crompton Corp. in determining compliance with the covenants contained in Sections 5.04(a) and (b), provided that in the event of any change in GAAP used in the preparation of such financial statements, Crompton Corp. shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

                    (c)     Annual Financials.  As soon as
available and in any event within 95 days after the end of each Fiscal Year, a copy of the annual report for such year for Crompton Corp. and its Subsidiaries, including therein a Consolidated balance sheet of Crompton Corp. and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of Crompton Corp. and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of KPMG Peat Marwick LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, and a Consolidated and, to the extent otherwise available, consolidating balance sheets of Crompton Corp. and Uniroyal Corp. and their respective Subsidiaries as of the end of such Fiscal Year and Consolidated and, to the extent otherwise available, consolidating statements of income and a Consolidated statement of cash flows of Crompton Corp. and Uniroyal Corp. and their respective Subsidiaries for such Fiscal Year, all in reasonable detail and duly certified by the chief financial officer or treasurer of such Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of Crompton Corp. and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.04(a) and
(b), provided that in the event of any change in GAAP used in the preparation of such financial statements, Crompton Corp. shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the chief financial officer or treasurer of each Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that such Borrower has taken and proposes to take with respect thereto.

                    (d)     Annual Forecasts.  As soon as
available and in any event no later than June 30 in each year, forecasts prepared by management of Crompton Corp. and Uniroyal Corp., in form satisfactory to the Agent, of balance sheets, income statements and cash flow statements for Crompton Corp. and its Subsidiaries, Uniroyal Corp. and its Subsidiaries and Crompton Corp. and its Subsidiaries (other than Uniroyal Corp. and its Subsidiaries) on an annual basis for the then current Fiscal Year and for each Fiscal Year thereafter until the Termination Date.

                    (e)     Annual Budget.  As soon as available
and in any event within 45 days after the end of each Fiscal Year, an annual budget for Crompton Corp. and its Subsidiaries, Uniroyal Corp. and its Subsidiaries and Crompton Corp. and its Subsidiaries (other than Uniroyal Corp. and its Subsidiaries), prepared by management of Crompton Corp. and Uniroyal Corp. consisting of balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year then ended in form and substance satisfactory to the Agent.

                    (f)     ERISA Events and ERISA Reports.  (i)
Promptly and in any event within 15 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer or treasurer of Crompton Corp. describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) promptly and in any event within two days after the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                    (g)     Plan Terminations.  Promptly and in
any event within three Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                    (h)     Plan Annual Reports.  Promptly and in
any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial
Information) to the annual report (Form 5500 Series) with respect to each Plan.

                    (i) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii).

                    (j)     Litigation.  Promptly after the
commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.02(k), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 3.01(f).

                    (k)     Securities Reports.  Promptly after
the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its outside stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                    (l) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

                    (m)     Agreement Notices.  Promptly upon
receipt thereof, copies of all notices of any default or breach and all other material requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or indenture, loan or credit or similar agreement and, from time to time upon request by the Agent, such information and reports regarding the Related Documents as the Agent may reasonably request.

                    (n)     Revenue Agent Reports.  Within 10
days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which Crompton Corp. is a member aggregating US$3,000,000 or more.

                    (o)     Environmental Conditions.  Promptly
after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

                    (p)     Other Information.  Such other
information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party (through the Agent) may from time to time reasonably request.

          SECTION 5.04.  Financial Covenants.  So long as any
Advance shall remain unpaid, any Letter of Credit or Bankers'
Acceptance shall be outstanding or any Lender Party shall have any Commitment hereunder, Crompton Corp. will:

                    (a)     Leverage Ratio.  Maintain at the end
of each fiscal quarter of Crompton Corp. a Total Debt/EBITDA
Ratio of not more than the amount set forth below for each Rolling Period set forth below:


  Rolling Period Ending On or About               Ratio

          December 31, 1996                      4.00:1.0

          March 31, 1997                         4.00:1.0
          June 30, 1997                          4.00:1.0
          September 30, 1997                     3.75:1.0
          December 31, 1997                      3.75:1.0

          March 31, 1998                         3.75:1.0
          June 30, 1998                          3.50:1.0
          September 30, 1998                     3.50:1.0
          December 31, 1998                      3.50:1.0

          March 31, 1999                         3.25:1.0
          June 30, 1999                          3.00:1.0
          September 30, 1999                     3.00:1.0
          December 31, 1999                      3.00:1.0

          March 31, 2000                         3.00:1.0
          June 30, 2000                          3.00:1.0
          September 30, 2000                     3.00:1.0
          December 31, 2000                      3.00:1.0

          March 31, 2001                         3.00:1.0
          June 30, 2001
               and thereafter                    3.00:1.0

                    (b)     Interest Coverage Ratio.  Maintain at
the end of each fiscal quarter of Crompton Corp. an Interest
Coverage Ratio of not less than the amount set forth below for each Rolling Period set forth below:

        Rolling Period Ending On or About         Ratio

          December 31, 1996                      2.50:1.0

          March 31, 1997                         2.50:1.0
          June 30, 1997                          2.50:1.0
          September 30, 1997                     2.75:1.0
          December 31, 1997                      2.75:1.0
          March 31, 1998                         2.75:1.0
          June 30, 1998                          2.75:1.0
          September 30, 1998                     2.75:1.0
          December 31, 1998                      3.00:1.0

          March 31, 1999                         3.00:1.0
          June 30, 1999                          3.00:1.0
          September 30, 1999                     3.25:1.0
          December 31, 1999                      3.25:1.0

          March 31, 2000                         3.50:1.0
          June 30, 2000                          3.50:1.0
          September 30, 2000                     3.50:1.0
          December 31, 2000                      3.50:1.0

          March 31, 2001                         3.50:1.0
          June 30, 2001
                    and thereafter               3.50:1.0

                           ARTICLE VI

                        EVENTS OF DEFAULT

          SECTION 6.01.  Events of Default.  If any of the
following events ("Events of Default") shall occur and be continuing:

                    (a)     (i) any Borrower shall fail to pay
any principal of any Advance or any portion of any Bankers' Acceptance when the same shall become due and payable or (ii) any Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within five days after the same becomes due and payable; or

                    (b)     any representation or warranty made
by any Loan Party (including, without limitation, any Designated Subsidiary and any Designated Italian Subsidiary) or any of its officers under or in connection with any Loan Document, or by any Designated Subsidiary or any Designated Italian Subsidiary in the Designation Letter pursuant to which such Designated Subsidiary or Designated Italian Subsidiary became a Borrower hereunder, shall prove to have been incorrect in any material respect when made; or

                    (c)     any Borrower shall fail to perform or
observe any term, covenant or agreement contained in Section
2.17, 5.01(d), (e), (k) or (l), 5.02, 5.03(a) or 5.04; or

                    (d)     any Loan Party shall fail to perform
or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which (A) a Responsible Officer becomes aware of such failure or (B) written notice thereof shall have been given to Crompton Corp. by the Agent or any Lender Party; or

                         (e)     any Loan Party or any of its
Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least US$10,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                         (f)     any Loan Party or any of its
Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                         (g)     any judgment or order for the
payment of money in excess of US$10,000,000 shall be rendered against any Loan Party or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(g) if and to the extent that the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof so long as such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

                    (h)     any non-monetary judgment or order
shall be rendered against any Loan Party or any of its Material Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                    (i)     any provision of any Loan Document
after delivery thereof pursuant to Section 3.01 or 5.01(k) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                    (j)     any Collateral Document after
delivery thereof pursuant to Section 3.01 or 5.01(k) shall for any reason (other than pursuant to the terms thereof or as a result of action taken or failure to take action by the Agent or any Lender Party) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

                    (k) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Crompton Corp. (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of Crompton Corp.; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of Crompton Corp. shall cease for any reason to constitute a majority of the board of directors of Crompton Corp. (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the board of directors of Crompton Corp. or (y) nominated for election by a majority of the remaining members of the board of directors of Crompton Corp. and thereafter elected as directors by the shareholders of Crompton Corp.); or (iii) Crompton Corp. shall at any time for any reason cease to be the record and beneficial owner of 100% of the capital stock of the other Borrowers; or

                    (l)     (i) any ERISA Event shall have
occurred with respect to a Plan; (ii) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist exceeds US$10,000,000; and (iii) such ERISA Events (considered in the aggregate) are reasonably likely to result in obligations on the part of the Loan Parties to make payments in the aggregate in excess of US$10,000,000 in any given calendar year; or

                    (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), requires payments exceeding US$10,000,000 in any given calendar year; or

                    (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding US$10,000,000;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Commitment of each Lender Party and the obligation of each Appropriate Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and Swing Line Advances by a Working Capital Lender pursuant to Section 2.02(b)), of each Canadian Lender to accept and/or purchase Bankers' Acceptances and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the Commitment of each Lender Party and the obligation of each Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and Swing Line Advances by a Working Capital Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y)
 the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

          SECTION 6.02. Actions in Respect of the Letters of Credit and Bankers' Acceptances upon Default. If any Event of Default shall have occurred and be continuing, the Agent shall at the request, or may with the consent, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, (a) make demand upon the Borrowers to, and forthwith upon such demand the Borrowers jointly and severally agree to, pay to the Agent on behalf of the Lender Parties in same day funds at the Agent's office designated in such demand, for deposit in the relevant L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding; provided that, notwithstanding anything herein to the contrary and pursuant to
Section 8.17, each B-2 Borrower, each B-3 Borrower and the Canadian Borrower shall only be responsible for such B-2 Borrower's, such B-3 Borrower's or the Canadian Borrower's Borrower's Share of such amount and (b) make demand upon the Canadian Borrower to, and forthwith upon such demand, such Borrower will, pay to the Agent on behalf of the Canadian Lenders in same day funds at the Agent's office designated in such demand, for deposit in the Canadian Cash Collateral Account, an amount equal to the aggregate Face Amount of all Bankers' Acceptances then outstanding. If at any time the Agent determines that any funds held in such L/C Cash Collateral Account or Canadian Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit or the aggregate Face Amount of all outstanding Bankers' Acceptances, the Borrowers jointly and severally agree to, forthwith upon demand by the Agent, (x) pay to the Agent, as additional funds to be deposited and held in such L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b)the total amount of funds, if any, then held in such L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim; provided that, notwithstanding anything herein to the contrary and pursuant to Section 8.17, each B-2 Borrower, each B-3 Borrower and the Canadian Borrower shall only be responsible for such B-2 Borrower's, such B-3 Borrower's or the Canadian Borrower's Borrower's Share of such amount and (y) pay to the Agent, as additional funds to be deposited and held in the Canadian Cash Collateral Account, an amount equal to the excess of (i) such aggregate Face Amount of all outstanding Bankers' Acceptances over (ii) the total amount of funds, if any, then held in the Canadian Cash Collateral Account that the Agent determines to be free and clear of any such right and claim; provided that, notwithstanding anything herein to the contrary and pursuant to Section 8.17, each B-2 Borrower, each B-3 Borrower and the Canadian Borrower shall only be responsible for such B-2 Borrower's, such B-3 Borrower's or the Canadian Borrower's Borrower's Share of such amount.

          SECTION 6.03. Actions in Respect of Working Capital B-1 Commitments Reserved Pursuant to Section 2.01(j). If, at any time and from time to time, any Working Capital B-1 Commitments are reserved pursuant to Section 2.01(j) and either (i) an Event of Default shall have occurred and be continuing or (ii) the Termination Date shall have occurred, then, upon the occurrence of any of the events described in clause (i) or (ii) above, Citibank may, whether in addition to the taking by the Agent of any of the actions described in Section 6.01 or 6.02 or otherwise, make demand upon Uniroyal to, and forthwith upon such demand Uniroyal will, pay to Citibank in same day funds at Citibank's office designated in such demand, for deposit in a special cash collateral account to be maintained in the name of Citibank Seoul and under the sole dominion and control of Citibank at such place as shall be designated by Citibank, an amount equal to the Seoul Guaranty Amount on the date of such demand.


                           ARTICLE VII

                            THE AGENT

          SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, a Swing Line Bank (if applicable), an Issuing Bank (if applicable) and, on behalf of itself and its Affiliates, a potential Hedge Bank) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender Party prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

          SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(a) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. Citicorp and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citicorp shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Citicorp in its individual capacity. Citicorp and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Citicorp were not the Agent and without any duty to account therefor to the Lender Parties.

          SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify the Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 8.04, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrowers. For purposes of this
Section 7.05(a), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to their respective Working Capital Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(a) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to the Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Agent for such other Lender Party's ratable share of such amount.

          (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under
Section 8.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers. For purposes of this Section 7.05(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to their respective Working Capital Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(b) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse such Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Issuing Bank as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Issuing Bank for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Issuing Bank for such other Lender Party's ratable share of such amount.

          (c) Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          SECTION 7.06. Successor Agents. The Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrowers and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent as to such of the Facilities as to which the Agent has resigned or been removed, subject, so long as no Default shall have occurred and be continuing, to the consent of Crompton Corp., such consent not to be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, subject, so long as no Default shall have occurred and be continuing, to the consent of Crompton Corp., such consent not to be unreasonably withheld or delayed, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least US$250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Agent with respect to the Letter of Credit Facility) and payments by the Borrowers in respect of such Facilities, and the retiring Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Agent's resignation or removal hereunder as Agent as to all of the Facilities, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to any Facilities under this Agreement.


                          ARTICLE VIII

                          MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a)
 no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (i) waive any of the conditions specified in Section 3.01, in the case of an Initial Extension of Credit to the Canadian Borrower, Section 3.02 or, in the case of the Initial Extension of Credit to any Designated Subsidiary or Designated Italian Subsidiary, Section 3.03, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Guarantor under Section 1 of the Guaranty to which it is a party or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agent and the Lender Parties,
(iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents and other than Debt owing to any other Person, provided that, in the case of any Lien on all or substantially all of the Collateral to secure Debt owing to any other Person, (A) such Lien shall be subordinated to the Liens created under the Loan Documents on terms acceptable to the Required Lenders and (B) the Required Lenders shall otherwise permit the creation, incurrence, assumption or existence of such Lien and, to the extent not otherwise permitted under Section 5.02(b), of such Debt, (v) amend this Section 8.01 or (vi) limit the liability of any Loan Party under any of the Loan Documents and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under any Working Capital Facility if affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment or prepayment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or
(iv) change the order of application of any prepayment set forth in Section 2.07 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Banks, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement.

          SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrowers, addressed both c/o Crompton Corp. at its address at One Station Place, Metro Center, Stamford, CT 06902, Attention:
Chief Financial Officer and c/o                      Uniroyal
Corp. at its address at World Headquarters, Benson Road, Middlebury, CT 06749, Attention: Chief Financial Officer; if to any Initial Lender or any Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Carolyn Sheridan; or, as to the Borrowers or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent. All such notices and communications shall (a) when mailed, be effective three Business Days after the same is deposited in the mails, (b) when mailed for next day delivery by a reputable freight company or reputable overnight courier service, be effective one Business Day thereafter, and (c) when sent by telegraph, telecopier or telex, be effective when the same is confirmed by telephone, telecopier confirmation or return telecopy or telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof. Delivery of a notice from any Borrower pursuant to Section 5.03(a) shall be deemed, solely with respect to such Section, notice from all Borrowers.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04. Costs and Expenses. (a) The Borrowers jointly and severally agree to pay on demand (i) all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto, with respect to advising the Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Agent and each Lender Party with respect thereto); provided that, notwithstanding anything herein to the contrary and pursuant to Section 8.17, each B-2 Borrower, each B-3 Borrower and the Canadian Borrower shall only be responsible for such B-2 Borrower's, such B-3 Borrower's or the Canadian Borrower's Borrower's Share of such costs and expenses.

          (b) The Borrowers jointly and severally agree to indemnify and hold harmless the Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with
(i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Merger and any of the other transactions contemplated hereby) by Crompton Corp. or any of its Subsidiaries or Affiliates of all or any portion of the stock or substantially all the assets of Uniroyal Corp. or any of its Subsidiaries or
(ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided that, notwithstanding anything herein to the contrary and pursuant to Section 8.17, each B-2 Borrower, each B-3 Borrower and the Canadian Borrower shall only be responsible for such B-2 Borrower's, such B-3 Borrower's or the Canadian Borrower's Borrower's Share of such amount. In the case of any investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrowers also jointly and severally agree not to assert any claim against the Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby.

          (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by any Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.10(b)(i) or 2.12(a), acceleration of the maturity of the Notes pursuant to Section
6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by Crompton Corp. pursuant to Section 8.07(a), such Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Agent or any Lender Party, in its sole discretion, and will result in an increase in the amount owing by such Loan Party to the Agent or such Lender Party.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers contained in Sections 2.12 and 2.15 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

          SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and
(b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of any Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify any Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

          SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower and the Agent and when the Agent shall have been notified by each Initial Lender and each Initial Issuing Bank that such Initial Lender and such Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent and each Lender Party and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

          SECTION 8.07. Assignments and Participations. (a) Each Lender may (and, so long as no Default shall have occurred and be continuing, if demanded by Crompton Corp. (following a demand by such Lender pursuant to Section 2.12 or 2.15 or if such Lender shall be a Defaulting Lender) assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than US$20,000,000 or, if the aggregate amount of the Commitment of such assigning Lender is less than US$20,000,000, all of such Lender's Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by Crompton Corp. pursuant to this Section 8.07(a) shall be arranged by Crompton Corp. after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement and the other Loan Documents or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement and the other Loan Documents, (v) no Lender shall be obligated to make any such assignment as a result of a demand by Crompton Corp. pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the applicable Borrowers or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) no such assignments shall be permitted without the consent of the Agent until the Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, and (vii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of US$3,500; provided further that for the purposes of making Working Capital B-2 Advances, any Working Capital B-2 Lender may assign its rights and obligations under the Working Capital B-2 Facility to any Affiliate of such Working Capital B-2 Lender.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.
          (d) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and Italian Lender Joinder Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance and, in the case of an assignment of any Working Capital B-3 Commitment, an Italian Lender Joinder Agreement, in each case executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if each such Assignment and Acceptance and Italian Lender Joinder Agreement (if applicable) has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance and such Italian Lender Joinder Agreement (if applicable), (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2, A-3, A-4 or A-5 hereto, as the case may be.

           (f) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than US$10,000,000 and shall be in an integral multiple of US$1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of US$3,500.

          (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that
(i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender Party by or on behalf of the Borrowers; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

          (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 8.08. Designated Subsidiaries and Designated Italian Subsidiaries. Crompton Corp. may at any time, and from time to time, by delivery to the Agent of a Designation Letter duly executed by Crompton Corp. and the respective Subsidiary and substantially in the form of Exhibit G hereto, designate such Subsidiary as a "Designated Subsidiary" or a "Designated Italian Subsidiary" for purposes of this Agreement and such Subsidiary shall thereupon become a "Designated Subsidiary" or a "Designated Italian Subsidiary", respectively, for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder; provided, however, that no such Subsidiary incorporated under the laws of any United States jurisdiction may be appointed a "Designated Subsidiary" or a "Designated Italian Subsidiary". The Agent shall promptly notify each Lender of each such designation by Crompton Corp. and the identity of the respective Subsidiary.

          SECTION 8.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.10. No Liability of the Issuing Banks. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the relevant Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 8.11. Release of Collateral. As soon as practicable after the Collateral Release Date, the Agent shall, at the expense of the Borrowers, execute and deliver to Crompton Corp. such documents as Crompton Corp. shall reasonably request to evidence the release of the Collateral from the liens and security interest created under the Collateral Documents.

          SECTION 8.12. Confidentiality. Neither the Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of Crompton Corp., other than (a) to the Agent's or such Lender Party's Affiliates and their officers, directors, partners, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, provided that, other than with respect to Confidential Information otherwise permitted to be disclosed pursuant to clause (d) below, the Agent or such Lender Party shall, unless prohibited by applicable law or regulation or court order, give notice to Crompton Corp. of any such requirement to disclose such Confidential Information, and, if practicable, such notice shall be given prior to such disclosure, provided, however, that the failure to give such notice shall not prohibit such disclosure, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrowers received by it from such Lender Party and (d) as requested or required by any state, federal or foreign authority or examiner or the National Association of Insurance Commissioners or any state or federal authority regulating such Lender Party.

          SECTION 8.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Initial Borrower hereby agrees that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon CT Corporation System at its offices at 1633 Broadway, New York, New York 10019 (the "Process Agent") and each Designated Subsidiary and Designated Italian Subsidiary hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 8.14. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in US Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase US Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

          (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in a Foreign Currency into US Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Foreign Currency with US Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

          (c) The obligation of any Borrower in respect of any sum due from it to any Lender Party or the Agent hereunder or under a Note held by such Lender Party shall, notwithstanding any judgment in a currency other than US Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender Party or the Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender Party or the Agent (as the case may be) may in accordance with normal banking procedures purchase US Dollars with such other currency; if the US Dollars so purchased are less than such sum due to such Lender Party or the Agent (as the case may be) in US Dollars, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender Party or the Agent (as the case may be) against such loss, and if the US Dollars so purchased exceed such sum due to any Lender Party or the Agent (as the case may be) in US Dollars, such Lender Party or the Agent (as the case may be) agrees to remit to such Borrower such excess.

          SECTION 8.15. Power of Attorney. Each Subsidiary of Crompton Corp. may from time to time authorize and appoint Crompton Corp. as its attorney-in-fact to execute and deliver (a) any amendment, waiver or consent in accordance with Section 8.01 on behalf of and in the name of such Subsidiary and (b) any notice or other communication hereunder, on behalf of and in the name of such Subsidiary. Such authorization shall become effective as of the date on which such Subsidiary delivers to the Agent a power of attorney enforceable under applicable law and any additional information to the Agent as necessary to make such power of attorney the legal, valid and binding obligation of such Subsidiary.

          SECTION 8.16. Governing Law. This Agreement, each Designation Letter and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 8.17. Limitation on B-2 Borrower Obligations, B-3 Borrower Obligations and Canadian Borrower Obligations. Notwithstanding anything herein to the contrary, to the extent a B-2 Borrower, a B-3 Borrower or the Canadian Borrower is purported to owe any amounts hereunder, such B-2 Borrower, such B-3 Borrower or the Canadian Borrower, as the case may be, shall only owe such amount solely with respect to its own Obligations. In addition, if any of the undertakings or obligations of any B-2 Borrower, any B-3 Borrower or the Canadian Borrower under this Agreement, the Loan Documents or any contract, document or instrument entered into in connection therewith or relating thereto would otherwise be or become unenforceable in full or in part as a result of, or because of any mandatorily applicable provisions of the law of the jurisdiction under which such B-2 Borrower, such B-3 Borrower or the Canadian Borrower is incorporated, then such undertakings and obligations of such B-2 Borrower, such B-3 Borrower or the Canadian Borrower shall be deemed to be limited to the extent necessary to make them valid, legal and enforceable under such law. For the avoidance of doubt, if any of the obligations of any B-2 Borrower, any B-3 Borrower or the Canadian Borrower to make payments would otherwise be or become invalid, illegal or unenforceable because of the provisions contained in provisions of applicable statutory law aimed at preserving such B-2 Borrower's, such B-3 Borrower's or the Canadian Borrower's share capital, such B-2 Borrower, such B-3 Borrower or the Canadian Borrower, respectively, shall be obligated to make payments only to the extent it would be legal for such payments to be made under such provision.

          SECTION 8.18. Waiver of Jury Trial. Each of the Borrowers, the Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                        CROMPTON & KNOWLES
                        CORPORATION


                        By /s/ Frank A. Manganella
                           Title:


                        CROMPTON & KNOWLES COLORS
                        INCORPORATED


                        By /s/ Frank A. Manganella
                           Title:


                        DAVIS-STANDARD CORPORATION


                        By /s/ Frank A. Manganella
                           Title:


                        INGREDIENT TECHNOLOGY
                        CORPORATION


                        By /s/ Frank A. Manganella
                           Title:


                        UNIROYAL CHEMICAL COMPANY,
                        INC.


                        By /s/ Frank A. Manganella
                           Title:


                        C & K SERVICES SA


                        By /s/ Frank A. Manganella
                          Title:


                        DAVIS-STANDARD (DEUTSCHLAND)
                        GMBH


                        By /s/ Frank A. Manganella
                           Title:


                        DAVIS STANDARD (FRANCE) SARL


                        By /s/ Frank A. Manganella
                           Title:


                        ER-WE-PA DAVIS-STANDARD GMBH


                        By /s/ Frank A. Manganella
                           Title:


                        UNIROYAL CHEMICAL B.V.


                        By /s/ John T. Ferguson II
                           Title:


                        UNIROYAL CHEMICAL LTD.


                        By /s/ Frank A. Manganella
                           Title:


                        UNIROYAL CHIMICA S.P.A.


                        By /s/ Frank A. Manganella
                           Title:


                        CITICORP USA, INC., as Agent


                        By /s/ Robin F. Lenna
                           Title:

                        THE CHASE MANHATTAN BANK,
                        as Managing Agent

                        By /s/ Robert T. Sacks
                           Title: Managing Director


               Working Capital A Lenders
               Working Capital B-1 Lenders


                        CITICORP USA, INC.


                        By /s/ Robin F. Lenna
                           Title:


                        THE CHASE MANHATTAN BANK


                        By /s/ Robert T. Sacks
                           Title: Managing Director


                        ABN AMRO BANK N.V., NEW YORK
                         BRANCH


                        By /s/ George M. Dugan
                           Title: Vice President

                        By /s/ David W. Stack
                           Title: Vice President


                        BANCA COMMERCIALE ITALIANA -
                         NEW YORK BRANCH


                        By /s/ Karen Purelis
                           Title: VP

                        By /s/ Charles Dougherty
                           Title: VP

                        BANK OF AMERICA ILLINOIS


                        By /s/ Donald J. Chin
                           Title: Managing Director


                        THE BANK OF NEW YORK


                        By /s/ David Judge
                           Title: Vice President


                        BANK OF BOSTON CONNECTICUT


                        By /s/ JoAnn Keller
                           Title: Senior Vice President


                        BHF - BANK AKTIENGESELLSCHAFT


                        By /s/ Linda Pace
                           Title: VP


                        By /s/ Hans-Juergen Scholz
                           Title: APV


                        CIBC INC.


                        By /s/ John Burke
                           Title: Director


                        CORESTATES BANK, N.A.


                        By /s/ Brian M. Haley
                           Title: Vice President


                        CREDIT LYONNAIS NEW YORK BRANCH


                        By /s/ Rod Hurst
                           Title: Vice President


                        FIRST UNION NATIONAL BANK


                        By /s/ Steven Francis
                           Title: Vice President


                        FLEET NATIONAL BANK


                        By /s/ Robert Lord
                           Title: Vice President


                        SOCIETE GENERALE NEW YORK BRANCH


                        By /s/ Allan Zinser
                           Title: Vice President


                        TORONTO DOMINION (NEW YORK), INC.


                        By /s/ Jorge A. Garcia
                           Title: Vice President


               Working Capital B-2 Lenders


                        CITIBANK, N.A.


                        By /s/ Mary W. Corkran
                           Title: Vice President


                        THE CHASE MANHATTAN BANK


                        By /s/ Robert T. Sacks
                           Title: Managing Director


                        ABN AMRO BANK N.V., NEW YORK
                          BRANCH


                        By /s/ George M. Dugan
                           Title: Vice President


                        By /s/ David W. Stack
                           Title: Vice President


                        BANK OF AMERICA ILLINOIS


                        By /s/ Donald J. Chin
                           Title: Managing Director


                        THE BANK OF NEW YORK


                        By /s/ David Judge
                           Title: Vice President


                        BANK OF BOSTON CONNECTICUT


                        By /s/ JoAnn Keller
                           Title: Senior Vice President


                        BHF - BANK AKTIENGESELLSCHAFT


                        By /s/ Linda Pace
                           Title: VP


                        By /s/ Hans-Juergen Scholz
                           Title: AVP


                        CIBC WOOD GUNDY PLC


                        By /s/ John Burke
                           Title: Director


                        CORESTATES BANK, N.A.


                        By /s/ Brian M. Haley
                           Title: Vice President


                        CREDIT LYONNAIS NEW YORK BRANCH



                        By /s/ Rod Hurst
                           Title: Vice President


                        FIRST UNION NATIONAL BANK


                        By /s/ Steven Francis
                           Title: Vice President


                        FLEET NATIONAL BANK


                        By /s/ Robert Lord
                           Title: Vice President


                        TORONTO DOMINION (NEW YORK), INC.


                        By /s/ Jorge A. Garcia
                           Title: Vice President

               Working Capital B-3 Lenders

                        CITIBANK, N.A.,
                        MILAN BRANCH


                        By /s/ Nicoletta Zappatini
                           Title: Vice President


                        BANCA COMMERCIALE ITALIANA,
                          LATINA BRANCH


                        By /s/ Karen Purelis
                           Title: VP


                        By /s/ Charles Dougherty
                           Title: VP


                        BANK OF AMERICA NT&SA,
                          MILAN BRANCH


                        By /s/ Luca Sala
                           Title: VP


                        CHASE MANHATTAN BANK,
                          MILAN BRANCH


                        By /s/ Guido Pescione
                           Title: MD


                        SOCIETE GENERALE
                         MILAN BRANCH


                        By /s/ Luca Brasi
                           Title: General Manager

               Canadian Lenders


                        CITIBANK CANADA


                        By /s/ Eric Schmacher
                           Title: Vice President


                        BANK OF AMERICA CANADA


                        By /s/ David King
                           Title: Vice President

                        CANADIAN IMPERIAL BANK OF
                         COMMERCE


                        By /s/ Doug Zinkiewich
                           Title: Director



                        CHASE MANHATTAN BANK OF CANADA


                        By /s/ Arun Bery & Christine Chan
                           Title: VP & VP


                        CREDIT LYONNAIS CANADA


                        By /s/ Caroline Stade & Blake Colvin
                           Title: VP, Corp Banking & V.P.


                        SOCIETE GENERALE (CANADA)


                        By /s/ Michael Klopchic & Eric Dhoste
                           Title:


                        TORONTO DOMINION


                        By /s/ David Pankhurst
                           Title: Manager


                    Initial Issuing Banks


                    CITIBANK, N.A.


                        By /s/ Mary W. Corkran
                           Title: Vice President


                        BANK OF BOSTON CONNECTICUT


                        By /s/ JoAnn Keller
                           Title: Senior Vice President



                        CITIBANK, N.A., LONDON BRANCH


                        By /s/ Robin F. Lenna
                           Title:



                              SCHEDULE I
               COMMITMENTS AND APPLICABLE LENDING OFFICES


Name of
Initial  Working   Working   Working  Working  Canadian  Letter
Lender/  Capital   Capital   Capital  Capital  Commit.   of Credit
Initial  A         B-1       B-2      B-3                Commitment
Issuing  Commit.   Commit.   Commit.  Commit.           (Facility)
Bank

Citicorp USA, Inc.
     $30,000,000  $15,000,000 N/A      N/A      N/A       N/A

Citibank N.A.
        N/A        N/A    $4,500,000   N/A     N/A   $25,000,000(A)
                                                   $10,000,000(B-1)
Citibank, N.A., Milan Branch
        N/A        N/A     N/A  $6,750,000     N/A       N/A

Citibank Canada
        N/A        N/A     N/A   N/A    $11,250,000      N/A

The Chase Manhattan Bank
     $25,000,000  $12,500,000  $3,750,000  N/A  N/A,     N/A

The Chase Manhattan Bank, Milan Branch
       N/A         N/A     N/A  $8,750,000     N/A       N/A

The Chase Manhattan Bank of Canada
       N/A         N/A     N/A  N/A     $11,250,000      N/A

                              SCHEDULE I
               COMMITMENTS AND APPLICABLE LENDING OFFICES


Name of
Initial  Working   Working   Working  Working  Canadian  Letter
Lender/  Capital   Capital   Capital  Capital  Commit.   of Credit
Initial  A         B-1       B-2      B-3                Commitment
Issuing  Commit.   Commit.   Commit.  Commit.           (Facility)
Bank

ABN AMRO Bank N.V., New York Branch
   $20,000,000 $10,000,000 $6,750,000 N/A       N/A       N/A

Banca Commerciale Italiana, New York Branch
   $12,500,000  $6,250,000  N/A       N/A       N/A       N/A

Banca Commerciale Italiana, Latina Branch
          N/A       N/A     N/A    $6,250,000   N/A       N/A

Bank of America NT&SA
   $20,000,000 $10,000,000  N/A       N/A       N/A       N/A

Bank of America NT&SA, London Branch
          N/A       N/A  $3,000,000   N/A       N/A       N/A

                              SCHEDULE I
               COMMITMENTS AND APPLICABLE LENDING OFFICES


Name of
Initial  Working   Working   Working  Working  Canadian  Letter
Lender/  Capital   Capital   Capital  Capital  Commit.   of Credit
Initial  A         B-1       B-2      B-3                Commitment
Issuing  Commit.   Commit.   Commit.  Commit.           (Facility)
Bank

Bank of America NT&SA, Milan Branch
         N/A        N/A       N/A   $7,000,000  N/A      N/A

Bank of America Canada
         N/A        N/A       N/A     N/A    $5,000,000  N/A

Bank of Boston Connecticut
  $20,000,000   $10,000,000 $3,000,000 N/A      N/A  $25,000,000(A)
                                                   $10,000,000(B-1)
The Bank of New York
  $20,000,000   $10,000,000 $3,000,000 N/A      N/A      N/A

BHF-Bank Aktiengesellschaft
  $20,000,000   $10,000,000 $3,000,000 N/A      N/A      N/A

CIBC Inc.
  $20,000,000   $10,000,000    N/A     N/A      N/A      N/A

                              SCHEDULE I
               COMMITMENTS AND APPLICABLE LENDING OFFICES


Name of
Initial  Working   Working   Working  Working  Canadian  Letter
Lender/  Capital   Capital   Capital  Capital  Commit.   of Credit
Initial  A         B-1       B-2      B-3                Commitment
Issuing  Commit.   Commit.   Commit.  Commit.           (Facility)
Bank

CIBC Wood Gundy Plc
         N/A        N/A   $3,000,000   N/A      N/A      N/A

Canadian Imperial Bank of Commerce
         N/A        N/A      N/A       N/A  $15,000,000  N/A

CoreStates Bank, N.A.
  $20,000,000  $10,000,000 $3,000,000  N/A      N/A      N/A

Credit Lyonnais, New York Branch
  $20,000,000  $10,000,000 $3,000,000  N/A      N/A      N/A

Credit Lyonnais Canada
         N/A        N/A      N/A        N/A $5,000,000   N/A

First Union National Bank
  $20,000,000  $10,000,000 $3,000,000   N/A     N/A      N/A

Fleet National Bank
  $20,000,000  $10,000,000 $3,000,000   N/A     N/A      N/A

                              SCHEDULE I
               COMMITMENTS AND APPLICABLE LENDING OFFICES


Name of
Initial  Working   Working   Working  Working  Canadian  Letter
Lender/  Capital   Capital   Capital  Capital  Commit.   of Credit
Initial  A         B-1       B-2      B-3                Commitment
Issuing  Commit.   Commit.   Commit.  Commit.           (Facility)
Bank

Societe Generale, New York Branch
     $12,500,000 $6,250,000   N/A      N/A      N/A        N/A

Societe Generale, Milan Branch
          N/A        N/A      N/A $6,250,000    N/A        N/A

Societe Generale (Canada)
          N/A        N/A      N/A       N/A  $7,500,000    N/A

Toronto Dominion (New York), Inc.
     $20,000,000 $10,000,000  N/A       N/A     N/A        N/A

The Toronto-Dominion Bank
          N/A        N/A  $3,000,000    N/A  $15,000,000   N/A


Total Commitments:
$300,000,000 $150,000,000 $45,000,000 $35,000,000 $70,000,000
                                                    $50,000,000(A)
                                                  $20,000,000(B-1)

                            SCHEDULE I
             COMMITMENTS AND APPLICABLE LENDING OFFICES


Name      Domestic  Canadian    Eurocur. Eurocur. Eurocur. Eurocur.
of        Lending/  Domestic    Lending  Lending  Lending  Lending
Initial   Issuing   Lending     Office   Office   Office   Office
Lender/   Office    Office      For      For      For      For
Initial                         Working  Working  Working  Canadian
Issuing                         Capital  Capital  Capital  Borrower
Bank                            A & B-1  B-2      B-3      Advances
                                Advances Advances Advances
Citicorp USA, Inc.

    399 Park Ave    N/A  399 Park Ave       N/A      N/A       N/A
   NY, NY  10043         NY, NY  10043
   Attn R. Lenna         Attn R. Lenna
 TEL212-559-3974       TEL212-559-3974
 FAX212-793-1290       FAX212-793-1290

Citibank N.A.

 399 Park Avenue
   NY, NY  10043
   Attn R. Lenna
 TEL212-559-3974
 FAX212-793-1290    N/A              P.O. Box 12068 N/A        N/A
                                     Counting House
                                   53 Pooley Street
                                      London SE12GA
                                    Atn K.Purchase/
                                     David Williams
                                 TEL44-171-500-9675
                                 FAX44-171-500-9701

Citibank, N.A., Milan Branch

   N/A             N/A     N/A       N/A    Foro Bounaparte 16  N/A
                                            20121 Milan, Italy
                                            Atn  N. Zappatini
                                            TEL39-2-86474-583
                                            FAX39-2-86474-200

Citibank Canada

   N/A        123 Front St W N/A     N/A      N/A  123 Front St W
              10th Fl.                             10th Fl.
              Toronto, Ontario                     Toronto, Ontario
              Canada M5J 2M3                        Canada  M5J 2M3

The Chase Manhattan Bank

270 Park Avenue N/A    270 Park Avenue   1 Chaseside      N/A   N/A
NY, NY  10017          NY, NY  10017     Bournemouth, Dorset
Atn  R.Sacks           Atn R. Sacks      BH77DB
TEL212-270-4118        TEL212-270-4118   Atn European Loans
FAX212-270-7939        FAX212-270-7939   TEL0120-234-2020
                                         FAX0120-234-3706

The Chase Manhattan Bank, Milan Branch

  N/A         N/A      N/A      N/A          Via Catena, No. 4  N/A
                                            20121 Milan, Italy
                                          Attn:  Luca Preziose
                                          TEL:  39-2-8895-2007
                                           FAX:  39-2-8895-2567

The Chase Manhattan Bank of Canada

N/A       1 1st Canadian Pl   N/A   N/A   N/A  1 1st Canadian Pl
          100 King St W                        100 King St W
          Suite 6900 PO Box 106               Suite 6900 PO Box 106
          Toronto, Ontario                     Toronto, Ontario
          Canada M5X1A4                        Canada M5X1A4


ABN AMRO Bank N.V., New York Branch

500 Park Ave    N/A    500 Park Ave     500 Park Ave  N/A   N/A
NY, NY  10022          NY, NY  10022    NY, NY 10022
Atn: M. Jeter          Atn: M. Jeter    Atn  M. Jeter
TEL212-446-4224        TEL212-446-4224  TEL212-446-4224
FAX212-832-7468        FAX212-832-7468  FAX212-832-7468


Banca Commerciale Italiana, New York Branch

1 William St        N/A   1 William St        N/A      N/A    N/A
NY, NY  10004             NY, NY  10004
Atn:B. Carlson            Atn:B. Carlson
TEL212-607-3886           TEL212607-3886
FAX212-809-2124           FAX212809-2124


Banca Commerciale Italiana, Latina Branch
N/A      N/A       N/A      N/A          Via Cerveteri, 2     N/A
                                      04100 Latina, Italy
                                          Atn S. Barmucci
                                      TEL:39-7-73-486-034
                                      FAX:39-7-73-694-109
                                      w/ copy to B. Carlson
                                               1 William St
                                               NY, NY  10004

Bank of America NT&SA

200 W Jackson Blvd    N/A   200 W Jackson Blvd   N/A    N/A     N/A
Chicago, IL  60697          Chicago, IL  60697
Atn: R. DiMatteo            Atn: R.DiMatteo
TEL312-828-1988             TEL312-828-1988
FAX312-974-9626             FAX312-974-9626


Bank of America NT&SA, London Branch

N/A        N/A        N/A    1 Alie Street            N/A     N/A
                             London E1 8DE England
                             Attn:  Keith Thomas
                             TEL:  44-171-634-4436
                             FAX:  44-171-634-4707

Bank of America NT&SA, Milan Branch

N/A        N/A        N/A        N/A    Corso Matteotti, 10   N/A
                                        20121 Milan, Italy
                                        Attn:  Louis Moncada
                                        TEL:  39-2-760-69-341
                                         FAX:  39-2-760-69-210

Bank of America Canada

N/A      200 Front St W,    N/A     N/A       N/A  200 Front St W,
         Suite 2700                                Suite 2700
         Toronto, Ontario                          Toronto, Ontario
         Canada M5V 8L2                            Canada M5V 8L2


Bank of Boston Connecticut

1 Landmark Sq  N/A   1 Landmark Sq       1 Landmark Square  N/A N/A
20th Floor           20th Floor          20th Floor
Stamford, CT 06901   Stamford, CT  06901 Stamford, CT  06901
Atn: JoAnn Keller    Atn: JoAnn Keller   Atn: JoAnn Keller
TEL:(203) 973-1941   TEL:(203) 973-1941  TEL:(203) 973-1941
FAX:(203) 967-8169   FAX:(203) 967-8169   FAX:(203) 967-8169


The Bank of New York

1 Wall Street    N/A   1 Wall Street     1 Wall Street   N/A   N/A
22nd Floor             22nd Floor        22nd Floor
NY, NY 10286           NY, NY  10286     NY, NY  10286
Atn:David Judge        Atn:David Judge   NY, NY  10286
TEL:212635-6861        TEL:212635-6861   TEL:212635-6861
FAX:212635-6999        FAX:212635-6999    FAX:212635-6999


BHF-Bank Aktiengesellschaft

590 Madison Ave   N/A  590 Madison Ave    590 Madison Ave  N/A  N/A
NY, NY  10022          NY, NY  10022      NY, NY  10022
Atn: L. Pace           Atn: L. Pace       Atn: L. Pace
TEL212-756-5915        TEL212-756-5915    TEL212-756-5915
FAX212-756-5536        FAX212-756-5536    FAX212-756-5536


CIBC Inc.

2727 Paces Ferry Rd  N/A  2727 Paces Ferry Road  N/A     N/A    N/A
Suite 1200                 Suite 1200
Atlanta, GA  30339         Atlanta, GA  30339
Attn:Sheila Hogan          Attn:  Sheila Hogan
TEL:(770) 319-4820         TEL:(770) 319-4820
FAX:(770) 319-4950         FAX:(770) 319-4950


CIBC Wood Gundy Plc

N/A    N/A      N/A        CIBC, Cottons Centre       N/A     N/A
                           Cottons Lane
                           SE1 2QL London, England
                           Attn:  Andy Rose
                           TEL:44-171-234-6151
                           FAX:44-171-234-6433

Canadian Imperial Bank of Commerce

N/A   Commerce Court W, N/A   N/A     N/A     Commerce Court W,
      7th Floor                               7th Floor
      Toronto, Ontario                        Toronto, Ontario
      Canada M5L 1A2                          Canada M5L 1A2

CoreStates Bank, N.A.

1345 Chestnut St  N/A  1345 Chestnut St    24 Monument St  N/A  N/A
PO Box 7618            PO Box 7618         London EC3R 8AJ
Phil., PA  19101       Phil., PA  19101    England
Attn: B. Haley         Attn: B. Haley      Atn: R. Hunter
TEL:(215) 973-2372     TEL:(215) 973-2372  TEL:44-171-962-2821
FAX:(215) 973-7820     FAX:(215) 973-7820  FAX:44-171-962-2877


Credit Lyonnais, NY Branch

1301 Ave.     N/A   1301 Ave.          1301 Ave.       N/A   N/A
 of Americas        of Americas        of Americas
NY, NY 10019        NY, NY 10019       NY, NY 10019
Attn:T. Randolph    Attn:T. Randolph   Attn:T. Randolph
TEL:(212)261-7344   TEL:(212)261-7344  TEL:(212)261-7344
FAX:(212)459-3179   FAX:(212)459-3179  FAX:(212)459-3179

Credit Lyonnais Canada

N/A   1 Financial Pl       N/A     N/A     N/A   1 Financial Pl
      1 Adelaide St E,                           1 Adelaide St E,
      Suite 2505                                 Suite 2505
      Toronto, Ontario                           Toronto, Ontario
      Canada M5C 2V9                             Canada M5C 2V9


First Union National Bank

550 Broad St,              550 Broad St,     550 Broad St, N/A  N/A
NJ1535                     NJ1535            NJ1535
Newark, NJ 07102           Newark, NJ 07102  Newark, NJ 07102
Attn: Mary Tenore          Attn: Mary Tenore Attn:Mary Tenore
TEL:(201)565-3607          TEL:(201)565-3607 TEL:(201)565-3607
FAX:(201)565-3978          FAX:(201)565-3978 FAX:(201)565-3978


Fleet National Bank

1 Landmark Sq            1 Landmark Sq      1 Landmark Sq   N/A N/A
12th Floor               12th Floor         12th Floor
Stamford, CT  06904      Stamford, CT 06904 Stamford, CT 06904
Attn: G. Rockwood        Attn:G. Rockwood   Attn:G. Rockwood
TEL:(203)358-6146        TEL:(203)358-6146  TEL:(203)358-6146
FAX:(203)358-6111         FAX:(203)358-6111  FAX:(203)358-6111


Societe Generale, New York Branch

1221 Ave. of       N/A  1221 Ave. of      N/A      N/A      N/A
Americas                Americas
NY, NY  10020           NY, NY  10020
Attn:M. O'Donnell       Attn:M. O'Donnell
TEL:(212) 278-6853      TEL:(212) 278-6853
FAX:(212) 278-7490      FAX:(212) 278-7490

Societe Generale, New York Branch

N/A     N/A     N/A    N/A        Sedi di Milano      N/A
                              Foro Bounparte, 66
                              20121 Milan, Italy
                           Attn:  Mauro Lucchesi
                             TEL:  39-2-854-9320
                             FAX:  39-2-854-9245
                    with a copy to:  Alan Zinser
                       1301 Ave. of the Americas
                             New York, NY  10020

Societe Generale (Canada)

N/A       100 Yonge Street   N/A    N/A    N/A   100 Yonge Street
          Suite 1002                             Suite 1002
          Toronto, Ontario                        Toronto, Ontario
          Canada  M5C 2W1                          Canada M5C 2W1

Toronto Dominion (New York), Inc.

909 Fannin, Suite 1700  N/A   909 Fannin, Suite 1700  N/A  N/A  N/A
Houston, TX  77010            Houston, TX  77010
Attn:  Jorge Garcia           Attn:  Jorge Garcia
TEL:  (713) 653-8242          TEL:  (713) 653-8242
FAX:  (713) 951-9921          FAX:  (713) 951-9921


The Toronto-Dominion Bank

N/A  P.O. Box 1       N/A  Triton Court       N/A P.O. Box 1
     Toronto Dominion      14/18 Finsbury Sq      Toronto Dominion
     Center                London EC2A-1DB        Center
     55 King Street        England                55 King Street
     Toronto, Ontario      Attn:D. Payne          Toronto,
     Canada M5K 1A2        TEL:011-44-171-920-0272 Ontario
                           FAX:011-44-171-638-2551 Canada
                                                   M5K 1A2


                                    SCHEDULE II


                     PART I:

               CROMPTON GUARANTORS

   CK Holding Corporation
   CNK Disposition Corp.
   Crompton & Knowles Colors Incorporated
   Crompton & Knowles Overseas Corporation
   Davis-Standard Corporation
   Ingredient Technology Corporation
   Kem Manufacturing Corporation

                    PART II:

                  UNIROYAL GUARANTORS


   Gustafson, Inc.
   Gustafson International Company
   Lokar Enterprises, Inc.
   Trace Chemicals, Inc.
   Uniroyal Chemical Brazil Holding, Inc.
   Uniroyal Chemical Company, Inc.
   Uniroyal Chemical Corporation
   Uniroyal Chemical Export Limited
   Uniroyal Chemical International Company
   Uniroyal Chemical Leasing Company, Inc.


                                        SCHEDULE III


                        MINOR SUBSIDIARIES

        American Flouride Corporation
        CNK Specialities Holding B.V.
        Crompton & Knowles Acceptance Corporation
        Crompton & Knowles Chemical Realty
        Killion Extruders, Inc.
        KEM International Corporation
        Superior Chemical Corporation
        CNK One B.V.
        CNK Two B.V.
        CNK S.R.L.
        CNK Italiana S.R.L.
        Crompton & Knowles I.P.R. Corporation
        Interbel Trading, Inc.
        Uniroyal Chemical Asia, Ltd.
        Naugatuck Treatment Co.


                                      SCHEDULE IV

             TO THE AMENDED AND RESTATED CREDIT AGREEMENT

                         B-2 BORROWERS


Borrower                         Country of Incorporation

C & K Services SA                       Belgium

Davis-Standard (Deutschland) GmbH       Germany

Davis Standard (France) SARL            France

ER-WE-PA Davis-Standard GmbH            Germany

Uniroyal Chemical B.V.                  Netherlands

Uniroyal Chemical Ltd.                  United Kingdom


                                        SCHEDULE V

                       TO THE AMENDED AND RESTATED
                                  CREDIT AGREEMENT


                           B-3 BORROWERS


Borrower                        Country of Incorporation

Uniroyal Chimica S.p.A.         Italy


                                            SCHEDULE VI

                            TO THE AMENDED AND RESTATED
                                       CREDIT AGREEMENT


                     WORKING CAPITAL B-3 LENDERS



Citibank, N.A., Milan Branch
The Chase Manhattan Bank, Milan Branch
Bank of America NT & SA, Milan Branch
Banca Commerciale Italiana, Latina Branch
Societe Generale Milan Branch


                                      SCHEDULE VII

             TO THE AMENDED AND RESTATED
                 CREDIT AGREEMENT


                  BORROWERS' ACCOUNTS


Borrower                Currency             Account No.

Crompton  & Knowles    U.S. Dollars          4070-6411
Corporation                                  399 Park Avenue
                                             New York, NY  10043

Crompton  & Knowles    U.S. Dollars          4070-6438
Colors Incorporated                          399 Park Avenue
                                             New York, NY  10043

Davis-Standard         U.S. Dollars          4070-6462
Corporation                                  399 Park Avenue
                                             New York, NY  10043

Ingredient Technology  U.S. Dollars          4070-6446
Corporation                                  399 Park Avenue
                                             New York, NY  10043

Uniroyal Chemical      U.S. Dollars          4049-8376
Company, Inc.                                399 Park Avenue
                                             New York, NY  10043

Uniroyal
Chimica S.P.A.         Italian Lira          10789/04
                                             c/o MONTE DEI PASCHI
                                             DI SIENA, Latina
                                             Branch

Uniroyal               Italian Lira          0/114349/011
Chimica S.P.A.                               c/o CITIBANK MILAN

Uniroyal Chemical Ltd. Canadian Dollars

                      PAYMENT OFFICES

Working Capital B-2 Facility:     Citibank, N.A., London Branch
                                  P.O. Box 12068
                                  Counting House
                                  53 Pooley Street
                                  London SE12GA
                                   Attention:  Ken Purchase/David
                                            Williams

Working Capital B-3 Facility:     Citibank, N.A., Milan Branch
                                  Foro Bounaparte 16
                                  20121 Milan, Italy
                                  Attention:  Nicoletta Zappatini

Canadian Facility                 Citibank Canada
                                  123 Front Street West
                                  10th Floor
                                  Toronto, Ontario
                                  Canada M5J 2M3
                                  Attention:  David Wingfelder


                                  SCHEDULE 3.01(d)

                                  SURVIVING DEBT

                                   ( $ OOO'S ) *


                                                                      TOTAL
I. LOAN FACILITIES                  DESCRIPTION                      LINE(S)

    CROMPTON & KNOWLES CORPORATION

INDUSTRIAL REVENUE BONDS (**)       INDUSTRIAL REVENUE BONDS           4,000
BANK OF NEW YORK                    UNSECURED SHORT-TERM DEBT         10,000
NEW ENGLAND LIFE INS. CO.           LIFE INSURANCE POLICY LOANS        6,986



     CROMPTON & KNOWLES COLORS, INC.,
         DAVIS STANDARD CORP.  &
       INGREDIENT TECHNOLOGY CORP.

CHASE MANHATTAN BANK                UNSECURED SHORT-TERM DEBT          5,000



      CROMPTON & KNOWLES EUROPE S.A.

CREDIT LYONNAIS                     NOTES PAYABLE & OVERDRAFT         19,084
BANK BRUSSELS LAMBERT               NOTES PAYABLE & OVERDRAFT          2,544
GENERALE DE BANQUE                  NOTES PAYABLE & OVERDRAFT            954



        ER-WA-PA DAVIS STANDARD GmbH

COMMERZBANK                         NOTES PAYABLE & OVERDRAFT          4,902
WESTDEUTSCHE LANDESBANK             NOTES PAYABLE & OVERDRAFT          4,902



  UNIROYAL CHEMICAL COMPANY, INC. (USA)

VARIOUS BONDHOLDERS (**)            9% SR. SECURED NOTES             252,800
CREDIT SUISSE (**)                  A/R SECURED LOAN FACILITY         15,000




         UNIROYAL CHIMICA S.p.A. (ITALY)

BANCO DI NAPOLI                     OVERDRAFT & CURRENCY
                                       LOANS EXPORT                    2,610
MONTE DEI PASCHI DI SIENA                    "                         4,890
BANCA COMMERCIALE ITALIANA                   "                         3,260
BANCA DI ROMA                                "                         3,260
CREDITO ROMAGNOLO                            "                         1,304
ISTITUTO BANCARIO S. PAOLO DI TORINO         "                         4,623
BANCA NAZIONALE DEL LAVORO                   "                         3,384
BANCA ITALO ROMENA                           "                         1,630
CREDITO ITALIANO                             "                           196

BANCA NAZIONALE DEL LAVORO (**)     LONG-TERM DEBT                       835
BANCA NAZIONALE DEL LAVORO (**)              "                         1,089
BANCA NAZIONALE DEL LAVORO (**)              "                           730
BANCA NAZIONALE DEL LAVORO (**)              "                           126
BANCA NAZIONALE DEL LAVORO (**)              "                         3,651
CITIBANK (**)                                "                        47,100
CITIBANK - STANDBY                           "                        12,560


        UNIROYAL CHEMICAL, LIMITED (U.K.)

NATIONAL WESTMINSTER                OVERDRAFT FACILITY                   775


        UNIROYAL CHEMICAL, LTD. (CANADA)

ROYAL BANK OF CANADA (**)           REVOLVER                          11,100

       PREMIER CHEMICAL COMPANY, LTD. (TAIWAN)

ROYAL BANK OF CANADA                MULTI-PURPOSE                      2,000
HONG KONG BANK                              "                            545


UNIROYAL CHEMICAL PTY. LTD. (AUSTRALIA)

NATIONAL AUSTRALIA BANK             OVERDRAFT                            789


       HANNAFORD SEEDMASTER SERVICES
            PTY. LTD (AUSTRALIA)

WESTPAC                             OVERDRAFT                          1,066
WESTPAC (**)                        EQUIPMENT FINANCE                    395
WESTPAC                             REMITTANCE L/C                         8
WESTPAC                             BANKERS' UNDERTAKING                   8
WESTPAC                             FORWARD EXCHANGE CONTRACT(S)         494
WESTPAC                             TAPE NEGOTIATION AUTHORITY            40


    UNIROYAL CHEMICAL COMPANY, LTD. (BAHAMAS)

BANKERS TRUST CO. (**)              OPIC GUARANTEED LOAN              10,800


           UNIROYAL QUIMICA S.A. (BRAZIL)

ITAU                                SHORT-TERM DEBT                      200


       UNIROYAL CHEMICAL EXPORT, LTD.

CREDIT SUISSE (**)                  A/R SECURED LOAN FACILITY         15,000
                                    (CO-BORROWER WITH UCCI)
                       (1) included in Uniroyal Chemical Co., Inc. amount

               UNIROYAL CHEMICAL B.V.

ABN-AMRO                            UNSECURED OVERDRAFT FACILITY       1,500

II. LETTERS OF CREDIT                                          AMOUNT OF L/C

    CROMPTON & KNOWLES CORPORATION

PENNSYLVANIA DEPT. OF EPA                                              6,000
FIRST UNION BANK, AS TRUSTEE                                           4,123
NEW JERSEY DEPT. OF EPA                                                3,558
PENNSYLVANIA DEPT. OF EPA                                              3,772
ENVIRONMENTAL PROTECTION AGENCY                                          196
CONTINENTAL CASUALTY COMPANY                                           3,471
INSURANCE CO. OF NORTH AMERICA                                           130
INSURANCE CO. OF NORTH AMERICA                                           100
HARTFORD INSURANCE COMPANY                                                20
BANCO NATIONAL DE MEXICO S.A.                                             35
CHINA NATIONAL OVERSEAS TRADING                                          358
INDIAN ALUMINUM COMPANY, LTD                                             471
WIHURI OY WIPAK                                                          455
HUBEI JIANGYU PLASTICS INDUSTRY DEV. CO., LTD.                           228
SUN A ENTERPRISE CO., LTD                                                280
PKL - VARPACKUNGSSYTEME GmbH                                           4,438
THE PAPER PRODUCTS, LTD                                                   20
DAELIM ENGINEERING CO., LTD                                                9
BARCLAY'S BANK, LTD                                                       27
AT & T NETWORK SYSTEMS IRELAND LTD                                       311
J.K. INDUSTRIES, LTD.                                                     18
KLERK'S PLASTICS RECYCLING N.V.                                          111
BANK HAPOALIM B.M.                                                        27
DALIAN VASTONE COMMUNICATION CABLE CORP.                                  37
GIZA CABLE TELEPHONE CO.                                                  32
ANZ GRINDLAYS BANK PLC                                                    37
DALIAN TIENCHENG PACKING MATERIAL                                        208
RATHI DYE CHEM PVT. LTD                                                  409
DIVIYA CHEMICALS LTD                                                     211


  UNIROYAL CHEMICAL COMPANY, INC. (USA)                        AMOUNT OF L/C

NATIONAL UNION FIRE INS.                                               2,411
NATIONAL UNION FIRE INS.                                                 964
PREMIER/BAYOU SORREL TRUST                                               229
NUCLEAR REGULATORY COMMISSION                                            150
BANKERS TRUST/O.P.I.C.                                                   676
KREDIETBANK/CHEMICAL FORWARDERS                                          150
KREDIETBANK/CHEMICAL FORWARDERS                                          175
FREGATA S.A. (CUSTOMS OFFICE)                                            100
L. MARQUEZ                                                                10

        PREMIER CHEMICAL COMPANY LTD. (TAIWAN)

ROYAL BANK OF CANADA                USANCE                               381

         UNIROYAL QUIMICA, S.A. (BRAZIL)

BANCO ITAU S/A                                                            61
BANCO DE BOSTON                                                           46


III LETTERS OF GUARANTY                                   AMOUNT OF GUARANTY

    CROMPTON & KNOWLES CORPORATION

CHASE MANHATTAN BANK                UNSECURED S-T SUB LOANS            5,000

      CROMPTON & KNOWLES COLORS, INC.,
               DAVIS STANDARD CORP.  &
         INGREDIENT TECHNOLOGY CORP.

CHASE MANHATTAN BANK                L/C'S ISSUED FOR CROMPTON & KNOW  10,891

  UNIROYAL CHEMICAL COMPANY, INC. (USA)

OVERSEAS PRIVATE INVESTMENT CORP.   BAHAMAS LOAN                      10,800
ICI (RUBICON/RCRA)                  LA. EPA OBLIGATIONS                2,780
CITIBANK                            UNIKOR LOCAL LINES OF CREDIT       1,800
SIAM COMMERCIAL BANK                THAILAND J.V. - OVERDRAFT
                                                    & SHORT-TERM LOAN    490
SIAM COMMERCIAL BANK                THAILAND J.V. - OVERDRAFT             98
SIAM COMMERCIAL BANK                THAILAND J.V. - SHORT-TERM LOAN      588
SIAM COMMERCIAL BANK                THAILAND J.V. - L/C & TRUST
                                                    RECEIPT              392
SIAM COMMERCIAL BANK                THAILAND J.V. - OFFSHORE LOAN      2,940
SIAM COMMERCIAL BANK                THAILAND J.V. - LEGAL GUARANTY        98
CREDIT SUISSE (**)                  EUROPEAN RECEIVABLES              15,000

           UNIROYAL CHIMICA S.p.A. (ITALY)

BANCA NAZIONALE DEL LAVORO          METAN GAS USAGE                       59
BANCA NAZIONALE DEL LAVORO          CUSTOM DUTY VAT - ANTWERP             46
ISTITUTO BANCARIO S. PAOLO DI TORINO
                                    CUSTOM DUTY VAT - ROME                98
ISTITUTO BANCARIO S. PAOLO DI TORINO
                                    CUSTOM DUTY VAT - APRILIA            196
ISTITUTO BANCARIO S. PAOLO DI TORINO
                                    WASTE DISPOSAL (LOCAL GOVERNMENT     130
ISTITUTO BANCARIO S. PAOLO DI TORINO
                                    GOVERNMENT RAILWAYS                    6
BANCO DI NAPOLI                     TELEX EXPENSES COVERAGE IN FAVOR OF    2
                                       POST & TELECOMMUNICATIONS IND.

          UNIROYAL CHEMICAL, LTD. (U.K.)

MINISTRY OF AGRICULTURE - EGYPT                                            4
PISCO ESTABLISHMENT                                                      137
PISCO ESTABLISHMENT                                                       43
PISCO ESTABLISHMENT                                                       35
H.M. CUSTOMS & EXCISE                                                    465


* MOST FOREIGN SUBSIDIARY LINES ARE IN LOCAL CURRENCY, AND FOR
  PURPOSES OF THIS EXHIBIT HAVE BEEN CONVERTED TO U.S. $ AT
  THE EXCHANGE RATES IN EFFECT ON 6/30/96.

* *  SECURED DEBTS







                      SCHEDULE 3.01(f)

                  DISCLOSED LITIGATION

 None, except as disclosed in the (i) Annual Report on Form 10K of Crompton & Knowles Corporation for the fiscal year ended December 30, 1995, and the Quarterly Reports on Form 10Q of such company for the quarters ended March 30, 1996 and June 29, 1996, (ii) Annual Report on Form 10K of Uniroyal Chemical Corporation and Uniroyal Chemical Company, Inc. for the fiscal year ended October 1, 1995, and the Quarterly Reports on Form 10Q of the same companies for the quarters ended December 31, 1995, March 31, 1996, and June 30, 1996,
 (iii) the report of Beveridge and Diamond, P.C. dated March 9, 1995, (iv) any report issued pursuant to Section 3.01(k)(xv) of this Credit Agreement and (v) Schedule 4.01(o) to this Credit Agreement.


                              SCHEDULE 3.02(b)(viii)

                        TO THE AMENDED AND RESTATED
                                   CREDIT AGREEMENT


                     FOREIGN LOCAL COUNSEL

ITALY

GIANNI, ORIGONI & PARTNERS

BELGIUM

FRESHFIELDS

GERMANY

FRESHFIELDS

FRANCE

FRESHFIELDS

THE NETHERLANDS

LOEFF CLAEYS VERBEKE

SCOTLAND

DUNDAS & WILSON


                             Schedule 4.01(b)

                                                       Percentage
                                                        of
                                                       Securities
                                         Shares of     Owned by
                            Number of    Issued and    its
                            Shares/Class Outstanding   Immediate
Name/Place of Incorporation Authorized   Capital Stock Parent

Uniroyal Chemical Corporation/ 205,000,000 24,308,403         0%
Delaware                       shares of
                               Common Stock

50,000,000 shares of Preferred (a) 12,000  12,000             0%
Stock authorized                shares of
                                B Preferred
                                Stock
                               (b) 29,721  29,721             0%
                               shares of
                               Series A
                               Cumulative
                               Redeemable
                               Preferred
                               Stock
                              (c) 2,050,000 0                 0%
                              shares of
                              Series C Junior
                              Participating
                              Preferred Stock

Purchase Rights - 718,216
Warrants - 111,930
Options - 1,821,798
**********************************
Domestic Subsidiaries

Uniroyal Chemical Company,  2,500 shares of  100 shares of   100%
Inc./New Jersey (A)         Common Stock     Common Stock

Uniroyal Chemical Leasing   1,000 shares of  100 shares of   100%
Company, Inc./Delaware (B)   Common Stock    Common Stock

Nagatuck Treatment          100 shares of    100 shares of   100%
Company/Connecticut (B)     Common Stock     Common Stock

Interbel Trading, Inc./      50 shares of    50 shares of    100%
Florida (B)                  Common Stock    Common Stock

Gustafson, Inc./             150,000 shares  116,310 shares  100%
Minnesota (B)                of Common       of Common Stock
                             Stock

Uniroyal Chemical Brazil     1,000 shares of  100 shares of  100%
Holding, Inc./Delaware (B)   Common Stock     Common Stock

                             1,000 shares of     -0-          0%
                             Preferred Stock

Uniroyal Chemical Int'l     1,000 shares of   150 shares of 100%
Company/Texas (C)           Common Stock      Common Stock

                            1,000 shares of     -0-           0%
                            Preferred Stock

Gustafson Int'l            100 shares of       100 shares of 100%
Company/Texas (B)          Common Stock        Common Stock

Uniroyal Chemical Asia,    3,000 shares of     100 shares of 100%
Ltd./Delaware (B)          Common Stock        Common Stock

Lokar Enterprises, Inc./   3,000 shares of     100 shares of 100%
Delaware (A)               Common Stock        Common Stock

Trace Chemicals, Inc./     1,000 shares of     80 shares of  100%
Nevada (B)                 Common Stock        Common Stock

Uniroyal Chemical Export  1,000 shares of      100 shares of 100%
Limited/Delaware (B)      Common Stock         Common Stock

Foreign Subsidiaries

Novaquim Holdings S.A. de 50,000 shares of  50,000 shares of 100%
C.V./Mexico               Series B Capital  Series B Capital
                          Stock             Stock

Novaquim S.A. de C.V./   5,150,750 shares   5,150,750 shares 100%
Mexico (D)               of Series B        of Series B
                         Capital Stock      Capital Stock

                        683,255,080         683,255,080      100%
                        shares of Sub-      shares of Sub-
                        Series B Capital    Series B Capital
                        Stock               Stock

Unicorb Limited/England
(B)                     636,945 shares      636,945 shares   100%
                        of Common Stock     of Common Stock

Uniroyal Quimica
 S.A.C.I./              3,000 shares of    3,000 shares of   100%
 Argentina (B)          Common Stock          Common Stock

Uniroyal Chemical
 Investments           1,000,000 shares     1,000,000 shares 100%
 Ltd./ Canada (B)      of Common Stock      of Commmon Stock

Uniroyal Chemical Ltd./4,000,000 shares     440,000 shares   100%
Canada (E)             of Common Stock      of Common Stock

Uniroyal Chemical
 Participacones       2,700,996,670         2,700,996,670    100%
Ltda./Brazil (F)      Quotas                 Quotas

Uniroyal Quimica
 S.A./Brazil (G)     2,798,781,305          2,798,781,305    100%
                     shares of              shares of Common
                     Common Stock           Stock

Premier Chemical
 Co. Ltd./           3,970,740 shares      3,970,740 shares  80%
Taiwan (B)           of Common             of Common Stock
                     Stock

Uniroyal Chemical
 Holdings          250,000 shares         50,000 shares of   100%
B.V./Netherlands   of Common Stock        Common Stock
(H)

Uniroyal Chimica
 S.p.A./          10,000 shares of        10,000 shares of   100%
Italy (I)         Common Stock            Common Stock

Uniroyal Chemical
 B.V./The        500 shares of            500 shares of      100%
Netherlands (J)  Common Stock             Common Stock

Uniroyal Chemical
 Technology     2,000 shares of          400 shares of       100%
B.V./The        of Capital Stock         of Capital Stock
Netherlands (B)

Uniroyal Chemical
 (Proprietary)  25,000 shares of        25,000 shares of     100%
Limited/South   Common Stock            Common Stock
Africa (B)

Uniroyal Chemical
 S.A.R.L./     20 Quota Units          20 Quota Units        100%
Switzerland (B)

Uniroyal Chemical
 S.A./         10,000 shares of        10,000 shares of      100%
Spain (B)      Common Stock            Common Stock

Uniroyal Chemical
 Pty. Ltd./   1,000,000 shares         500,000 shares        100%
Australia (B) of Common Stock          of Common Stock

Hannaford
 Seedmaster
 Services     10,000 shares of        10,000 shares of       100%
Services      Common Stock            Common Stock
(Australia)
Pty. Ltd./
Australia (K)

Industrias
Gustafson S.A.  50 shares of           50 shares of          100%
de C.V./ Mexico Common Stock           Common Stock
(L)

Uniroyal
 Chemical Int'l Unlimited no. of       1,000 shares of       100%
Sales Corp./    Common Shares          Common Stock
Barbados (M)

Uniroyal
 Chemical Ltd./ 5,000,000 shares       1,697,372 shares      100%
Scotland (B)    of Common Stock        of Common Stock

Uniroyal Chemical 100,000 shares       4,000 shares of       100%
Company Limited/  of Capital Stock     Capital Stock
Bahamas/Delaware
(B)

Hancock Tire Co.
 Limited/        400 shares of         3 shares of           100%
Canada (F)       Common Stock          Common Stock

                 15 shares of          -0-                     0%
                 Preferred Stock

Domestic Affiliates

Monochem, Inc./  500 shares of         500 shares of      100%(*)
Louisiana (B)    Class A Common        Class A Common
                 Stock                 Stock

                 500 shares of         500 shares of      0%
                 Class B Common        Class B Common
                 Stock                 Stock

                1,500,000 shares      501,020 shares of   33.1%
                of Class C Common     Class C Common Stock
                Stock

Rubicon Inc./
Louisiana (B)  5,000,000 shares        400,000 shares of  100%(*)
               of Class A              Class A Common
               Common Stock            Stock

               5,000,000 shares        400,000 shares of  0%
               of Class B Common       Class B Common
               Stock                   Stock

NPC Services,
Inc./          100 shares of           100 shares of      12.75%
Louisiana (B)  Common Stock            Common Stock

Foreign Affiliates

TOA UNI Chemical 490,000 Group          490,000 Group     100%(*)
Manf. Ltd./      A Shares               A Shares
Thailand (B)
                510,000 Group           510,000 Group      0%
                B Shares                B Shares

TOA UNI Chemicals
Ltd./          14,700 Group            14,700 Group       100%(*)
Thailand (B)   A Shares                A Shares

               15,300 Group            15,300 Group      0%
               B Shares                B Shares
Orchem (Prop)
Ltd./          1,050,000 shares       1,050,000 shares   0%
S. Africa (B)  of Class A Common      of Class A Common
               Stock                  Stock

               450,000 shares        450,000 shares      100%(*)
               of Class B Common     of Class B Common
               Stock                 Stock

Herdillia
Unimers Ltd./ 35,000,000             33,000,000 Equity   10.0%
India (F)     Equity Shares          Shares

Unikor Chem.
Inc./         408,000 shares        408,000 shares       50%
Korea (B)     of Common Stock       of Common Stock

(A) Owned by Uniroyal Chemical Corporation
(B) Owned by Uniroyal Chemical Company, Inc.
(C) 66-2/3% owned by Uniroyal Chemical Company, Inc. and 33-1/3% owned by Uniroyal Chemical Brazil Holding Inc.
(D) Owned by Nobaquim Holding, S.A. de C.V.
(E) Owned by Uniroyal Chemical International Company
(F) Owned by Uniroyal Chemical Ltd.
(G) Owned by Uniroyal Chemical Participacoes Ltda.
(H) Owned by Gustafson International Company
(I) Owned by Uniroyal Chemical Holdings B.V.
(J) Owned by Uniroyal Chimica S.p.A.
(K) Owned by Uniroyal Chemical Pty. Ltd.
(L) Owned by Gustafson, Inc.
(M) Owned by Uniroyal Chemical Export Limited

(*) Uniroyal Chemical Company, Inc. holds the following combined voting power of the entities indicated:

Monochem, Inc. - 50%
Rubicon Inc. - 50%
TOA UNI Chemical Manufacturing Ltd. - 48.9%
TOA UNI Chemicals Ltd. - 49%
Orchem (Proprietary) Ltd. - 30%





8/08/96
Subsidiaries


         Place of                                         % Owned
Name     Organization  Authorized  Issued Owner          By Owner

CK Holding   DE         1,000       750    Crompton &
Corporation                                Knowles Corp     100%

CNK Disposition
 Corp.      FL                             Crompton &       100%
                                           Knowles Corp

CNK Specialities   Netherlands             KEM Manufact.    100%
Holding B.V.                               Corp.

Crompton & Knowles
Overseas Corporation DE  2,000     100     Crompton &       100%
                                           Knowles Corp.

Crompton & Knowles
Canada Limited   Canada Unlimited  104.4  Crompton &         69.6
                                          Knowles Corp
                                   45.6   Crompton &
                                          Knowles Overseas
                                          Corp.              30.4
Crompton & Knowles Chemical Realty Pennsylvania

Crompton & Knowles
Europe S.A.     Belgium  60,000    59,999  Crompton &
                                           Knowles Overseas
                                           Corporation      99.98
                                       1   Crompton &
                                           Knowles Corp.      .02
Crompton & Knowles
(France) S.A. France  1,021,470  1,021,464 Crompton &
                                           Knowles Europe S.A.99%
                                         1  V. Calarco       Less
                                                          than 1%
                                         1  C. Marsden     Less
                                                          than 1%
                                         1 G.Fickenscher  Less
                                                          than 1%
                                         1 E. Mortier    Less
                                                         than 1%
                                         1 A. Caste (in process
                                                     to be
                                        changed to P. Boury)Less
                                                          than 1%
                                        1 J. Ferguson    Less
                                                         than 1%

Crompton & Knowles
(Hong Kong) Ltd.   Hong Kong        1         1   Crompton &
                                                Knowles Europe
                                                      S.A.   100%

Crompton & Knowles  Korea    20,000      10,000   Crompton &
 (Korea) Ltd.                                     Knowles
                                                  Europe S.A.100%

Davis-Standard
Corporation     Delaware    1,000      500    CK Holding Corp.
                                                             100%

Davis-Standard
(Deutschland) GmbH Germany               Davis-Standard Corp.

Davis-Standard
(France) SARL    France    7,326      2,400  Crompton & Knowles
                                             Corporation   32.76
                                      4,926  Grandma Food
                                             Products Ltd. 67.24

Crompton & Knowles Colors
 Incorporated
                Delaware   1,000      500   CK Holding Corp. 100%

ER-WE-PA Davis-
Standard GmbH  Germany  10,000,000  9,999,999 Davis-Standard
                                             (Deutschland) 99%

                                      1  ER-We-PA D-S
                                         Beteiligungs
                                         GmbH       Less than 1%

Ingredient Technology
 Corporation    Delaware 1,000       10  CK Holding Corp.  100%


Grandma Food Products,
 Ltd.          Quebec, Unlimited  251  Ingredient Technology 100%
               Canada          Common  Corporation
                       Unlimited   1,000       100%
                                Preferred "A"

Killion Extruders,
 Inc.        New
             Jersey 14,997,240 3,006,700 Davis-Standard Corp.100%
                                 Common
                      1,400       1,050                      100%
                                Preferred "A"
                      1,360        1,360                    100%
                                Preferred "B"

KEM International
 Corporation  Delaware 2,000      250     KEM Manufacturing
                                         Corporation         100%

KEM Manufacturing
 Corporation     Georgia                  Crompton & Knowles
                                          Corporation       100%

Orlex Chemicals Corporation     New Jersey                  100%

Crompton & Knowles
 I.P.R.       Delaware 3,000   250  Crompton & Knowles Corp.100%
 Corporation

Crompton & Knowles
 Acceptance
 Corporation  MA         7,500      100   Crompton & Knowles
                                          Corp.              100%

C&K Services S.A. Brussels, 149,000 149,000 Crompton & Knowles
                  Belgium                               Europe
                                                        S.A.99%+
                                      1 Crompton & Knowles Corp
                                                     Less than 1%

Crompton & Knowles
(Nederland) B.V. Tilburg,      100  100  Crompton & Knowles
             Netherlands                  Europe S.A.       100%

Crompton & Knowles
 (Deutschland)
 GmbH        Dusseldorf,       50   50    Crompton & Knowles
              Germany                      Europe S.A.      100%
Crompton & Knowles
(U.K.) Ltd.   Manchester,  800,000  799,999 Crompton & Knowles
                U.K.                         Europe S.A.   99%
                                     1      Crompton & Knowles
                                            (Nederland)B.V.
                                                     Less than 1%

Crompton & Knowles
(Italia) SRL    Milan,    20,000   14,000  Crompton & Knowles
                Italy                           Europe S.A. 70%
                                   6,000   Crompton & Knowles
                                            (Nederland) B.V.  30%

Crompton & Knowles
 (Portugal) LDA Lisbon, 5,000,000 3,500,000 Crompton & Knowles
               Portugal                      Europe S.A.      70%
                                   1,500,000 Crompton & Knowles
                                             (Nederland) B.V. 30%

Crompton & Knowles
(Espana) SL  Barcelone,  2,300,000  2,188,000 Crompton & Knowles
             Spain                               Europe S.A.  95%
                                       112,000 Crompton & Knowles
                                               (Nederland) B.V.5%

Crompton & Knowles
(Luxembourg) S.A. Luxembourg 1,250 1,250  Crompton & Knowles
                                                 Europe S.A. 100%

C&K Services
(Luxembourg) S.A. Luxembourg  1,250  125   Crompton & Knowles
                                                 Europe S.A. 100%

Ifatex Chemische
 Produkte GmbH     Dusseldorf, 4       4    Crompton & Knowles
                   Germany                 (Deutschland GmbH)100%


Crompton & Knowles  LaMadeline  20    20     Overseas Corp.  100%
International) SARL     France

Crompton & Knowles
  International Inc.  Virgin Islands

Superior Chemical Corporation

CNK One B.V.

CNK Two B.V.

CNK S.R.L.

Italiana S.R.L.


                               SCHEDULE 4.01(d)


                     AUTHORIZATIONS, APPROVALS, ACTIONS,
                        NOTICES AND FILINGS

1. Authorization of the Merger and the transactions contem-plated by the Merger Agreement by stockholders of Crompton
      & Knowles Corporation.

2. Authorization for inclusion of the shares of Crompton & Knowles Corporation common stock to be issued in the Merger and the transactions contemplated by the Merger Agreement on the NYSE, subject to official notice of issu-ance.

3.    Actions required by the Hart-Scott-Rodino Antitrust
      Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

4. Registrations or other actions required under federal and state securities laws as are contemplated by the Merger
      Agreement.

5. Authorization of the Merger and the transactions contem-plated by the Merger Agreement by stockholders of Uniroyal
      Chemical Corporation.

6.    As may be required under the following instruments:
      a.   $125 Million Revolving Credit Facility of Crompton &
           Knowles Corporation

      b. Indenture, dated as of February 8, 1993, among Uniroyal Chemical Corporation and State Street Bank and Trust Company, as Trustee, relating to the 10 %
           Senior Notes due 2002.

      c. Indenture, dated as of February 8, 1993, among Uniroyal Chemical Corporation and United States Trust
           Company of New York, as Trustee, relating to the 11%
           Senior Subordinated Notes due 2003.

      d. Indenture, dated as of February 8, 1993, among Uniroyal Chemical Corporation and The Shawmut Bank
           Connecticut, N.A., as Trustee, relating to the 12%
           Subordinated Discount Notes due 2005.

      e. Indenture, dated as of September 1, 1993, among Uniroyal Chemical Company, Inc. and State Street Bank and Trust Company, as Trustee, relating to the 9%
           Senior Notes due 2000.

      f. Amended and Restated $150 Million Credit Agreement, dated as of December 21, 1995, among Uniroyal
           Chemical Company, Inc., as borrower, various lenders and Citibank USA, Inc., as Agent (and related documents).

      g. Warrant Agreement, dated as of October 30, 1989, between Uniroyal Chemical Corporation and Avery, Inc.

      h. Loan Agreement, dated as of March 16, 1995, among Uniroyal Chimica S.p.A., Citibank N.A., as Agent, and the Banks party thereto.

      i. Finance Agreement, dated as of May 15, 1992, between Uniroyal Chemical Company Limited, Borrower, and
           Overseas Private Investment Corporation, Loan
           Guarantor (and related documents).

7. Receipt of legal opinions, accountant letters, officers' certificates and "affiliate" letters as prescribed by the Merger Agreement.

8. Execution of employment agreements with certain officers of Uniroyal Chemical Corporation as prescribed by the Merger Agreement.

9. Filing of Uniform Commercial Code financing statements as contemplated by the Uniroyal Security Agreement, to be filed on or about the Effective Date.

10. Delivery of the instruments evidencing the Pledged Debt as contemplated by the Security Agreement.

11. Delivery of the certificates evidencing the Pledged Shares as contemplated by the Crompton Security Agreement.

12. Delivery of the Blocked Account Letters as contemplated by the Uniroyal Security Agreement.


                                              Schedule 4.01(o)


                             Disclosure Schedules


1.  Schedule 4.01(o) - Part I

(a) See the environmental report of Beveridge & Diamond dated March 9, 1995 ("B & D Report") and the public filings of Uniroyal Chemical Corporation including but not limited to its Annual Report on Form 10-K for the fiscal year ended October 1, 1995, its Quarterly Reports on Form 10-Q for the periods ended December 31, 1995, March 31, 1996 and June 30, 1996 and its Prospectus used in connection with its initial public offering of Common Stock dated March 16, 1995
    (collectively, its "Public Filings").

(b)  Uniroyal Chemical Company's Painesville, Lake County,
     Ohio Plant (the "Painesville Plant") manufactures nitrile rubber. The Painesville Plant pretreats and discharges its process wastewater to the Lake County sewer system for treatment at Lake County's Greater Mentor Wastewater Treatment Plant ("GMWTP"). In June 1993, Lake County submitted to Ohio EPA a proposed Local Limit aimed at regulating the amount of substances, which absorb at 230 nanometers, that are discharged in wastewater to the GMWTP. Ohio EPA approved the Local Limit in March 1994.

     One of the principal ingredients in the Painesville
     Plant's nitrile rubber manufacturing process, which is known as Tamol, absorbs at 230 nanometers. As a result, the Painesville Plant appealed Ohio EPA's approval of the Local Limit to the Ohio Environmental Board of Review (the "EBR"). The EBR plans to hold an evidentiary hearing on the Painesville Plant's appeal in December 1996. If the EBR's decision is adverse to the Painesville Plant, it may appeal the decision to the Ohio courts.

     If the Painesville Plant loses its appeal and the Local
     Limit becomes final, the Plant would be required to modify its nitrile rubber recipes to remove or reduce the amount of Tamol used and/or install some form of additional pretreatment.

(c) Crompton Corp. has been designated along with others as a potentially responsible party under CERCLA or comparable state statutes, at the Industrial Solvent & Chemical Company solvent reprocessing facility in York County, Pennsylvania, and the Spectron waste site in Elkton Maryland. CNK Disposition Corp. has been designated along with others as a potentially responsible party under CERCLA or comparable state statutes, at the Taylor Road Landfill and the Bay Drums drum recycling sites located in Hillsborough County, Florida.


(d)  In CPS Chemical Co., Inc. v. Evor Phillips Leasing
     Co., Inc., et al., (C.A. 94-4107, D.C.N.J.), the plaintiffs allege that hazardous substances migrated from the Evor Phillips Site to the adjoining property of CPS Chemical Company, Inc. ("CPS Site"), contaminating the CPS Site and the groundwater beneath it. The plaintiffs were required by a 1988 consent order to perform remediation in connection with contamination at the CPS Site.

     In Adhesives Research v. American Inks & Coatings,(C.A. 1:CV-95-1975, M.D. Pa.), the plaintiffs seek to recover cleanup and other response costs and to obtain contribution from Crompton Corp. and the other defendants in connection with the Industrial Solvent & Chemical Company solvents reprocessing facility located in York County, Pennsylvania.

(e) KEM Manufacturing Corporation ("KEM"), a wholly-owned subsidiary of Crompton Corp. acquired in 1976, was named along with others, a potentially responsible party under the New Jersey Spill Compensation and Control Act by the New Jersey Department of Environmental Protection and Energy with respect to the Evor Phillips waste disposal site located in central New Jersey ("Evor Phillips Site"). It appears that KEM held title to the site between 1970 and 1974, prior to the acquisition of KEM by Crompton Corp., but that KEM did not own or operate and facility at the site.
     On September.28, 1995, KEM was released by the State of New Jersey as a potentially responsible party with respect to the Evor Phillips Site upon payment to the state of $175,000.

2.   Schedule 4.01(o) - Part II

(a) With respect to Uniroyal Chemical Corporation and its Subsidiaries, none, except as disclosed or reflected in the B & D Report and the Public Filings including the reserves for environmental contingencies reflected in the financial statements contained in the Public Filings.

(b) Crompton Corp. has been designated along with others as a potentially responsible party under CERCLA or comparable state statutes, at the Industrial Solvent & Chemical Company solvent reprocessing facility in York County, Pennsylvania, and the Spectron waste site in Elkton Maryland. CNK Disposition Corp. has been designated along with others as a potentially responsible party under CERCLA or comparable state statutes, at the Taylor Road Landfill and the Bay Drums drum recycling sites located in Hillsborough County, Florida.

(c)  In CPS Chemical Co., Inc. v. Evor Phillips Leasing
     Co., Inc., et al., (C.A. 94-4107, D.C.N.J.), the plaintiffs allege that hazardous substances migrated from the Evor Phillips Site to the adjoining property of CPS Chemical Company, Inc. ("CPS Site"), contaminating the CPS Site and the groundwater beneath it. The plaintiffs were required by a 1988 consent order to perform remediation in connection with contamination at the CPS Site.

     In Adhesives Research v. American Inks & Coatings, (C.A. 1:CV-95-1975, M.D. Pa.), the plaintiffs seek to recover cleanup and other response costs and to obtain contribution from Crompton Corp. and the other defendants in connection with the Industrial Solvent & Chemical Company solvents reprocessing facility located in York County, Pennsylvania.

(d) KEM Manufacturing Corporation ("KEM"), a wholly-owned subsidiary of Crompton Corp. acquired in 1976, was named along with others, a potentially responsible party under the New Jersey Spill Compensation and Control Act by the New Jersey Department of Environmental Protection and Energy with respect to the Evor Phillips waste disposal site located in central New Jersey ("Evor Phillips Site"). It appears that KEM held title to the site between 1970 and 1974, prior to the acquisition of KEM by Crompton Corp., but that KEM did not own or operate any facility at the site.
     On September.28, 1995, KEM was released by the State of New Jersey as a potentially responsible party with respect to the Evor Phillips Site upon payment to the state of $175,000.

3.   Schedule 4.01(o) - Part III

(a)  The matters described or referred to in Schedule 4.01(o) -
     Part II are hereby incorporated by reference.

(b) Uniroyal Chemical Company has received a notice from the State of Ohio regarding the Painesville Plant alleging water and soil contamination of the facility and inviting Uniroyal Chemical Company to negotiate a Consent Order governing performance of on-site studies. Uniroyal Chemical Company intends to attempt to negotiate such an Order which would also encompass the adjoining property owned by Dartron Corporation which at one time was owned and operated by Uniroyal Chemical Company. The Dartron property has been thus far included by Ohio as part of the much larger Diamond Shamrock site study area rather than as part of the Painesville Plant study area.

(c) Crompton Colors is conducting remediation at its Nutley, New Jersey dyes manufacturing plant under the New Jersey Industrial Site Recovery Act ("ISRA") in connection with its purchase of the facility in 1990 from Atlantic Industries, Inc. CNK Disposition Corporation is conducting remediation at its former manufacturing facility in Tampa, Florida pursuant to a consent order with the State of Florida. KEM Manufacturing Corporation is conducting remediation at its former warehouse and formulation site in East Brunswick, New Jersey under ISRA.

(d) Crompton Corp. has been designated along with others as a potentially responsible party under CERCLA or comparable state statutes, at the Industrial Solvent & Chemical Company solvent reprocessing facility in York County, Pennsylvania, and the Spectron waste site in Elkton Maryland. CNK Disposition Corp. has been designated along with others as a potentially responsible party under CERCLA or comparable state statutes, at the Taylor Road Landfill and the Bay Drums drum recycling sites located in Hillsborough County, Florida.


                           SCHEDULE 4.01(t)

                            EXISTING DEBT

                            ( @ 6/30/96 )

                            ( $ OOO'S ) *

                                           OUTSTANDING    UNUSED
I. LOAN                            TOTAL       BORROW-   COMMITT-
FACILITIES   DESCRIPTION           LINE(S)     INGS        MENTS

CROMPTON & KNOWLES CORPORATION

BANKERS TRUST REVOLVING CREDIT AGREE.  125,000   75,000  50,000
CO
FLEET BANK  UNSECURED SHORT-TERM DEBT   27,200   27,200   0
FIRST UNION UNSECURED SHORT-TERM DEBT   20,000   20,000   0
BANK
BANK OF NY  UNSECURED SHORT-TERM DEBT    9,300    9,300   0
CHASE MANHATTAN UNSECURED SHORT-TERM DEBT 15,000 15,000   0
BANK
INDUSTRIAL REV. BONDS  INDUST. REV. BONDS 4,000   4,000   0
BANK OF NY     UNSECURED SHORT-TERM DEBT 10,000       0   10,000
NEW ENG. LIFE INS. LIFE INS. POLICY LOAN  6,986   6,986   0

CROMPTON & KNOWLES COLORS, INC., DAVIS STANDARD CORP. &
INGREDIENT TECHNOLOGY CORP.

CHASE MANH. BANK  UNSECURED SHORT-TERM DEBT  5,000    0    5,000
CROMPTON & KNOWLES EUROPE S.A.
CREDIT LYONNAIS  NOTES PAYABLE & OVERDRAFT  19,084   3,858 15,226
BANK BRUSSELS LAMBERT NOTES PAY.&OVERDRAFT   2,544       0  2,544
GENERALE DE BANQUE  NOTES PAY. & OVERDRAFT     954       0    954

ER-WA-PA DAVIS STANDARD GmbH

COMMERZBANK    NOTES PAYABLE & OVERDRAFT     4,902       0  4,902
WESTDEUTSCHE LANDESBANK NOTES PAY & OVERDRAFT4,902       0  4,902
UNIROYAL CHEMICAL COMPANY, INC. (USA)
VARIOUS BONDHOLDERS   9% SR. SECURED NTS   252,800 252,800      0
CREDIT SUISSE  A/R SECURED LOAN FACILITY    15,000   5,306  9,694
CITIBANK, N.A.        REVOLVER            150,000  31,419 100,216


UNIROYAL CHIMICA S.p.A. (ITALY)

BANCO DI NAPOLI        OVERDRAFT & CURRENCY  2,610   670   1,940
                          LOANS EXPORT
MONTE DEI PASCHI DI SIENA      "             4,890 1,599   3,291
BANCA COMMERCIALE ITALIANA     "             3,260     0   3,260
BANCA DI ROMA                  "             3,260   471   2,789
CREDITO ROMAGNOLO              "             1,304     0   1,304
ISTITUIO BANCARIO
 S. PAOLO DI TORINO            "             4,623   256   4,367
BANCA NAZIONALE DEL LAVORO     "             3,384   924   2,460
BANCA ITALO ROMENA             "             1,630     0   1,630
CREDITO ITALIANO               "               196     0     196
BANCA NAZIONALE DEL LAVORO LONG-TERM DEBT      835    85       0
BANCA NAZIONALE DEL LAVORO     "             1,089   239       0
BANCA NAZIONALE DEL LAVORO     "               730   561       0
BANCA NAZIONALE DEL LAVORO     "               126   126       0
BANCA NAZIONALE DEL LAVORO     "             3,651 1,956       0
CITIBANK                       "            47,100 29,666      0
CITIBANK - STANDBY             "            12,560  5,216  7,344

UNIROYAL CHEMICAL, LIMITED (U.K.)

NATIONAL WESTMINSTER  OVERDRAFT FACILITY      775    500     275


UNIROYAL CHEMICAL, LTD. (CANADA)

ROYAL BANK OF CANADA       REVOLVER        11,100      0  11,100


PREMIER CHEMICAL COMPANY, LTD. (TAIWAN)

ROYAL BANK OF CANADA      MULTI-PURPOSE     2,000    543   1,457
HONG KONG BANK                 "              545      0     545


UNIROYAL CHEMICAL PTY. LTD. (AUSTRALIA)

NATIONAL AUSTRALIA BANK     OVERDRAFT         789      0     789


HANNAFORD SEEDMASTER SERVICES PTY. LTD (AUSTRALIA)

WESTPAC                      OVERDRAFT      1,066      0   1,066
"     "                    EQUIPMENT FINANCE   395      0   395
"     "                    REMITTANCE L/C        8      0     8
"     "                    BANKERS' UNDERTAKING  8      0     8
"     "             FORWARD EXCHANGE CONTRACT  494     42   452
"     "            TAPE NEGOTIATION AUTHORITY   40      0    40


UNIROYAL CHEMICAL COMPANY, LTD. (BAHAMAS)

BANKERS TRUST CO. OPIC GUARANTEED LOAN      10,800  1,906    0


UNIROYAL QUIMICA S.A. (BRAZIL)

ITAU                  SHORT-TERM DEBT         200       0  200

UNIROYAL CHEMICAL EXPORT, LTD.

CREDIT SUISSE  A/R SECURED LOAN FACILITY  15,000   0 (1) 15,000
               (CO-BORROWER WITH UCCI)
        (1) included in Uniroyal Chemical Co., Inc. amount

UNIROYAL CHEMICAL B.V.

ABN-AMRO      UNSECURED OVERDRAFT FACIL    1,500    0     1,500


II. LETTERS OF CREDIT                         AMOUNT OF L/C

CROMPTON & KNOWLES CORPORATION

PENNSYLVANIA DEPT. OF EPA                           6,000
FIRST UNION BANK, AS TRUSTEE                        4,123
NEW JERSEY DEPT. OF EPA                             3,558
PENNSYLVANIA DEPT. OF EPA                           3,772
ENVIRONMENTAL PROTECTION AGENCY                       196
CONTINENTAL CASUALTY COMPANY                        3,471
INSURANCE CO. OF NORTH AMERICA                        130
INSURANCE CO. OF NORTH AMERICA                        100
HARTFORD INSURANCE COMPANY                             20
BANCO NATIONAL DE MEXICO S.A.                          35
CHINA NATIONAL OVERSEAS TRADING                       358
INDIAN ALUMINUM COMPANY, LTD                          471
WIHURI OY WIPAK                                       455
HUBEI JIANGYU PLASTICS INDUSTRY DEV. CO., LTD.        228
SUN A ENTERPRISE CO., LTD                             280
PKL - VARPACKUNGSSYTEME GmbH                        4,438
THE PAPER PRODUCTS, LTD                                20
DAELIM ENGINEERING CO., LTD                             9
BARCLAY'S BANK, LTD                                    27
AT & T NETWORK SYSTEMS IRELAND LTD                    311
J.K. INDUSTRIES, LTD.                                  18
KLERK'S PLASTICS RECYCLING N.V.                       111
BANK HAPOALIM B.M.                                     27
DALIAN VASTONE COMMUNICATION CABLE CORP.               37
GIZA CABLE TELEPHONE CO.                               32
ANZ GRINDLAYS BANK PLC                                 37
DALIAN TIENCHENG PACKING MATERIAL                     208
RATHI DYE CHEM PVT. LTD                               409
DIVIYA CHEMICALS LTD                                  211

UNIROYAL CHEMICAL COMPANY, INC. (USA)      AMOUNT OF L/C

NATIONAL UNION FIRE INS.                            2,411
NATIONAL UNION FIRE INS.                              964
PREMIER/BAYOU SORREL TRUST                            229
NUCLEAR REGULATORY COMMISSION                         150
BANKERS TRUST/O.P.I.C.                                676
KREDIETBANK/CHEMICAL FORWARDERS                       150
KREDIETBANK/CHEMICAL FORWARDERS                       175
FREGATA S.A. (CUSTOMS OFFICE)                         100
L. MARQUEZ                                             10

PREMIER CHEMICAL COMPANY LTD. (TAIWAN)

ROYAL BANK OF CANADA       USANCE                     381

UNIROYAL QUIMICA, S.A. (BRAZIL)

BANCO ITAU S/A                                         61
BANCO DE BOSTON                                        46


III LETTERS OF GUARANTY                 AMOUNT OF GUARANTY

CROMPTON & KNOWLES CORPORATION

CHASE MANHATTAN BANK   UNSECURED S-T SUB LOANS      5,000

CROMPTON & KNOWLES COLORS, INC., DAVIS STANDARD CORP. &
 INGREDIENT TECHNOLOGY CORP.

CHASE MANHATTAN BANK  L/C'S ISSUED FOR C&K CORP.   10,891

UNIROYAL CHEMICAL COMPANY, INC. (USA)

OVERSEAS PRIVATE INVESTMENT       BAHAMAS LOAN     10,800
ICI (RUBICON/RCRA)         LA. EPA OBLIGATIONS      2,780
CITIBANK          UNIKOR LOCAL LINES OF CREDIT      1,800
SIAM COMMERCIAL BANK   THAILAND J.V.-OVERDRAFT
                         & SHORT-TERM LOAN            490
SIAM COMMERCIAL BANK   THAILAND J.V.-OVERDRAFT         98
SIAM COMMERCIAL BANK            THAILAND J.V.-
                              SHORT-TERM LOAN         588
SIAM COMMERCIAL BANK   THAILAND J.V. - L/C &
                               TRUST RECEIPT          392
SIAM COMMERCIAL BANK   THAILAND J.V. - OFFSHORE
                       LOAN                         2,940
SIAM COMMERCIAL BANK   THAILAND J.V.-LEGAL GUARANTY    98
CREDIT SUISSE        EUROPEAN RECEIVABLES          15,000

UNIROYAL CHIMICA S.p.A. (ITALY)

BANCA NAZIONALE DEL LAVORO   METAN GAS USAGE           59
BANCA NAZIONALE DEL LAVORO   CUSTOM DUTY VAT-ANTWERP   46
ISTITUTO BANCARIO S. PAOLO DI TORINO
                              CUSTOM DUTY VAT - ROME   98
         "                 CUSTOM DUTY VAT - APRILIA  196
         "         WASTE DISPOSAL (LOCAL GOVERNMENT)  130
         "                 GOVERNMENT RAILWAYS          6
BANCO DI NAPOLI    TELEX EXPENSES COVERAGE IN FAVOR     2
                   POST & TELECOMMUNICATIONS IND.

UNIROYAL CHEMICAL, LTD. (U.K.)

MINISTRY OF AGRICULTURE - EGYPT                        4
PISCO ESTABLISHMENT                                  137
PISCO ESTABLISHMENT                                   43
PISCO ESTABLISHMENT                                   35
H.M. CUSTOMS & EXCISE                                465

* MOST FOREIGN SUBSIDIARY LINES ARE IN LOCAL CURRENCY, AND
  FOR PURPOSES OF THIS EXHIBIT HAVE BEEN CONVERTED TO U.S. $
  AT THE EXCHANGE RATES IN EFFECT ON 6/30/96.

                       SCHEDULE 4.01(w)

                    MATERIAL SUBSIDIARIES



                      CK Holding Corporation
                      Crompton & Knowles Overseas Corporation
                      Crompton & Knowles Europe S.A.
                      Crompton & Knowles (France) S.A.
                      Davis-Standard Corporation
                      Davis-Standard (Deutschland) GmbH
                      Davis-Standard (France) SARL
                      Crompton & Knowles Colors Incorporated
                      ER-WE-PA Davis-Standard GmbH
                      Ingredient Technology Corporation
                      Grandma Food Products, Ltd.
                      KEM Manufacturing Corporation
                      C&K Services S.A.
                      C&K Services (Luxembourg) S.A.
                      Uniroyal Chemical Corporation
                      Uniroyal Chemical Company, Inc.
                      Premier Chemical Company Ltd.
                      Uniroyal Chemical Export Limited
                      Uniroyal Chemical Leasing Company, Inc.
                      Uniroyal Chemical Limited
                      Novaquim Holdings S.A. de C.V.
                      Novaquim S.A. de C.V.
                      Gustafson International Company
                      Uniroyal Chemical Holdings B.V.
                      Uniroyal Chimica S.p.A.
                      Uniroyal Chemical B.V.
                      Gustafson, Inc.
                      Uniroyal Chemical International Company
                      Uniroyal Chemical LTD/LTEE
                      Uniroyal Chemical Participacoes Ltda.
                      Uniroyal Quimica S.A.
                      Uniroyal Chemical Brazil Holding, Inc.
                      Uniroyal Chemical Pty. Ltd.
                      Uniroyal Chemical Company Limited
                      Uniroyal Chemical Investments Ltd.
                      Trace Chemicals Inc.

                          Schedule 5.02(a)

Debtor:  Crompton & Knowles Colors Incorporated


                     Index   Filing   Filing
Jurisdiction         Date    Date     Number   Secured Party
Collateral

NC - Sec. of State            9/27/95  1267402  Bankers Leasing
Specified                                       Assoc., Inc.
Assets

Debtor:  Crompton & Knowles Corporation

CT - Sec. of State 4/9/96  5/19/93  1011971  Datronic Equip.
Specified                                    Income Fund
Equipment                                    XVII, L.P.

CT - Sec. of State 4/9/96  5/24/93  1013330  Caterpillar Fin.
Specified                                     Services Corp.
Equipment

CT - Sec. of State 4/9/96  8/26/93  1025926  Caterpillar Fin.
Specified                                    Services Corp.-
Equipment                                    Amendment

CT - Sec. of State 4/9/96  1/18/94  1042994  Citicorp Dealer
Specified                                    Fin.
Equipment

CT - Sec. of State 4/9/96  3/14/94  1049268  Caterpillar Fin.
Specified                                    Services Corp.
Equipment

CT - Sec. of State 4/9/96  6/22/94  1062559  Caterpillar Fin.
Specified                                    Services Corp.
Equipment

CT - Sec. of State 4/9/96  8/10/94  1068586  Caterpillar Fin.
Specified                                    Services Corp.
Equipment

CT - Sec. of State 4/9/96  2/23/95  1607933  Toyota Motor
Specified                                     Credit Corp.
Equipment

CT - Sec. of State 4/9/96  6/5/95   1627933  Assignment from
Specified                                    Toyota Motor
Equipment                                    Credit Corp. to
                                             Citicorp Dealer
                                             Finance

CT - Sec. of State 4/9/96  9/27/95  1646673  Caterpillar Fin.
Specified                                    Services
Equipment

NC - Mecklenburg County 8/9/96  7/10/90  346-323  Cyclone Roofing
Mechanic                                          Company
Lien Claim $15,962.00

NC - Mecklenburg County 8/9/96  10/5/95   013981  McRae Graphics,
Specified                                          Inc.
Equipment

Debtor:  Gustafson, Inc.

IL - Sec of State  7/19/96 6/24/88   2443312 First
Specified                                    Illinois
Assets                                       Bk. of Evanston,N.A.
IL - Sec of State  7/19/96 5/10/93   3119568 First
Specified                                    Illinois Bank
Assets                                       of Evanston,
                                             N.A.- Continuation

IL - Sec of State  7/19/96 5/23/94   3260710 Tri-Cities Sales
Specified                                    Co., Inc.
Assets

MN - Hennepin County 6/7/96  12/23/87  87-23337  Larue, Nancy A.
Judgement                                        et al.
$1,308.00

Texas - Sec. of State 7/16/96 9/18/91   91-181848 The Baker Co.
Specified
Equipment

Texas - Sec. of State 7/16/96 11/2/94   94-214318 The Baker Co.
Specified

Equipment

WI - Sec. of State 7/15/96 11/14/90  1164353   The First Nat'l
Specified                                      Bank of Park
Assets                                         Falls

WI - Sec. of State 7/15/96 9/26/95   1536213   The First Nat'l
Specified                                      Bank of Park
Assets                                         Falls -
                                               Continuation

WI - Sec. of State 7/15/96 7/8/91    1215851   U.S. Small Bus.
Specified                                      Administration
Assets

WI - Sec. of State 7/15/96 5/17/96   1587438   U.S. Small Bus.
Specified                                      Administration
Assets                                          Continuation

WI - Sec. of State 7/15/96 8/8/91    1221927   City of Park
Specified                                      Falls
Equipment

WI - Sec. of State 7/15/96 4/15/94   1422601   Advance Accept.
Specified                                      Corporation
Equipment

Debtor:  Ingredient Technology Corporation


New Jersey - Bergen County 8/7/96  8/29/95   003881  CMO
Specified                                            Enterprises,
Equipment                                            Inc.

Debtor:  Uniroyal Chemical Company, Inc.


CT  - Sec. of State 4/9/96  8/29/91   936838    Citicorp
Specified                                       Leasing, Inc.
Equipment

CT  - Sec. of State  4/9/96  10/28/91  943524    Citicorp
Specified                                        Leasing, Inc.
Equipment

CT  - Sec. of State 4/9/96  11/26/91  947114    The Manifest
Specified                                       Group
Equipment

CT  - Sec. of State 4/9/96  12/27/91  950397    Graphics
Specified                                       Leasing Corp.
Equipment

CT  - Sec. of State 4/9/96  1/6/92    951382    Graphics
Specified                                       Leasing Corp.-
Equipment                                       Amends Collateral
                                                Description

CT  - Sec. of State 4/9/96  1/6/92    951383    Execulease
Specified                                       Cred.
Equipment                                       Corporation

CT  - Sec. of State 4/9/96  1/21/92   952965    Graphics
Specified                                       Leasing Corp.
Equipment

CT  - Sec. of State 4/9/96  1/21/92   952966    American Lease
Specified                                       Funding Corp.
Equipment

CT  - Sec. of State 4/9/96  1/21/92   952967    Amer. Network
Specified                                       Leasing Corp.
Equipment

CT  - Sec. of State 4/9/96  1/2/92    950884    Citicorp
Specified                                       Leasing,
Equipment                                       Inc.

CT  - Sec. of State 4/9/96  1/2/92    950885    Citicorp
Specified                                       Leasing,
Equipment                                       Inc.

CT  - Sec. of State 4/9/96  1/8/92    951554    Citicorp
Specified                                       Leasing, Inc.
Equipment

CT  - Sec. of State 4/9/96  6/2/92    968252    Citicorp
Specified                                       Leasing,
Equipment                                       Inc.

CT  - Sec. of State 4/9/96  6/22/92   970769    Graphics
Specified                                       Leasing Corp.
Equipment

CT  - Sec. of State 4/9/96  10/2/92   982921    Dana Comm'l
Specified                                       Credit Corp.
Equipment

CT  - Sec. of State 4/9/96  7/31/92   975992    IBM Credit
Specified                                       Corporation
Equipment

CT  - Sec. of State 4/9/96  3/26/93   1003101   Citicorp
Specified                                       Leasing, Inc.
Equipment

CT  - Sec. of State 4/9/96  12/30/93  1040909   Citicorp
Specified                                       Leasing, Inc.
Equipment

CT  - Sec. of State  4/9/96  3/30/94   1051458   Citicorp
Specified                                        Leasing, Inc.
Equipment

CT  - Sec. of State 4/9/96  4/14/94   1053429   Citicorp
Specified                                       Leasing, Inc.
Equipment

CT  - Sec. of State 4/9/96  4/25/94   1054813   Citicorp
Specified                                       Leasing, Inc.
Equipment

CT  - Sec. of State 4/9/96  5/2/94     1055817  Sanwa Leasing
Specified                                       Corp.
Equipment

CT  - Sec. of State 4/9/96  6/3/94     1060126  Citicorp
Specified                                       Leasing, Inc.
Equipment

CT  - Sec. of State 4/9/96  6/27/94    1063035  Citicorp
Specified                                       Leasing, Inc.
Equipment

CT  - Sec. of State 4/9/96  8/24/94    1070311  Pepsi Cola
 Specified
 Equipment

CT  - Sec. of State 4/9/96  3/8/95     1608471  Citicorp
Specified                                       Leasing, Inc.
Equipment

CT  - Sec. of State 4/9/96  4/26/96    1691461  Sanwa Leasing
N/A                                             Corp.

NC - Gaston County  7/30/96 7/23/90    90-1818  Citibank N.A.
Specified
Assets

NC - Gaston County  7/30/96 2/11/91    90-1818  Citibank N.A.-
Specified                                       Amendment
Assets

NC - Gaston County  7/30/96 5/24/95    95-936   Citibank N.A.-
Specified                                       Continuation
Assets

Ohio - Sec. of State 7/15/96 11/15/93   AK59118  Clarklift of
Specified                                        Cleveland Inc.
Equipment

Ohio - Lake County   7/17/96 11/16/93   93173308 Clarklift of
Specified                                        Cleveland Inc.
Equipment

PA - Crawford County 7/24/96 7/23/90    71055    Citibank N.A.
Specified                               Vol36
Assets

PA - Crawford County 7/24/96 2/7/91     71056    Citibank N.A.-
Specified                               Vol36    Amendment
Assets

PA - Crawford County 7/24/96 5/24/95    71055    Citibank N.A.-
Specified                               Vol36    Continuation
Assets

Debtor:  Uniroyal Chemical Co. Accumulation Plan

NY - Sec. of State 7/24/96 5/14/91    099755   Internal  Federal
                                                Revenue
                                                Service Tax Lien
                                                        $2,471.19


Liens securing Debt identified on Schedule 5.02(a) by the designation (**).




                  SCHEDULE 5.02(f)

                    INVESTMENTS

                    (@ 6/30/96)

      UNIROYAL CHEMICAL COMPANY, INC.

INVESTEE                                     AMOUNT ($000'S)

RUBICON                                        21,181
MONOCHEM                                        3,762
NAUGATUCK TREATMENT CO.                             2
RAPID, INC.                                        14
ORCHEM                                            498
HERDILLIA                                       1,374
TOA UNI, TLD.                                      69
TOA UNI MFG.                                    1,910
UNIKOR                                            805

TOTAL                                          29,615

                                        Schedule 5.02(f)
Crompton & Knowles Corporation
Investments
(as of JUNE 29, 1996)

Investee                             Amount

Ingretec S.A. De C.V. Mexico         228,000






                            EXHIBIT A-1

                  FORM OF WORKING CAPITAL A NOTE


$_______________                   Dated:  _________ __, ____


                FOR VALUE RECEIVED, the undersigned, [CROMPTON & KNOWLES CORPORATION] [CROMPTON & KNOWLES COLORS INCORPORATED] [DAVIS-STANDARD CORPORATION] [INGREDIENT TECHNOLOGY CORPORATION], a [Massachusetts] [Delaware] corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Working Capital A Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of August 21, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the Borrower, [Crompton & Knowles Corporation, a Massachusetts corporation,] [Crompton & Knowles Colors Incorporated, a Delaware corporation,] [Davis-Standard Corporation, a Delaware corporation,] [Ingredient Technology Corporation, a Delaware corporation,] Uniroyal Chemical Company, Inc., a New Jersey corporation, the Lender and certain other lender parties party thereto, Citicorp Securities, Inc., as Arranger, Citicorp USA, Inc., as Agent for the Lender and such other lender parties, and The Chase Manhattan Bank, as Managing Agent, on the Termination Date.

                The Borrower promises to pay interest on the unpaid principal amount of each Working Capital A Advance from the date of such Working Capital A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Agent, at 399 Park Avenue, New York, New York 10043 in same day funds. Each Working Capital A Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

                This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "Working Capital A Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Working Capital A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The Obligations of the Borrower under this Promissory Note, and the Obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                             [CROMPTON & KNOWLES CORPORATION]
                             [CROMPTON & KNOWLES COLORS
                             INCORPORATED][DAVIS-STANDARD
                             CORPORATION][INGREDIENT TECHNOLOGY
                             CORPORATION]

                             By
                             Title:


            ADVANCES AND PAYMENTS OF PRINCIPAL


Date      Amount of      Amount of         Unpaid
          Working        Principal Paid    Principal    Notation
          Capital A      or Prepaid        Balance      Made By
          Advance


                             EXHIBIT A-2

                 FORM OF WORKING CAPITAL B-1 NOTE


$_______________                       Dated:  _________ __, ____


                FOR VALUE RECEIVED, the undersigned, UNIROYAL CHEMICAL COMPANY, INC., a New Jersey corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ____________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Working Capital B-1 Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of August 21, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the Borrower, Crompton & Knowles Corporation, a Massachusetts corporation, Crompton & Knowles Colors Incorporated, a Delaware corporation, Davis-Standard Corporation, a Delaware corporation, Ingredient Technology Corporation, a Delaware corporation, the Lender and certain other lender parties party thereto, Citicorp Securities, Inc., as Arranger, Citicorp USA, Inc., as Agent for the Lender and such other lender parties, and The Chase Manhattan Bank, as Managing Agent, on the Termination Date.

                The Borrower promises to pay interest on the unpaid principal amount of each Working Capital B-1 Advance from the date of such Working Capital B-1 Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Agent, at 399 Park Avenue, New York, New York 10043 in same day funds. Each Working Capital B-1 Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

                This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "Working Capital B-1 Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Working Capital B-1 Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The Obligations of the Borrower under this Promissory Note, and the Obligations of the other Loan
Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                                  UNIROYAL CHEMICAL COMPANY, INC.

                         By
                         Title:



             ADVANCES AND PAYMENTS OF PRINCIPAL


Date      Amount of      Amount of         Unpaid
          Working        Principal Paid    Principal    Notation
          Capital A      or Prepaid        Balance      Made By
          Advance




                            EXHIBIT A-3

             FORM OF WORKING CAPITAL B-2 NOTE


$_______________                 Dated:  _________ __, ____


                FOR VALUE RECEIVED, the undersigned, [NAME OF B-2 BORROWER] ("Borrower"), HEREBY PROMISES TO PAY to the order of ______________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Working Capital B-2 Advances (as defined below) owing to the Lender by the Borrower pursuant to the Second Amended and Restated Credit Agreement dated as of July 25, 1997 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement", the terms defined therein being used herein as therein defined) among Crompton & Knowles Corporation ("Crompton Corp."), a Massachusetts corporation, Crompton & Knowles Colors Incorporated, a Delaware corporation, Davis-Standard Corporation, a Delaware corporation, Ingredient Technology Corporation, a Delaware corporation, Uniroyal Chemical Company, Inc., a New Jersey corporation, the B-2 Borrowers named therein, the B-3 Borrowers named therein and Uniroyal Chemical Ltd., a corporation organized under the laws of Ontario, Canada (collectively, the "Borrowers"), certain Lender Parties party thereto, Citicorp USA, Inc., as Agent for the Lender Parties, and The Chase Manhattan Bank, as Managing Agent, on the dates and in the amounts specified in the Credit Agreement.

                The Borrower promises to pay interest on the unpaid principal amount of each Working Capital B-2 Advance from the date of such Working Capital B-2 Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                Both principal and interest in respect of each of the Working Capital B-2 Advances (i) in Dollars are payable in lawful money of the United States of America to Citicorp USA, as Agent, at its account maintained at 399 Park Avenue, New York, New York, 10043, in same day funds and (ii) in any Foreign Currency are payable in such currency at the applicable Payment Office in same day funds. Each Working Capital B-2 Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Working Capital B-2 Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned or the Equivalent thereof in one or more Foreign Currencies, the indebtedness of the Borrower resulting from each such Working Capital B-2 Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Working Capital B-2 Advances denominated in Foreign Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The Obligations of the Borrower under this Promissory Note, and the Obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                This promissory note shall be governed by, and construed in accordance with the laws of the State of New York.


                           [NAME OF B-2 BORROWER]

                           By
                           Title:


                ADVANCES AND PAYMENTS OF PRINCIPAL


Date      Amount of      Amount of         Unpaid
          Working        Principal Paid    Principal    Notation
          Capital A      or Prepaid        Balance      Made By
          Advance


                          EXHIBIT A-4

                 FORM OF WORKING CAPITAL B-3 NOTE


$_______________               Dated:  _________ __, ____


                FOR VALUE RECEIVED, the undersigned, [NAME OF B-3 BORROWER] ("Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its
Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Working Capital B-3 Advances (as defined below) owing to the Lender by the Borrower pursuant to the Second Amended and Restated Credit Agreement dated as of July 25, 1997 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement", the terms defined therein being used herein as therein defined) among Crompton & Knowles Corporation ("Crompton Corp."), a Massachusetts corporation, Crompton & Knowles Colors Incorporated, a Delaware corporation, Davis-Standard Corporation, a Delaware corporation, Ingredient Technology Corporation, a Delaware corporation, Uniroyal Chemical Company, Inc., a New Jersey corporation, the B-2 Borrowers named therein, the B-3 Borrowers named therein and Uniroyal Chemical Ltd., a corporation organized under the laws of Ontario, Canada (collectively, the "Borrowers"), certain Lender Parties party thereto, Citicorp USA, Inc., as Agent for the Lender Parties, and The Chase Manhattan Bank, as Managing Agent, on the dates and in the amounts specified in the Credit Agreement.

                The Borrower promises to pay interest on the unpaid principal amount of each Working Capital B-3 Advance from the date of such Working Capital B-3 Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                Both principal and interest in respect of each of the Working Capital B-3 Advances are payable in like funds advanced at the applicable Payment Office, in same day funds. Each Working Capital B-3 Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Working Capital B-3 Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned or the Equivalent thereof in one or more Foreign Currencies, the indebtedness of the Borrower resulting from each such Working Capital B-3 Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Working Capital B-3 Advances denominated in Foreign Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The Obligations of the Borrower under this Promissory Note, and the Obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                This promissory note shall be governed by, and construed in accordance with the laws of the State of New York.


                                [NAME OF B-3 BORROWER]


                           By
                           Title:


              ADVANCES AND PAYMENTS OF PRINCIPAL

Date      Amount of      Amount of         Unpaid
          Working        Principal Paid    Principal    Notation
          Capital A      or Prepaid        Balance      Made By
          Advance


                           EXHIBIT A-5

                FORM OF CANADIAN BORROWER NOTE


$_______________               Dated:  _________ __, ____


                FOR VALUE RECEIVED, the undersigned, UNIROYAL CHEMICAL LTD. ("The Canadian Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Canadian Borrower Advances (as defined below) owing to the Lender by the Canadian Borrower pursuant to the Credit Agreement dated as of July 25, 1997 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement", the terms defined therein being used herein as therein defined) among Crompton & Knowles Corporation, a Massachusetts corporation, Crompton & Knowles Colors Incorporated, a Delaware corporation, Davis-Standard Corporation, a Delaware corporation, Ingredient Technology Corporation, a Delaware corporation, Uniroyal Chemical Company, Inc., a New Jersey corporation, the B-2 Borrowers named therein, the B-3 Borrowers named therein and the Canadian Borrower, certain Lender Parties party thereto, Citicorp USA, Inc., as Agent for the Lender Parties, and The Chase Manhattan Bank, as Managing Agent, on the dates and in the amounts specified in the Credit Agreement.

                The Canadian Borrower promises to pay interest on the unpaid principal amount of each Canadian Borrower Advance from the date of such Canadian Borrower Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                Both principal and interest in respect of each of the Canadian Borrower Advances are payable in like funds advanced at the applicable Payment Office, in same day funds. Each Canadian Borrower Advance owing to the Lender by the Canadian Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of the "Canadian Borrower Advances" by the Lender to the Canadian Borrower from time to time in an aggregate amount not to exceed at any time outstanding the US Dollar amount first above mentioned or the Equivalent thereof in Canadian Dollars, the indebtedness of the Canadian Borrower resulting from each such Canadian Borrower Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the US Dollar Equivalent of Canadian Borrower Advances denominated in Canadian Dollars and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The Obligations of the Canadian Borrower under this Promissory Note, and the Obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                The Canadian Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                This promissory note shall be governed by, and construed in accordance with the laws of the State of New York.

                        UNIROYAL CHEMICAL LTD.

                           By
                           Title:


            ADVANCES AND PAYMENTS OF PRINCIPAL


Date      Amount of      Amount of         Unpaid
          Working        Principal Paid    Principal    Notation
          Capital A      or Prepaid        Balance      Made By
          Advance




                        EXHIBIT A-6

                       FORM OF DRAFT
                     BANKERS' ACCEPTANCE


                                DUE_______________ No. BA___

                                Toronto, Canada
                                          _____________, 19__

ON ___________________________, (WITHOUT GRACE), FOR VALUE
RECEIVED PAY TO THE ORDER OF THE UNDERSIGNED DRAWER THE SUM OF
$ ______________DOLLARS

TO:        [NAME OF BANK]

                           UNIROYAL CHEMICAL LTD.



                           Per:
                           Authorized Signing Officer




                           EXHIBIT B-1

                   FORM OF NOTICE OF BORROWING

Citicorp USA, Inc., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  399 Park Avenue                              [Date]
  New York, NY 10022
  Attention:        Robin Lenna

[for Working Capital B-2 Borrowings]
[Citibank, N.A., London Branch
P.O. Box 12068
Counting House
53 Pooley Street
London SE12GA
Attention:        Ken Purchase/David Williams]

[for Working Capital B-3 Borrowings]
[Citibank, N.A., Milan Branch
Foro Bounaparte 16
20121 Milan, Italy
Attention:         Nicoletta Zappatini]

[for Canadian Borrowings]
[Citibank Canada
123 Front Street West
10th Floor
Toronto, Ontario
Canada M5J 2M3
Attention:        David Wingfelder]

Ladies and Gentlemen:

                The undersigned, [Name of Borrower], refers to the Second Amended and Restated Credit Agreement, dated as of July 25, 1997 among Crompton & Knowles Corporation, a Massachusetts corporation, Crompton & Knowles Colors Incorporated, a Delaware corporation, Davis-Standard Corporation, a Delaware corporation, Ingredient Technology Corporation, a Delaware corporation, Uniroyal Chemical Company, Inc., a New Jersey corporation, the B-2 Borrowers named therein, the B-3 Borrowers named therein, Uniroyal Chemical Ltd., a corporation organized under the laws of Ontario, Canada, certain Lender Parties party thereto, Citicorp USA, Inc., as Agent for the Lender Parties, and The Chase Manhattan Bank, as Managing Agent., and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by
Section 2.02(a) of the Credit Agreement:

        (i)        The Business Day of the Proposed Borrowing is
_______________.

        (ii) Facility under which the Proposed Borrowing is requested is the _________ Facility1.

        (iii)        The Type of Advances comprising the Proposed
Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

        (iv)        The aggregate amount of the Proposed
Borrowing is [$_______________]  [for a Proposed Borrowing in a
Foreign Currency, list currency and amount of Borrowing].

        [(v)        The initial Interest Period for each
Eurocurrency Rate Advance made as part of the Proposed Borrowing is _____ month[s].]

        [(vi)        The Proposed Borrowing is comprised of
Working Capital [B-2][B-3] Advances.]
                The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing:

        (A) the representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date; and

        (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

_________________
*     For Working Capital A advances and Working Capital B-1
Advances only.

                                    Very truly yours,

                                   [NAME OF BORROWER]


                                    By
                                    Title:




                      EXHIBIT B-2

                  FORM OF NOTICE OF DRAWING


Citicorp USA, Inc.
   Agent under the Credit Agreement
   referred to below


                Attention:  ________________________

Ladies and Gentlemen:

                The undersigned, UNIROYAL CHEMICAL LTD., a corporation organized under the laws of Ontario, Canada, refers to the Credit Agreement dated as of July 25, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein unless otherwise defined herein being used herein as therein defined) among the undersigned, Crompton & Knowles Corporation, a Massachusetts corporation, Crompton & Knowles Colors Incorporated, a Delaware corporation, Davis-Standard Corporation, a Delaware corporation, Ingredient Technology Corporation, a Delaware corporation, Uniroyal Chemical Company, Inc., a New Jersey corporation, the B-2 Borrowers named therein, the B-3 Borrowers named therein and the undersigned, the Lender Parties parties thereto, Citicorp USA, Inc., as agent for the Lender Parties, and the Chase Manhattan Bank, as Managing Agent, and hereby gives you notice, irrevocably, pursuant to
Section 2.04 of the Credit Agreement that the undersigned hereby requests a Drawing under the Credit Agreement and, in that connection, sets forth below the information relating to such Drawing (the "Proposed Drawing") as required by Section 2.04(a) of the Credit Agreement:

                (i)        The Business Day of the Proposed
Drawing is ___________, ____.

        (ii)        The aggregate Face Amount of the Proposed
Drawing is CN$__________.

        (iii)        The initial Maturity Date for each Banker's
Acceptance comprising part of the Proposed Drawing is [one][[two][three][six] months.

                The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Drawing:

        (A) the representations and warranties contained in each Loan Document are complete and correct on and as of the date of the Proposed Drawing, before and after giving effect to such Proposed Drawing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations and warranties that, by their terms, refer to a specific date other than the date of the Proposed Drawing, in which case, as of such specific date; and

        (B) no event has occurred and is continuing, or would result from the Proposed Drawing or from the application of the proceeds therefrom, that constitutes a Default.


                            Very truly yours,

                            UNIROYAL CHEMICAL LTD.,


                            By____________________
                              Name:
                              Title


                        EXHIBIT C

              FORM OF ASSIGNMENT AND ACCEPTANCE



                Reference is made to the Second Amended and Restated Credit Agreement dated as of July 25, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit
Agreement") among Crompton & Knowles Corporation, a Massachusetts corporation ("Crompton Corp."), Crompton & Knowles Colors
Incorporated, a Delaware corporation ("Crompton Colors"), Davis-Standard Corporation, a Delaware corporation ("Davis-Standard"),
Ingredient Technology Corporation, a Delaware corporation
("ITC"), Uniroyal Chemical Company, Inc., a New Jersey corporation, the B-2 Borrowers named therein, the B-3 Borrowers named therein and Uniroyal Chemical Ltd., a corporation organized under the laws of Ontario, Canada (collectively, the "Borrowers"), the Lender Parties (as defined in the Credit
Agreement), Citicorp Securities, Inc., as Arranger, Citicorp USA,
Inc.,  as agent for the Lender Parties (the "Agent"), and The
Chase Manhattan Bank, as Managing Agent.  Terms defined in the
Credit Agreement are used herein with the same meaning.

                The "Assignor" and the "Assignee" referred to on
Schedule 1 hereto agree as follows:

                1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

                2.        The Assignor (i) represents and
warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement.

                4.        Following the execution of this
Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

                5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                7.        This Assignment and Acceptance shall be
governed by, and construed in accordance with, the laws of the State of New York.

                8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.


                IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.


                           SCHEDULE 1
                               to
                   ASSIGNMENT AND ACCEPTANCE

As to the _____Facility in respect of which an interest is being assigned:

Percentage interest assigned:                      __________%

Assignee's Commitment:                             $__________

Aggregate outstanding principal amount of Advances assigned:
                                                   $__________

Principal amount of Note payable to Assignee:      $__________

Principal amount of Note payable to Assignor:      $__________

Effective Date (if other than date of acceptance by Agent):
2 ________ __, ____


                              [NAME OF ASSIGNOR], as Assignor

                               By
                               Title:

                               Dated: _________ __, ____

                              [NAME OF ASSIGNEE], as Assignee

                               By
                               Title:

                               Dated: _________ __, ____

                               Domestic Lending Office:

                               Eurodollar Lending Office:

_________________
2 This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.


Accepted 3[and Approved] this ____
day of ___________, ____

[NAME OF AGENT]


By
    Title:

2[Approved this ____ day
of _____________, ____

CROMPTON & KNOWLES CORPORATION


By
    Title:                    ]


___________________
3 Required if the Assignee is an Eligible Assignee solely by reason of clause (a)(iii) or (b) of the definition of Eligible
Assignee.


                                              EXHIBIT D-1

                           FORM OF CONSENT

                                 Dated as of July 25, 1997

     The undersigned, (a) each a Pledgor under the Crompton Security Agreement and designated on the signature pages hereof as a "Crompton Pledgor" or (b) each a Pledgor under the Uniroyal Security Agreement and the Louisiana Undertaking and designated on the signature pages hereof as a "Uniroyal Pledgor", in each case in favor of the Agent, for its benefit and the benefit of the Lender Parties party to the Existing Credit Agreement as amended and restated by the Second Amended and Restated Credit Agreement dated as of July 25, 1997 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Second Amended and Restated Credit Agreement"; terms not otherwise defined herein shall have the meaning herein as therein ascribed to them) among Crompton & Knowles Corporation, a Massachusetts corporation, Crompton & Knowles Colors Incorporated, a Delaware corporation, Davis-Standard Corporation, a Delaware corporation, Ingredient Technology Corporation, a Delaware corporation, Uniroyal Chemical Company, Inc., a New Jersey corporation, the B-2 Borrowers named therein, the B-3 Borrowers named therein and Uniroyal Chemical Ltd., a corporation organized under the laws of Ontario, Canada, certain Lender Parties party thereto, Citicorp USA, Inc., as Agent for the Lender Parties, and The Chase Manhattan Bank, as Managing Agent, hereby consent to such Second Amended and Restated Credit Agreement and hereby confirm and agree that notwithstanding the effectiveness of such Second Amended and Restated Credit Agreement, each of the Crompton Security Agreement, the Uniroyal Security Agreement and the Louisiana Undertaking to which they are a party shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Second Amended and Restated Credit Agreement, each reference in the Crompton Security Agreement, the Uniroyal Security Agreement and the Louisiana Undertaking to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Second Amended and Restated Credit Agreement.




                   CROMPTON PLEDGORS

                            CK HOLDING CORPORATION


                            By_________________________
                              Title:


                            CNK DISPOSITION CORP.


                            By_________________________
                              Title:


                            CROMPTON & KNOWLES COLORS
                              INCORPORATED


                           By_________________________
                             Title:


                           CROMPTON & KNOWLES
                             CORPORATION


                           By_________________________
                             Title:


                           CROMPTON & KNOWLES OVERSEAS
                             CORPORATION


                           By_________________________
                             Title:


                           DAVIS-STANDARD CORPORATION


                           By_________________________
                             Title:
                           INGREDIENT TECHNOLOGY CORPORATION


                           By_________________________
                             Title:


                           KEM MANUFACTURING CORPORATION


                           By_________________________
                             Title:


                   UNIROYAL PLEDGORS


                           GUSTAFSON, INC.


                           By_________________________
                             Title:


                           GUSTAFSON INTERNATIONAL COMPANY


                           By_________________________
                             Title:


                           LOKAR ENTERPRISES, INC.


                           By_________________________
                             Title:


                           TRACE CHEMICALS, INC.


                           By_________________________
                             Title:


                           UNIROYAL CHEMICAL BRAZIL HOLDING, INC.



                           By_________________________
                             Title:


                           UNIROYAL CHEMICAL COMPANY,
                             INC.


                           By_________________________
                             Title:


                           UNIROYAL CHEMICAL CORPORATION


                           By_________________________
                             Title:


                           UNIROYAL CHEMICAL EXPORT
                             LIMITED


                           By_________________________
                             Title:


                           UNIROYAL CHEMICAL INTERNATIONAL
                             COMPANY


                           By_________________________
                             Title:


                           UNIROYAL CHEMICAL LEASING
                             COMPANY, INC.


                           By_________________________
                             Title:
                                          EXHIBIT D-2


                     [SEE EXHIBIT D-1]



                                          EXHIBIT D-3


                    [SEE EXHIBIT D-1]



                                              EXHIBIT E-1

                      FORM OF CONSENT

                                    Dated as of July 25, 1997

       The undersigned, (a) Crompton & Knowles Corporation, ("Crompton Corp."), the Parent Guarantor under the Parent Guaranty and (b) each of the Guarantors under the Subsidiary Guaranty and designated on the signature pages hereof as a "Subsidiary Guarantor", in each case in favor of the Agent, for its benefit and the benefit of the Lender Parties party to the Existing Credit Agreement as amended and restated by the Second Amended and Restated Credit Agreement dated as of July 25, 1997 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Second Amended and Restated Credit Agreement"; terms not otherwise defined herein shall have the meaning herein as therein ascribed to them) among Crompton Corp., Crompton & Knowles Colors Incorporated, a Delaware corporation, Davis-Standard Corporation, a Delaware corporation, Ingredient Technology Corporation, a Delaware corporation, Uniroyal Chemical Company, Inc., a New Jersey corporation, B-2 Borrowers named therein, the B-3 Borrowers named therein and Uniroyal Chemical Ltd., a corporation organized under the laws of Ontario, Canada, the Lender Parties party thereto, Citicorp USA, Inc., as Agent for the Lender Parties, and The Chase Manhattan Bank, as Managing Agent, hereby consent to such Second Amended and Restated Credit Agreement and hereby confirm and agree that notwithstanding the effectiveness of such Second Amended and Restated Credit Agreement, each of the Parent Guaranty and the Subsidiary Guaranty shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Second Amended and Restated Credit Agreement, each reference in the Parent Guaranty and the Subsidiary Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Second Amended and Restated Credit Agreement.


                           CROMPTON & KNOWLES
                             CORPORATION

                           By_________________________
                             Title:

                   SUBSIDIARY GUARANTORS


                           CK HOLDING CORPORATION


                           By_________________________
                             Title:


                           CNK DISPOSITION CORP.


                           By_________________________
                             Title:


                           CROMPTON & KNOWLES COLORS
                             INCORPORATED


                           By_________________________
                             Title:



                           CROMPTON & KNOWLES OVERSEAS
                             CORPORATION


                           By_________________________
                             Title:


                           DAVIS-STANDARD CORPORATION


                           By_________________________
                             Title:
                           INGREDIENT TECHNOLOGY CORPORATION


                            By_________________________
                              Title:

                           GUSTAFSON, INC.


                           By_________________________
                             Title:


                           GUSTAFSON INTERNATIONAL COMPANY


                           By_________________________
                             Title:


                           KEM MANUFACTURING CORPORATION


                           By_________________________
                             Title:


                           LOKAR ENTERPRISES, INC.


                          By_________________________
                             Title:


                           TRACE CHEMICALS, INC.


                           By_________________________
                             Title:


                           UNIROYAL CHEMICAL BRAZIL HOLDING, INC.


                           By_________________________
                             Title:


                           UNIROYAL CHEMICAL COMPANY, INC.



                           By_________________________
                             Title:


                           UNIROYAL CHEMICAL CORPORATION


                           By_________________________
                             Title:


                           UNIROYAL CHEMICAL EXPORT LIMITED


                           By_________________________
                             Title:


                           UNIROYAL CHEMICAL INTERNATIONAL
                             COMPANY


                           By_________________________
                             Title:


                           UNIROYAL CHEMICAL LEASING
                             COMPANY, INC.


                           By_________________________
                             Title:


                                          EXHIBIT E-2


                     [SEE EXHIBIT E-1]


                                       EXHIBIT F-1


                          July 31, 1997



To the Initial Lenders party to the
     Credit Agreement referred to below
     and to Citicorp USA, Inc.,
     as Agent for the Lender Parties
     and The Chase Manhattan Bank,
     as Managing Agent

     Re:     Crompton & Knowles Corporation


Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 3.02(b)(vi) of the Second Amended and Restated Credit Agreement dated as of July 25, 1997 (the "Credit Agreement") among Crompton & Knowles Corporation, Crompton & Knowles Colors Incorporated, Davis-Standard Corporation, Ingredient Technology Corporation, Uniroyal Chemical Company, Inc., the B-2 Borrowers named therein, the B-3 Borrowers named therein and Uniroyal Chemical Ltd. (collectively, the "Borrowers"), the Lender Parties party thereto, Citicorp USA, Inc., as Agent and The Chase Manhattan Bank, as Managing Agent. Terms defined in the Credit Agreement and in the Security Agreement referred to therein are used herein as therein defined.

          We have acted as special counsel to the Borrowers and the other Loan Parties in the State of New York in connection with the preparation, execution and delivery of the Credit Agreement, the Notes, the other Loan Documents and the initial Borrowing made under the Credit Agreement.

           The opinions set forth in this letter are based upon our review of counterparts of each of the Loan Documents, exe-cuted by each of the parties thereto, and the other documents furnished by the Borrower and the other Loan Parties pursuant to
Article III of the Credit Agreement.

          The Loan Parties set forth on Schedule I are referred to herein as the "Delaware Loan Parties".

          We have also examined the originals, or copies certi-fied to our satisfaction, of the documents listed in a certifi-cate of the respective chief financial officers of Crompton & Knowles Corporation and Uniroyal Chemical Company, Inc., dated August 21, 1996 (the "Certificate"), certifying that the docu-ments listed therein are all of the public indentures that affect or purport to affect the obligations of such Loan Party or any of its Subsidiaries under any Loan Document or any Related Document or the right of such Loan Party or any of its Subsidiaries to borrow money, to guarantee the obligations of other Persons, to create Liens on its property or to consummate transactions such as the transactions contemplated by the Loan Documents.

          In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Loan Parties, certificates of public officials and of officers of the Loan Parties and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not inde-pendently established by us, relied upon certificates of the Loan Parties or of their respective officers or of public officials and on the representations and warranties of the Loan Parties as to factual matters contained in any of the Loan Documents.

          In our examination of the documents referred to above, we have assumed (i)(A) the valid authorization, execution and delivery of each of the documents referred to above by all parties thereto (other than the Delaware Loan Parties) ("Subject Parties"), (B) each Subject Party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing in its jurisdiction of organization, (C) each Subject Party has the legal capacity, power and authority to perform its obligations thereunder and (D) such documents to which each Subject Party (other than the Loan Parties) is a party constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with their respective terms, (ii) the authenticity of all such documents submitted to us as originals and (iii) the conformity to originals of all such documents submitted to us as copies.

          We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America, in each case as in effect on the date hereof (the "Relevant Laws").

          Based upon the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications set forth in this letter, it is our opinion that:

         1. Each Delaware Loan Party has all necessary cor-porate power and authority to execute and deliver, and to perform its obligations under, each of the Loan Documents to which it is a party and to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

         2. The execution, delivery and performance by each Delaware Loan Party of each Loan Document to which it is a party, and the consummation of the transactions contemplated by the Loan Documents (to the extent a Delaware Loan Party is contemplated to be a party to such transaction), are within such Delaware Loan Party's corporate powers, have been duly authorized by all necessary corporate action of such Delaware Loan Party and will not violate or conflict with any provision of the certificate of incorporation or bylaws of such Delaware Loan Party.

         3. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the transactions contemplated thereby will not (i) violate or con-flict with any provision of the Delaware General Corporation Law (in the case of the Delaware Loan Parties only), or any United States federal or State of New York statute, rule or regulation or any writ, injunction, decree, order or judgment under the Relevant Laws known to us to be applicable to any Loan Party or any of such Loan Party's properties that could reasonably be expected (individually or in the aggregate) to materially impair or prevent the performance of such Loan Party's obligations under the Loan Documents to which such Loan Party is a party, (ii) conflict with or result in the breach of, or constitute a default under, any agreement or instrument listed in the Certificate or
(iii) except for the Liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries under any agreement or instrument listed in the Certificate.
         4. The Credit Agreement and each other Loan Document to be delivered pursuant to the Credit Agreement on or prior to the date hereof has been duly executed and delivered by each Delaware Loan Party party thereto.

         5. Each Loan Document constitutes the legal, valid and binding obligations of each Loan Party party thereto, in each case enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

         6. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body under the Relevant Laws, or any third party that is party to any of the agreements and instruments listed in the Certificate, is required for (a) the due execution, delivery, recordation, filing or performance by any Loan Party of the Loan Documents to which it is a party, or for the consummation of the transactions contemplated by the Loan Documents, or (b) the exercise by the Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Agreement, except for (i) in the case of clause (a) above, the authorizations, approvals, actions, notices and filings listed on Schedule II hereto, all of which have been duly obtained, taken, given or made and are in full force and effect, and except for those authorizations, approvals, actions, notices and filings the failure to obtain, take, give or make which, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect and (ii) in the case of the Security Collateral (as defined in the Security Agreement), as may be required in connection with any disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally. All applicable waiting periods under the Relevant Laws in connection with the transactions contemplated by the Credit Agreement have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

         7. All taxes and governmental fees and charges, the payment of which is required in connection with the execution, delivery and recording of the Loan Documents, have been paid.

         8. Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          The opinions expressed herein are subject to the fol-lowing qualifications and comments:

         (a) We express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

         (b)     We express no opinion as to the applicability of
Section 548 of the Bankruptcy Code or Article 10 of the New York Debtor and Creditor Law relating to fraudulent transfers to any obligations of any Subsidiary Guarantor under any of the Loan Documents.

         (c) The provisions of the Loan Documents that permit any party thereto to take action or make determinations, or to benefit from indemnities and similar undertakings of any party to the Loan Documents, may be subject to a requirement that such action be taken or such determinations be made, and any action or inaction by such party that may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith.

         (d) We express no opinion as to (i) whether a fed-eral or state court outside New York would give effect to the choice of New York law provided for in the Loan Documents, (ii) provisions of the Loan Documents that relate to the subject matter jurisdiction of the federal or state courts of New York to adjudicate any controversy related to any of the Loan Documents or the transactions contemplated thereby, (iii) the waiver of inconvenient forum set forth in any of the Loan Documents, or
(iv) the waiver of jury trial found in any of the Loan Documents.

         (e) Our opinions above as to compliance with laws are based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents and statutes, rules and regulations applicable to corporations conducting businesses similar to those conducted by the Loan Parties.

         (f) We express no opinion as to the creation, valid-ity, perfection or priority of any security interest or lien purported to be created by any of the Loan Documents.

         (g) Certain remedial and exculpatory provisions of the Security Agreement may be unenforceable in whole or in part under the laws of the State of New York, but in our opinion the inclusion of such provisions does not affect the validity of the pledges and the granting of liens or security interests effected thereby and, in our opinion, the Security Agreement and the laws of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits purported to be afforded thereby.

          A copy of this letter may be delivered by you to any Eligible Assignee in accordance with the provisions of the Credit Agreement, and such Eligible Assignee may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Eligible Assignee on the date hereof.

                                   Very truly yours,



RDF:bar
Att.
                                             SCHEDULE I



                      DELAWARE LOAN PARTIES



Davis-Standard Corporation
Crompton & Knowles Colors Incorporated
Ingredient Technology Corporation



                                             SCHEDULE II



AUTHORIZATIONS, APPROVALS, ACTIONS, NOTICES AND FILINGS



          Schedule 4.01(d) to the Credit
          Agreement is hereby incorporated
          by reference.





                                             EXHIBIT F-2


                                             July 25, 1997




To the Initial Lenders party to the Credit
     Agreement referred to below and to
     Citicorp USA, Inc., as Agent for the Lender Parties and The Chase Manhattan Bank, as Managing Agent


           CROMPTON & KNOWLES CORPORATION
                         and
            UNIROYAL CHEMICAL CORPORATION


Ladies and Gentlemen:

     This opinion is being furnished to you pursuant to Section 3.02(b)(vii) of the Second Amended and Restated Credit Agreement dated as of the date hereof (the "Credit Agreement") among Crompton & Knowles Corporation, a Massachusetts corporation ("Crompton"), Crompton & Knowles Colors Incorporated, a Delaware corporation ("Crompton Colors"), Davis-Standard Corporation, a Delaware corporation ("Davis-Standard"), Ingredient Technology Corporation, a Delaware corporation ("ITC", and together with Crompton, Crompton Colors and Davis-Standard, the "Crompton Borrowers"), Uniroyal Chemical Company, Inc. ("Uniroyal"), the B-2 Borrowers named therein, the B-3 Borrowers named therein and Uniroyal Chemical Ltd., the Lender Parties party thereto,
Citicorp USA, Inc., as Agent (the "Agent") and The Chase
Manhattan Bank, as Managing Agent. Terms defined in the Credit Agreement and in the Crompton Security Agreement referred to therein, unless otherwise defined herein, are used herein as therein defined.

     I am the General Counsel of Crompton and have acted as counsel to the Loan Parties in connection with (a) the Credit Agreement, (b) the Crompton Security Agreement dated as of August 21, 1996 (the "Crompton Security Agreement"), made by the Pledgers party thereto to the Agent; (c) the Uniroyal Security Agreement, dated as of August 21, 1996 (the "Uniroyal Security Agreement") made by the Pledgers party thereto to the Agent; (d) the Subsidiary Guaranty, dated as of August 21, 1996 (the "Subsidiary Guaranty") made by the Guarantors party thereto in favor of the Secured Parties, (e) the Parent Guaranty, dated as of August 21, 1996 (the "Parent Guaranty"), made by Crompton in favor of the Secured Parties and; (f) each of the consents executed by the Loan Parties in connection with the Credit Agreement (the "Consents," and together with the Credit Agreement, the Crompton Security Agreement, the Uniroyal Security Agreement, the Subsidiary Guaranty, and the Parent Guaranty, the "Agreements") and (g) certain other instruments and documents related to the Agreements.

     In connection with this opinion, I have examined (i) the Agreements and (ii) the certificates of incorporation and by-laws of Crompton and Uniroyal. I have also examined such records of the Loan Parties and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination of the documents referred to above, I have assumed (i) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto other than the Loan Parties, (ii) the authenticity of all documents submitted to me as originals and
(iii) the conformity to originals of all documents submitted to me as copies.

     I am qualified to practice law in the Commonwealth of Pennsylvania and in rendering the opinions expressed herein I express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania.

     Based upon the foregoing and upon such investigation as I have deemed necessary in my capacity as General Counsel, I am of the opinion that:

1. None of the execution, delivery or performance by each of the Loan Parties of the Agreements to which it is a party, nor the consummation of the transactions contemplated thereby will violate, or be in conflict with, or constitute a default under, or permit the termination of, any agreement or instrument to which such Loan Party is a party or by which such Loan Party (or its properties) is bound which, individually or in the aggregate, would have a material adverse effect on Crompton and its Subsidiaries, taken as a whole.

2. To the best of my knowledge, except as disclosed in the Credit Agreement or the Schedules thereto, there is no action, proceeding or investigation pending or threatened against any of the Loan Parties that (i) could reasonably be expected to result in any material adverse effect on the business, operations or financial condition of Crompton and its Subsidiaries taken as a whole or (ii) purports to affect the legality, validity or enforceability of any Loan Document to which any Loan Party is a party or any of the transactions contemplated by the Credit Agreement.

3. Each of Crompton and Uniroyal (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (b) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

4. The execution, delivery and performance by Crompton and Uniroyal of each Loan Document to which it is a party, and the consummation of the other transactions contemplated by the Credit Agreement are within each such party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene each such party's charter or by-laws.

5. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (a) the due execution, delivery, recordation, filing or performance by Crompton or Uniroyal of any Loan Document to which it is a party, or for the consummation of the other transactions contemplated thereby or (b) the grant by Crompton or Uniroyal of the Liens granted by it pursuant to the Collateral Documents.

6. Each Loan Document to which any of Crompton or Uniroyal is a party has been duly executed and delivered by such party.
This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other person or for any other purpose without my prior written consent, provided, a copy of this letter may be delivered by you to any Eligible Assignee in accordance with the provisions of the Credit Agreement, and such Eligible Assignee may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Eligible Assignee on the date hereof.


                              Very truly yours,




JTF/mds


                                    EXHIBIT F-3

                                   July 31, 1997



To each of the Lenders parties
to the Credit Agreement referred to below, to Citicorp USA, Inc., as Agent and to The Chase Manhattan Bank, as
Managing Agent

                     Uniroyal Chemical Ltd.

Ladies/Gentlemen:

     This opinion is furnished to you at the direction of our client, Uniroyal Chemical Ltd., pursuant to the request of Crompton & Knowles Corporation ("Crompton Corp."), pursuant to
Section 3.02 of the Second Amended and Restated Credit Agreement dated as of July 25, 1997 among Crompton Corp., a Massachusetts corporation, Crompton & Knowles Colors Incorporated, a Delaware corporation, Davis-Standard Corporation, a Delaware corporation, Ingredient Technology Corporation, a Delaware corporation,
Uniroyal Chemical Company, Inc., a New Jersey corporation, the B-2 Borrowers named therein, the B-3 Borrowers named therein and Uniroyal Chemical Ltd., a corporation continued under the laws of Ontario, Canada, certain Lender Parties party thereto, Citicorp
USA, Inc., as Agent for the Lender Parties, and The Chase
Manhattan Bank, as Managing Agent (such Credit Agreement as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement").

     Any capitalized term herein which is not defined herein but which is defined in the Credit Agreement shall have the meaning ascribed to it in the Credit Agreement.

     We have acted as counsel for Uniroyal Chemical Ltd. (the
"Canadian Borrower") in connection with the preparation, execution and delivery of the Credit Agreement and the Canadian
Borrower Notes.

     In that connection we have examined originals or copies, certified or otherwise identified to our satisfaction, of all of the following, copies of which are either presently in your possession or are being delivered to you with this letter:

     (1)  the Credit Agreement;

     (2)  the Canadian Borrower Notes;

     (3)  the Certificate of Articles of Continuance, effective
          April 10, 1991, of the Canadian Borrower and all amendments thereto (the "Charter");

     (4) the by-laws (or analogous authorizations) of the Canadian Borrower and all amendments thereto (the "By-laws");

     (5) a Certificate of Status issued by the Ministry of Consumer and Commercial Relations dated July 31, 1997;
          and

     (6) an Officers' Certificate of the Chief Financial Officer and Secretary of the Canadian Borrower dated July 31,
          1997.

In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Canadian Borrower, certificates of public officials and of officers of the Canadian Borrower, and agreements, instruments and documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Canadian Borrower or its officers or of public officials (including telex and telephone confirmations of such certificates), and in such instances we have made no independent inquiry with respect to such factual matters. The accuracy and currency of our searches of the records and certificates of public officials are subject to the accuracy and currency of the indices and filing systems maintained by such public officials.

     In our examination of the documents referred to above, we have assumed (i) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto other than the Canadian Borrower and that all such documents are legal, valid, binding obligations of all parties thereto other than the Canadian Borrower, enforceable against all parties thereto other than the Canadian Borrower in accordance with their terms, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to originals of all documents submitted to us as copies.

     We are qualified to practice law in the Province of Ontario and we do not purport to be experts on (or to provide opinions on) any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein (the "Applicable Laws").

     Our opinions are subject to and may be limited by:

     (a) bankruptcy, insolvency, winding-up reorganization, arrangement, moratorium and other similar laws relating to or affecting creditors' rights generally, including, without limitation, laws pertaining to fraudulent preferences, fraudulent conveyances or corporate governance statutes pertaining to actions causing or made prior to insolvency; and

     (b) general principles of equity and the discretion exercisable by courts of competent jurisdiction in respect of the availability of specific remedies, including, without limitation, specific performance and injunctive relief, whether in proceedings in law or equity, and the equitable or statutory powers of courts of competent jurisdiction, including, without limitation, the power to stay proceedings before them, to stay the execution of judgments and to grant relief against forfeiture.

     Based upon and subject to the foregoing and the other limitations or qualifications set out herein and also based upon such investigation as we have deemed necessary, we are of the following opinion:

1. The Canadian Borrower (a) is a corporation duly organized and validly existing under the laws of Ontario, Canada and (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

2. The execution, delivery and performance by the Canadian Borrower of the Credit Agreement and Canadian Borrower Notes and the consummation of the other transactions contemplated by the Credit Agreement to be consummated by the Canadian Borrower are within the Canadian Borrower's corporate powers, have been duly authorized by all necessary corporate action, and (a) do not contravene the Canadian Borrower's charter or by-laws and (b) do not violate any Applicable Law.

3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery, recordation, filing or performance by the Canadian Borrower of the Credit Agreement or the Canadian Borrower Notes, or for the consummation by the Canadian Borrower of the other transactions contemplated to be consummated by the Canadian Borrower thereby.

4. The Credit Agreement and Canadian Borrower Notes have been duly executed by the Canadian Borrower.

5. Under Ontario Law, parties may contractually submit to the jurisdiction of a particular court and such clauses containing such a contractual submission to jurisdiction are sufficient to enable foreign courts to exercise jurisdiction under conflict of laws principles with respect to in personam actions, provided that such submissions are not contrary to public policy as understood under the laws of the Province of Ontario. We express no opinion on the effect of any clause to the extent that it purports to confer exclusive jurisdiction with respect to any agreements on the courts set out therein; we would, however, note that the intent of the parties is a factor a court in Ontario will consider in making a determination as to the place of trial. We note that Section 8.13 of the Credit Agreement does not purport to confer exclusive jurisdiction on New York State courts or federal courts of the United States of America sitting in New York City, and appelate courts from any thereof, and is, rather, a submission to the non-exclusive jurisdiction of such courts.

6. The choice of New York law as the governing law of the Credit Agreement and Canadian Borrower Notes will be upheld as a valid choice of law by the courts of the Province of Ontario provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the law of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is understood under the laws of the Province of Ontario.

7. The laws of the Province of Ontario permit an action to be brought in a court of competent jurisdiction in Ontario on any final and conclusive judgment in personam of a foreign jurisdiction, which is not impeachable as void or voidable under the internal laws of such foreign jurisdiction, for a sum certain if (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Ontario; (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario; (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; (iv) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the courts of the Province of Ontario; and (v) there has been compliance with the Limitations Act (Ontario), which provides that an action to enforce a foreign judgment must be commenced within six years of the date of the foreign judgment.

8. All taxes, tariffs, royalties, assessments and governmental charges and fees imposed by Canada or any political subdivision or taxing authority thereof or therein, the payment of which is required in connection with the execution, delivery, or recording of the Credit Agreement and Canadian Borrower Notes have been paid. It is not necessary that the Credit Agreement or Canadian Borrower Notes be filed or recorded with any federal governmental, administrative or other authority or court in Canada or any provincial governmental, administrative or other authority or court in Ontario or any other third Person or that any stamp, documentary, registration, issue or similar duty or tax be paid on or in respect of the Credit Agreement or Canadian Borrower Notes. We express no opinion as to any tax, levy, import duty, deduction, charge or withholding (or as to laws or regulations, or compliance with laws or regulations, pertaining to such matters) imposed by Canada or any political subdivision or taxing authority thereof or therein in connection with the performance of, enforcement of, or payments under the Credit Agreement or Canadian Borrower Notes.

9. In the event that the Credit Agreement and Canadian Borrower Notes are sought to be enforced in the Province of Ontario in accordance with the laws applicable thereto as chosen by the parties, namely the laws of New York, the courts of competent jurisdiction of the Province of Ontario would, subject to the paragraph of this opinion relative to the validity of the choice of law provision, recognize the choice of law and apply the laws of New York, upon appropriate evidence as to such laws being adduced, provided that none of the provisions of the Credit Agreement and Canadian Borrower Notes or of the laws of New York are contrary to public policy, as such term is understood under the laws of the Province of Ontario. A court in the Province of Ontario may, however, reserve to itself an inherent power to decline to hear such an action if it is contrary to public policy, as such term is understood under the laws of the Province of Ontario, for it to do so, or if it is not the proper forum to hear such action, or if concurrent proceedings are being brought elsewhere.

10. There are no restrictions under the laws of Ontario on the service of process in Ontario in connection with civil proceedings before the courts of New York.

     A copy of this letter may be delivered by you to any Eligible Assignee which becomes a Lender in accordance with the provisions of the Credit Agreement, and such Eligible Assignee may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Eligible Assignee on the date hereof. Save and except as provided in the immediately preceding sentence, this opinion may not be assigned to any other party and may not be relied on by any parties other than the addressees and any Eligible Assignees which become Lenders or for any other purpose. This opinion is not to be quoted from or referred to in any public document filed with any governmental agency.

     Delivery of an executed copy of this opinion letter by telecopier shall be effective as delivery of a manually executed copy of this opinion letter.

                                   Yours very truly,


                                   Weir & Foulds



                                           EXHIBIT G

                    FORM OF DESIGNATION LETTER

                             [DATE]

To each of the Lenders
  parties to the Credit Agreement
  (as defined  below), to Citicorp USA, Inc.
  as Agent for such Lenders and to
  The Chase Manhattan Bank, as
  Managing Agent

Ladies and Gentlemen:

     Reference is made to the Second Amended and Restated Credit Agreement dated as of July 25, 1997 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") among Crompton & Knowles Corporation ("Crompton Corp."), a Massachusetts corporation, Crompton & Knowles Colors Incorporated, a Delaware corporation, Davis-Standard Corporation, a Delaware corporation, Ingredient Technology Corporation, a Delaware corporation, Uniroyal Chemical Company, Inc., a New Jersey corporation, the B-2 Borrowers named therein, the B-3 Borrowers named therein and Uniroyal Chemical Ltd., a corporation organized under the laws of Ontario, Canada (collectively, the "Borrowers"), certain Lender Parties party thereto, Citicorp USA, Inc., as Agent for the Lender Parties, and The Chase Manhattan Bank, as Managing Agent. Terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.

     Please be advised that Crompton Corp hereby designates its undersigned Subsidiary, ____________ ("Designated [Italian]
Subsidiary"), as a "Designated [Italian] Subsidiary" under and for all purposes of the Credit Agreement.

     The Designated [Italian] Subsidiary, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a ["Designated Subsidiary" and a "B-2 Borrower" ]["Designated Italian Subsidiary" and a "B-3 Borrower"] under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated [Italian] Subsidiary hereby represents and warrants, solely with respect to itself, to each Lender Party as follows:

     (a) The Designated [Italian] Subsidiary, to the extent applicable under the laws of the jurisdiction of incorporation,
(i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and
(iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Borrowers has been validly issued and is fully paid and non-assessable.

     (b) Set forth on Schedule I hereto is a complete and accurate list as of the date hereof of all Subsidiaries of the Designated [Italian] Subsidiary, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Designated [Italian] Subsidiary and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries to the extent owned by the Designated [Italian] Subsidiary and its Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Designated [Italian] Subsidiary or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

     (c) The execution, delivery and performance by the Designated [Italian] Subsidiary of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the other transactions contemplated hereby, are within such Designated [Italian] Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Designated [Italian] Subsidiary's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
(iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust or other instrument or material contract or material lease binding on or affecting the Designated [Italian] Subsidiary, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Designated [Italian] Subsidiary or any of its Subsidiaries. The Designated [Italian] Subsidiary or any of its Subsidiaries is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such loan agreement, indenture, mortgage, deed of trust or other instrument or material contract or material lease, the violation or breach of which would have a Material Adverse Effect.

     (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Designated [Italian] Subsidiary of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the transactions contemplated hereby,
(ii) the grant by the Designated [Italian] Subsidiary of the Liens granted by it pursuant to the Collateral Documents,
(iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d), all of which have been duly obtained, taken, given or made and are in full force and effect.

     (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by the Designated [Italian] Subsidiary party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of the Designated [Italian] Subsidiary party thereto, enforceable against such Designated [Italian] Subsidiary in accordance with its terms.

     (f) There is no action, suit, investigation, litigation or proceeding affecting the Designated [Italian] Subsidiary or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby, and there has been no material adverse change in the status, or financial effect on the Designated [Italian] Subsidiary or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(f).

     (g) (i) Except as disclosed in Part I of Schedule 4.01(o) to the Credit Agreement, the operations and properties of the Designated [Italian] Subsidiary and each of its Subsidiaries comply in all material respects with all applicable
Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without material ongoing obligations or costs, and no circumstances exist that would be reasonably likely to
(i) form the basis of an Environmental Action against the Designated [Italian] Subsidiary or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or
(ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law in effect on the date hereof.

     (ii) Except as disclosed in Part II of Schedule 4.01(o) to the Credit Agreement or as would not, individually or in the aggregate, result in a Material Adverse Effect, none of the properties currently or formerly owned or operated by the Designated [Italian] Subsidiary or any of its Subsidiaries is listed or, to the best knowledge of the Designated [Italian] Subsidiary, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by the Designated [Italian] Subsidiary or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by the Designated [Italian] Subsidiary or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by the Designated [Italian] Subsidiary or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by the Designated [Italian] Subsidiary or any of its Subsidiaries.

     (iii) Except as disclosed in Part III of Schedule 4.01(o) to the Credit Agreement, neither the Designated [Italian] Subsidiary nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Designated [Italian] Subsidiary or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to the Designated [Italian] Subsidiary or any of its Subsidiaries.

     (h) The Designated [Italian] Subsidiary is, individually and together with its Subsidiaries, Solvent.

     (i) The Designated [Italian] Subsidiary is incorporated under the laws of a jurisdiction other than the United States of America.

     THIS DESIGNATION LETTER SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     This Designation Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Designation Letter by telecopier shall be effective as delivery of a manually executed counterpart of this Designation Letter.


                                   Very truly yours,

                                   CROMPTON & KNOWLES CORPORATION

                                   By _________________________
                                      Name:
                                      Title:

                              DESIGNATED [ITALIAN] SUBSIDIARY]

                                   By__________________________
                                     Name:
                                     Title:


                                            EXHIBIT H

               FORM OF ACCEPTANCE BY PROCESS AGENT


               [Letterhead of Process Agent]


                                                    [Date]


To each of the Lenders parties
to the Credit Agreement
(as defined below), to
Citicorp USA, Inc., as Agent for
said Lenders and The Chase
Manhattan Bank, as Managing Agent


          [Name of Designated [Italian] Subsidiary]

Ladies and Gentlemen:

     Reference is made to (i) that certain Second Amended and Restated Credit Agreement dated as of July 25, 1997 among Crompton & Knowles Corporation ("Crompton Corp."), a Massachusetts corporation, Crompton & Knowles Colors Incorporated, a Delaware corporation, Davis-Standard Corporation, a Delaware corporation, Ingredient Technology Corporation, a Delaware corporation, Uniroyal Chemical Company, Inc., a New Jersey corporation, the B-2 Borrowers named therein, the B-3 Borrowers named therein and Uniroyal Chemical Ltd., a corporation organized under the laws of Ontario, Canada (collectively, the "Borrowers"), certain Lender Parties party thereto, Citicorp USA, Inc., as Agent for the Lender Parties, and The Chase Manhattan Bank, as Managing Agent (such Credit Agreement as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"; the terms defined therein being used herein as therein defined), and (ii) to the Designation Letter, dated _________, pursuant to which __________ (the "Designated [Italian] Subsidiary") has become a [B-2 Borrower][B-3 Borrower].

          Pursuant to Section 8.08 of the Credit Agreement to which the Designated [Italian] Subsidiary has become subject pursuant to its Designation Letter, the Designated [Italian] Subsidiary has appointed _______________ (with an office on the date hereof at _______________, Attention: __________) as
Process Agent to receive on behalf of the Designated [Italian] Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court sitting in New York City arising out of or relating to the Credit Agreement.

          The undersigned hereby accepts such appointment as Process Agent and agrees with each of you that (i) the undersigned will maintain an office in ________________ through the Termination Date and will give the Agent prompt notice of any change of address of the undersigned, (ii) the undersigned will perform its duties as Process Agent to receive on behalf of the Designated [Italian] Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court sitting in New York City arising out of or relating to the Credit Agreement and (iii) the undersigned will forward forthwith to the Designated [Italian] Subsidiary at its address at ________________ or, if different, its then current address, copies of any summons, complaint and other process which the undersigned receives in connection with its appointment as Process Agent.

          This acceptance and agreement shall be binding upon the undersigned and all successors of the undersigned.

                                   Very truly yours,

                                   [NAME OF PROCESS AGENT]


                                   By_______________________


                                         EXHIBIT I

                FORM OF OPINION OF COUNSEL
           TO A DESIGNATED [ITALIAN] SUBSIDIARY


                                   [Effective Date]



To each of the Lenders parties
  to the Credit Agreement referred to below, to Citicorp USA, Inc., as Agent and to The Chase Manhattan Bank, as
  Managing Agent

         [Name of Designated [Italian] Subsidiary]

Ladies/Gentlemen:

     This opinion is furnished to you at the direction of our client, Crompton & Knowles Corporation ("Crompton Corp."), pursuant to Section 3.03 of the Second Amended and Restated Credit Agreement dated as of July 25, 1997 among Crompton Corp., a Massachusetts corporation, Crompton & Knowles Colors Incorporated, a Delaware corporation, Davis-Standard Corporation, a Delaware corporation, Ingredient Technology Corporation, a Delaware corporation, Uniroyal Chemical Company, Inc., a New Jersey corporation, the B-2 Borrowers named therein, the B-3 Borrowers named therein and Uniroyal Chemical Ltd., a corporation organized under the laws of Ontario, Canada (collectively, the "Borrowers"), certain Lender Parties party thereto, Citicorp USA, Inc., as Agent for the Lender Parties, and The Chase Manhattan Bank, as Managing Agent (such Credit Agreement as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

     We have acted as counsel for __________ (the "Designated
[Italian] Subsidiary") in connection with the preparation, execution and delivery of the Designation Letter executed by the Designated [Italian] Subsidiary.

     In that connection we have examined:

          (1)     the Designation Letter executed by the
Designated [Italian] Subsidiary;

          (2)     the Credit Agreement;

          (3)     the documents furnished by the Designated
[Italian] Subsidiary pursuant to Article III of the Credit
Agreement;

         (4) the Certificate of Incorporation (or analogous authorizations) of the Designated [Italian] Subsidiary and all amendments thereto (the "Charter"); and

         (5) the by-laws (or analogous authorizations) of the Designated [Italian] Subsidiary and all amendments thereto (the
"By-laws").

We have also examined the originals, or copies certified to our satisfaction, of the documents listed in a certificate of the chief financial officer of the Designated [Italian] Subsidiary, dated the date hereof (the "Certificate"), certifying that the documents listed in such certificate are all of the indentures, loan or credit agreements, leases, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, which affect or purport to affect the Designated [Italian] Subsidiary's right to borrow money or the Designated [Italian] Subsidiary's obligations under the Credit Agreement, its Designation Letter or its Working Capital [B-2][B-3] Notes. In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Designated [Italian] Subsidiary, certificates of public officials and of officers of the Designated [Italian] Subsidiary, and agreements, instruments and documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Designated [Italian] Subsidiary or its officers or of public officials (including telex and telephone confirmations of such certificates), and in such instances we have made no independent inquiry with respect to such factual matters.

               In our examination of the documents referred to above, we have assumed (i) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto other than the Designated [Italian] Subsidiary, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to originals of all documents submitted to us as copies.

          We are qualified to practice law in [name of country] and we do not purport to be experts on any laws other than the laws of [name of country].

          Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

          1. The Designated [Italian] Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of [name of country] and (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

     2. The execution, delivery and performance by the Designated [Italian] Subsidiary of each Loan Document and each Related Document to which it is a party, and the consummation of the other transactions contemplated by the Credit Agreement are within the Designated [Italian] Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene the Designated [Italian] Subsidiary's charter or bylaws.

     3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery, recordation, filing or performance by the Designated [Italian] Subsidiary of any Loan Document or any Related Document to which it is a party, or for the consummation of the other transactions contemplated thereby.

     4. Each Loan Document and each Related Document to which the Designated [Italian] Subsidiary is a party has been duly executed and delivered by the Designated [Italian] Subsidiary.

     5. The appointment of Crompton Corp. as the Designated [Italian] Subsidiary's attorney-in-fact pursuant to Section 8.15 of the Credit Agreement constitutes the legal, valid and binding obligation of the Designated [Italian] Subsidiary under [name of country]'s law, enforceable against such B-2 Borrower in accordance with its terms.

     6. To the best of my knowledge, there are no pending or overtly threatened actions or proceedings against the Designated [Italian] Subsidiary or any of its subsidiaries before any court, governmental agency or arbitrator which are likely to materially adversely affect (i) the financial condition or operations of the Designated [Italian] Subsidiary or any of its Subsidiaries or
(ii) the ability of the Designated [Italian] Subsidiary to perform its obligations under the Loan Documents or Related Documents to which it is a party, or which purport to affect the legality, validity, binding effect or enforceability of such Loan Documents or Related Documents.

     7. The submission to the jurisdiction of the New York State and Federal courts sitting in New York City (and any appellate court from any thereof) contained in Section 8.13 of the Credit Agreement and contained in the other Loan Documents to which the Designated [Italian] Subsidiary is a party are irrevocably binding on the Designated [Italian] Subsidiary.

     8. In any action or proceeding arising out of or relating to the Credit Agreement or any other Loan Document to which the Designated [Italian] Subsidiary is a party in any court sitting in [name of country], such court would recognize and give effect to the provisions of Section 8.16 of the Credit Agreement and such identical provisions contained in such other Loan Documents wherein the Designated [Italian] Subsidiary agrees that the Credit Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, U.S.A. Without limiting the generality of the foregoing, a court sitting in the [name of country] would apply the usury law of the State of New York, and would not apply the usury law of [name of country], to the Credit Agreement and such Loan Documents. However, if a court were to hold that the Credit Agreement or such Loan Documents are governed by, and are to be construed in accordance with, the laws of [name of country], the Credit Agreement and such Loan Documents would be, under the laws of the [name of country], the legal, valid and binding obligations of the Designated [Italian] Subsidiary enforceable against the Designated [Italian] Subsidiary in accordance with their terms, subject, however, to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) the effect of general principles of equity.

               A copy of this letter may be delivered by you to any Eligible Assignee in accordance with the provisions of the Credit Agreement, and such Eligible Assignee may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Eligible Assignee on the date hereof.

          Delivery of an executed copy of this opinion letter by telecopier shall be effective as delivery of a manually executed copy of this opinion letter.

                                   Very truly yours,



                                             EXHIBIT J

                       FORM OF ITALIAN
                  LENDER JOINDER AGREEMENT


     ITALIAN LENDER JOINDER AGREEMENT, dated as of _______, ___, 19__, made by the Working Capital B-3 Lender named below (the "Working Capital B-3 Lender") and the Eligible Assignee named below (the "Eligible Assignee") pursuant to the Second Amended and Restated Credit Agreement dated as of July 25, 1997 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") among Crompton
& Knowles Corporation, a Massachusetts corporation, Crompton & Knowles Colors Incorporated, a Delaware corporation, Davis-Standard Corporation, a Delaware corporation, Ingredient
Technology Corporation, a Delaware corporation, Uniroyal Chemical Company, Inc., a New Jersey corporation, the B-2 Borrowers named therein, the B-3 Borrowers named therein and Uniroyal Chemical Ltd., a corporation organized under the laws of Ontario, Canada (collectively, the "Borrowers"), certain Lender Parties party thereto, Citicorp USA, Inc., as Agent for the Lender Parties, and The Chase Manhattan Bank, as Managing Agent. Terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.

     For good and valid consideration, the sufficiency of which hereby is acknowledged, the undersigned Eligible Assignee hereby agrees (for the benefit of the Lender Parties and the Loan Parties) that it shall serve as a "Working Capital B-3 Lender" under the Credit Agreement upon the terms and subject to the conditions set forth therein.

     The undersigned hereby:

(a)represents and warrants that it is legally authorized to enter into this Italian Lender Joinder Agreement and is an Eligible
Assignee under the Credit Agreement;

(b)represents and warrants that it is located in Italy;

(c)confirms that is has received and reviewed a copy of the Credit Agreement and the other Loan Documents relevant to it; and

(d)agrees that it will (i) be bound by the provisions of the Credit Agreement and each other Loan Document, in each case, applicable to it as a Working Capital B-3 Lender and (ii) perform all obligations which are required to be performed by it as a Working Capital B-3 Lender pursuant to the Credit Agreement and each other Loan Document.

     From and after Effective Date set forth on Schedule I hereto the undersigned shall (a) be a "Working Capital B-3 Lender" with respect to the Currency set forth on Schedule I hereto for all purposes under the Loan Documents and (b) have the rights and obligations of a Working Capital B-3 Lender thereunder and under the other Loan Documents and (c) be bound by the provisions of the Loan Documents.

     THIS ITALIAN LENDER JOINDER AGREEMENT SHALL BE GOVERNED BY,
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.


     IN WITNESS WHEREOF, the undersigned have caused this Italian
Lender Joinder Agreement to be executed by a duly authorized officer as of the date set forth above.


               [NAME OF WORKING CAPITAL B-3 LENDER]


               By:
               Title:

               [NAME OF ELIGIBLE ASSIGNEE]


               By:
               Title:

ACKNOWLEDGED AND AGREED:

CITICORP USA, INC. as Agent


By:
Title:

                          SCHEDULE I
                          TO EXHIBIT J


DATE OF ITALIAN LENDER JOINDER AGREEMENT:

NAME OF DESIGNATED WORKING CAPITAL B-3 LENDER:

JURISDICTION:

AMOUNT OF OUTSTANDING WORKING CAPITAL B-3 ADVANCES
          ASSIGNED:                      _____________[Foreign
Currency][US$]

NAME OF DESIGNATED [ITALIAN] SUBSIDIARY:

EFFECTIVE DATE OF ITALIAN LENDER JOINDER AGREEMENT: